UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
INFORMATION
(Rule 14a-101)
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.  )
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AMC Networks Inc.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 26, 2024

Dear Stockholder:

You are cordially invited to attend the AMC Networks annual meeting of stockholders, which will be conducted via live audio webcast on Wednesday, June 12, 2024 at 10:00 a.m. Eastern Daylight Time. You can attend the annual meeting via the internet, vote your shares electronically and submit your questions during the annual meeting, by visiting www.virtualshareholdermeeting.com/AMCX2024. We encourage you to allow ample time for online check-in, which will begin at 9:45 a.m. Eastern Time. For further information, please refer to the General Information section of the website.

In 2023, AMC Networks delivered solid financial results as we continued to adapt and innovate amidst a competitive and fast changing media environment. We are pleased with the progress we have made to reorient the business around free cash flow generation as we focus on three key areas that we believe will drive our business forward – profitability, distribution partnerships and high-quality programming. The following are a few of our 2023 business highlights:

•  The Company achieved net cash provided by operating activities of $203.9 million and free cash flow of $169 million in 2023, reflecting a 12.1% and 23% increase, respectively, from the prior year.

•  The Company’s streaming revenues increased to $566 million in 2023, reflecting a 13% increase from the prior year.

•  We renewed key multi-year carriage agreements, including with major domestic partners, renewed the majority of our footprint across Canada and executed deals with Canadian video distributors to carry AMC+ and our streaming services.

•  We introduced an ad-supported tier of AMC+, expanding our ad-supported distribution ecosystem to now include our five linear networks, several targeted streaming services and our FAST and Connected TV (“CTV”) offerings.

•  We expanded our growing FAST channels business, which now includes 17 FAST channels, representing 100 channel feeds across 11 distribution platforms.

•  We became the first programmer to enable programmatic ad buying on linear networks, making our linear and digital inventory more effective for advertisers and enhancing the Company’s pioneering work in addressable advertising.

•  We delighted fans in 2023 with a high-quality slate of original programming across our networks and streaming services, including AMC/AMC+’s Anne Rice’s Mayfair Witches, Dark Winds, The Walking Dead: Dead City, The Walking Dead: Daryl Dixon, Acorn TV’s Harry Wild, WE tv’s Love After Lockup and Toya & Reginae, HIDIVE’s anime hit OSHI NO KO, and indie film success Blackberry, among many others.

•  We took advantage of our strong brands and content to create an innovative programming partnership with Warner Bros. Discovery’s MAX, which made our content available to their millions of U.S. subscribers for a two-month window, driving viewership and awareness of our content and subscriber growth for AMC+.

Throughout the year, we have worked to update our stockholders on a range of topics including the Company’s business strategy, board of directors, governance and executive compensation practices, as well as environmental and social matters. We are committed to maintaining an active dialogue with our stockholders and remain focused on creating stockholder value.

Thank you for your support and your continued investment in AMC Networks.

Sincerely yours,

AMC+ / AMC / BBC AMERICA / IFC / SUNDANCE TV / WE TV / ACORN TV / ALLBLK / HIDIVE / SHUDDER / SUNDANCE NOW / IFC FILMS / SENTAI / AMC NETWORKS INTERNATIONAL

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of

AMC Networks Inc.

The Annual Meeting of Stockholders of AMC Networks Inc. (the “Company” or “AMC Networks”) will be held via live audio website on Wednesday, June 12, 2024, at 10:00 a.m. Eastern Daylight Time. You can attend the annual meeting via the internet, vote your shares electronically and submit your questions during the annual meeting, by visiting www.virtualshareholdermeeting.com/AMCX2024 (there is no physical location for the annual meeting). For further information on how to participate in the meeting, please see General Information, “How do I attend, vote at and ask questions during the annual meeting?” You will need to have your 16-Digit Control Number included on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials) to join the annual meeting. The annual meeting will be held to:

1.	Elect the Directors named in the accompanying proxy statement.

2.	Ratify the appointment of the Company’s independent registered public accounting firm.

3.	Hold an advisory vote to approve Named Executive Officer compensation.

4.	Hold an advisory vote on the frequency of future advisory votes on Named Executive Officer compensation.

5.	Approve the Company’s Amended and Restated 2011 Stock Plan for Non-Employee Directors.

6.	Conduct such other business as may be properly brought before the meeting.

Only stockholders of record on April 15, 2024 may vote at the meeting.

The Company is pleased to take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the impact of the Company’s annual meeting on the environment.

Your vote is important. We urge you to vote as soon as possible by telephone, over the Internet or by mailing a proxy card. If you choose to vote by mail, please sign and return the proxy card in the envelope provided.

By order of the Board of Directors,

Anne G. Kelly Corporate Secretary

New York, New York

April 26, 2024

AMC Networks Inc., 11 Penn Plaza, New York, NY 10001

PROXY STATEMENT SUMMARY

We present here a summary of important information in this proxy statement. Please review the complete proxy statement before you vote.

2023 Business Highlights

Below are some key highlights from our last completed fiscal year:

In 2023, AMC Networks delivered solid financial results as we continued to adapt and innovate amidst a competitive and fast changing media environment. We are pleased with the progress we have made to reorient the business around free cash flow generation as we focus on three key areas that we believe will drive our business forward – profitability, distribution partnerships and high-quality programming. The following are a few of our 2023 business highlights:

•

The Company achieved net cash provided by operating activities of $203.9 million and free cash flow of $169 million in 2023, reflecting a 12.1% and 23% increase, respectively, from the prior year. In 2023, we adjusted our free cash flow definition to exclude distributions to non-controlling interests which are discretionary in nature. Prior period amounts have been adjusted to conform to the 2023 presentation.

•	The Company’s streaming revenues increased to $566 million in 2023, reflecting a 13% increase from the prior year.

•

We renewed key multi-year carriage agreements, including with major domestic partners, renewed the majority of our footprint across Canada and executed deals with Canadian video distributors to carry AMC+ and our streaming services.

•

We collaborated with Philo on an innovative new packaging arrangement that will include ad-supported AMC+ in Philo’s base video offering for all new and returning customers, at no additional cost to the customer.

•

We introduced an ad-supported tier of AMC+, expanding our ad-supported distribution ecosystem to now include our five linear networks, several targeted streaming services and our FAST and Connected TV (“CTV”) offerings.

(1)	Free cash flow is a non-GAAP measure. See Annex A for the calculations of these measures and for reconciliations to the nearest GAAP measure.
(2)	Adjusted operating income is a non-GAAP measure. See Annex A for the calculations of these measures and for reconciliations to the nearest GAAP measure.

•	We expanded our growing FAST channels business, which now includes 17 FAST channels, representing 100 channel feeds across 11 distribution platforms.

•

We became to first programmer to enable programmatic ad buying on linear networks, making our linear and digital inventory more effective for advertisers and enhancing the Company’s pioneering work in addressable advertising.

•

We delighted fans in 2023 with a high-quality slate of original programming across our networks and streaming services, including AMC/AMC+’s Anne Rice’s Mayfair Witches, Dark Winds, The Walking Dead: Dead City, The Walking Dead: Daryl Dixon, Acorn TV’s Harry Wild, WE tv’s Love After Lockup and Toya & Reginae, HIDIVE’s anime hit OSHI NO KO, and indie film success Blackberry, among many others.

•

We took advantage of our strong brands and content to create an innovative programming partnership with Warner Bros. Discovery’s MAX, which made our content available to their millions of U.S. subscribers for a two-month window, driving viewership and awareness of our content and subscriber growth for AMC+.

•	We received awards recognition for our content, including:

•	Better Call Saul (AMC/AMC+) — Critics’ Choice, Television Critics’ Association, and Peabody Awards Wins, Primetime Emmy, Directors Guild of America and Saturn Awards Nominations.

•	Anne Rice’s Interview with the Vampire (AMC) — Critics’ Choice Super Awards, Television Critics’ Association, Saturn and Gotham Awards Nominations, Clio Entertainment Award Win.

•	The Walking Dead: Dead City (AMC/AMC+) — Saturn Awards Nominations.

•	The Taste of Things (IFC Films) — Oscars’ Shortlist, Critics’ Choice, and Gotham Awards Nominations, Cannes Film Festival Awards Win.

•	Disappearance of Shere Hite (IFC Films) — Critics’ Choice Documentary, Producers Guild of America Awards Nominations.

•	Lakota Nation vs United States (IFC Films) — Critics’ Choice Documentary Awards Nominations.

•	Birth/Rebirth (Shudder & IFC Films) — Independent Spirit Awards Nominations.

•	HIDIVE (multiple series) — 14 Crunchyroll Anime Awards Nominations (including “Best New Series”, “Best Continuing Series”).

Director Nominees

The board of directors of AMC Networks Inc. (the “Board of Directors” or “Board”) has nominated thirteen director candidates: five Class A nominees and eight Class B nominees. Each director is nominated for a term to expire at the 2025 annual meeting of the Company’s stockholders. Our directors have significant management, leadership and industry experience. Our Class A nominees, elected by our Class A stockholders, also bring extensive knowledge of the media industry, which is complemented by the valuable institutional knowledge of the Company that our Class B nominees, elected by our Class B stockholders provide. The Board is currently comprised of 46% independent directors. Upon the election of Stephen C. Mills as a Class B director, our board would be comprised of 54% independent directors. See Proposal 1 — Election of Directors, “Directors Elected By Class A Common Stockholders” and “Directors Elected By Class B Common Stockholders” in this proxy statement for detailed information about each director’s background, skills and qualifications.

Name	Director Since	Principal Occupation	Committees

Directors Elected By Class A Common Stockholders

Leonard Tow	2011	• Chief Executive Officer, New Century Holdings LLC	Compensation (Chair); Audit

Carl E. Vogel	2013	• Private Investor • Industry Advisor, KKR & Co Inc.	Audit (Chair)

Joseph M. Cohen	2022	• Chairman and Chief Executive Officer, West Ridge Associates	—

Matthew C. Blank	2022	• Senior Advisor, The Raine Group, LLC	—

Debra G. Perelman	2023	• Former President and Chief Executive Officer, Revlon, Inc.	Audit
Directors Elected By Class B Common Stockholders

Aidan J. Dolan	2021	• Manager and Performer, Upright Man	—

James L. Dolan Chairman of the Board of Directors	2011	• Executive Chairman and Chief Executive Officer, Madison Square Garden Entertainment Corp. and Sphere Entertainment Co. • Executive Chairman, Madison Square Garden Sports Corp.	—

Patrick F. Dolan	2011	• Former Senior Network Advisor, News 12 Networks	—

Thomas C. Dolan	2011	• Former Executive Vice President-Strategy and Development, Office of the Chairman, Cablevision Systems Corporation	—

Stephen C. Mills Director Nominee	—	• Former President and General Manager, New York Knicks	—

Brian G. Sweeney	2011	• Former President and Chief Financial Officer, Cablevision Systems Corporation	—

Name	Director Since	Principal Occupation	Committees
Directors Elected By Class B Common Stockholders

Vincent Tese	2016

•  Chairman of ICE Clear Credit LLC

•  Former Chief Executive Officer of the New York State Urban Development Corporation

•  Former Executive Chairman of FCB Financial Holdings Inc., and its subsidiary Florida Community Bank

			Compensation

Marianne Dolan Weber	2022	• President, Heartfelt Wings Foundation Inc. • Director, Green Mountain Foundation Inc.	—

Executive Compensation Highlights

We, as a company, place great importance on our ability to attract, retain, motivate and reward experienced executive officers. The Company strives to do so by developing executive compensation policies and programs that are consistent with, explicitly linked to, and supportive of, the strategic objectives of growing the Company’s businesses and maximizing stockholder value. In particular, we believe that the majority of compensation should be at risk and contingent on Company performance.

The primary elements of 2023 executive compensation were base salary, an annual cash incentive award and long-term incentive awards in the form of restricted stock units (“RSUs”), which vest ratably over three years, and cash performance awards that cliff vest at the end of three years based on the achievement of specified performance metrics. In 2023, in-line with our commitment to aligning pay with Company performance, 79% of the total target compensation to Ms. Dolan, our CEO, and 70% of our other named executive officers’ (“NEOs”) total target compensation was “at-risk.” In this way, a significant portion of the value of compensation ultimately realized by our NEOs depended upon either the Company’s performance against key performance measures that align with our business strategy, or the direct performance of our stock and thus, the experience of our stockholders.

In 2023, the Compensation Committee implemented changes to both our annual and long-term incentive plans to support our deliberate strategy shift and further align the interests of our executives’ with those of our stockholders. We believe these changes, which are discussed in more detail in the Compensation Discussion and Analysis on page 33, allow the Compensation Committee to more appropriately evaluate the Company’s performance and progress against our evolved strategy as we continue to adapt to the rapidly changing media industry.

2023 NEO Total Direct Compensation Program Structure

Component		Pay for Performance Rationale	Performance Period

Base Salary		• Based on level and merit	N/A

Annual Cash Incentives

•  Based on the Company’s overall annual performance, which was calculated based on (i) the Company’s achievement of its four goals (see page 48 for a description of these goals), which included performance by the Company against its pre-established AOI and free cash flow financial targets and (ii) achievement of transformative projects.

One year

Long-Term Incentive Awards	Cash Performance Awards (CPAs) • 50% to all of our NEOs, other than the former Interim Executive Chairman	• AOI • Free cash flow • Modifier based on Company’s share of linear subscribers and audience growth over three years	Three one-year performance periods averaged and subject to modifier tied to three-year performance
	Restricted Stock Units (RSUs) • 50% to all of our NEOs, other than the former Interim Executive Chairman	• Stock Performance	Vests ratably over three years

2023 CEO Annual Compensation Decision Mix*

v

2023 NEO Annual Compensation Decision Mix*

*

The percentages in the 2023 CEO Annual Compensation Decision Mix are based on Ms. Dolan’s compensation in 2023. The percentages exclude the special award of RSUs that Ms. Dolan received on February 27, 2023 in connection with her appointment as CEO. The average percentages in the 2023 NEO Annual Compensation Decision Mix exclude Mr. Dolan, who received no compensation as a NEO.

Compensation Governance Practices

✓	Align pay and performance

✓	Majority of compensation is at risk

✓	Engage in rigorous target-setting process for incentive metrics

✓	Prohibit hedging and short sales by all employees

✓	Discourage pledging of Company stock and require pre-approval of trading by directors and executive officers

✓	No excise tax gross up provisions

✓	No dividends or dividend equivalents on equity awards

✓	Adopted a clawback policy for erroneously awarded compensation to our executive officers compliant with SEC rules and include additional clawback provisions in our equity awards

✓	Stockholder feedback incorporated into compensation program reviews

✓	Retention of Pay Governance LLC, an independent compensation consultant

Corporate Governance Highlights

We are committed to ensuring that our Board is accountable to, and acts in the best interests of, all our stockholders, notwithstanding our status as a controlled company. We have implemented a number of strong governance practices and policies to promote independent leadership in the boardroom and the protection of stockholder rights.

Commitment to Sound Governance Practices as a Controlled Company

✓	Annual election of directors, with directors serving one-year terms

✓	Robust director nomination criteria, including consideration for diversity of perspectives, backgrounds and experiences relevant to the Company’s strategic priorities, and ability to serve the interests of both Class A and Class B stockholders

✓	Independent Board committees, with Audit and Compensation comprised 100% of independent directors

✓	Executive sessions with only independent directors at least twice a year

✓	Effective Board self-evaluations conducted at least annually

✓	Regular engagement with stockholders regarding business strategy and performance, Board, corporate governance and executive compensation practices as well as environmental, social and governance matters

Environmental, Social and Governance (ESG)

AMC Networks is committed to ESG at every level of the organization, and the Board and senior management believe this commitment to be an essential part of success in all areas of our business. To promote and advance the Company’s ESG efforts, we seek members with a diversity of viewpoints and backgrounds and have assembled a dedicated and diverse team to lead our initiatives.

Workforce and Culture

We are a talent-driven business, aiming to attract, develop, and motivate top talent throughout our Company. To support these objectives, our human resources, compensation and benefit programs are designed to provide competitive, locally-relevant benefits, performance-based pay, and customized support and incentives. We also strive to enhance our culture through efforts aimed at ensuring our workforce is diverse, representative, engaging and inclusive, and to develop our talent to prepare them for important roles and leadership positions in the future. We also provide opportunities for our employees to make an impact in their communities through philanthropy and volunteering initiatives around the world.

Compensation: Our compensation philosophy is to pay for performance, encourage excellence and reward employees who innovate and deliver high-quality results. Our compensation programs are designed to implement our philosophy by: (i) paying competitively across salary grades and geographies; (ii) applying compensation policies in an internally consistent manner; and (iii) incentivizing our employees to deliver on our short- and long-term objectives.

Benefits: We provide an array of inclusive benefits and programs that support our employees in their personal and professional lives. Highlights include:

•	local medical, dental, and vision plans in many countries around the world to support our employees with access to health care, supplementing any state-provided health care;

•	family support programs, childcare locator services, back-up childcare, new parent and caregiver leave, adoption assistance and elder care;

•	tuition reimbursement for qualifying employees;

•

tools and resources to support the mental wellbeing of our employees and their families, including access to mental health counselors and a confidential, dedicated line for employees to contact and speak with a counselor in the event they need mental health support; and

•

products and services to support employees’ financial wellbeing, including life, accident, and disability insurance plans, discount benefits, financial planning tools, a 401(k) savings plan in the U.S. and retirement plans, with competitive contributions from AMC Networks for employees at all levels.

Diversity, Equity and Inclusion Initiatives

At AMC Networks, we recognize that diversity is a business imperative. We seek to offer programming that reflects and resonates with our diverse audiences. To further this goal, we aim to hire from a diverse pool of talent to help align our employee base, including those working in support of our programming and production content and strategy, with our existing and potential audiences. We remain committed to fostering a workplace that is diverse, equitable and inclusive, where everyone is treated with kindness and respect and feels they belong.

Our Company has a proud history as the home to many of the greatest stories and characters in the history of TV and film. This history informs our corporate culture, our values and our mission: to be a premier destination for passionate and engaged fan communities around the world with entertainment that stands out, drives popular culture and fuels the Company’s growth.

Women in Leadership	Diverse Workforce	Inclusive Communities
30.9%

The Company continues to increase the ranks of women in executive leadership roles:

In 2023, AMC Networks appointed Kristin Dolan as Chief Executive Officer.

The Company also appointed Georgia Juvelis as Chief Communications Officer and Kim Granito as Chief Marketing Officer.

In 2024, the Company appointed Stephanie Mitchko as Executive Vice President, Global Media Operations & Technology

Of our U.S.-based workforce identify as people of color (as of March 31, 2024)

As part of our diversity efforts, we
have established Business Employee
Resource Groups (BERGs) that form

communities through shared interests

and experiences around nine areas with

chapters in each of our offices around the world.

Our BERGs are an important part of driving our business objectives. In addition to curating content collections for our streaming services that help drive subscriber engagement and growth, they also are a valuable sounding board for content development and programming, and increase employee engagement and support retention.

In 2023, the company was recognized by The WICT Network, an association committed to gender diversity in media, as a Top Programmer for Women to Work, based on the results of the PAR workplace diversity survey. The PAR survey assesses pay equity, advancement opportunities, and resources for work/life integration and is a crucial resource for evaluating diversity and inclusion in individual companies and across the media, entertainment and technology industries.

AMC Networks also proudly partners with SeeHer, a movement led by the Association of National Advertisers that aims to promote realistic portrayals of women in media.

On-Screen Content and Social Impact

We have a long track record of championing and supporting independent and diverse voices and using our platforms and brands to bring these storytellers’ vision to life.

In 2023, we debuted several critically-acclaimed series and films across our portfolio of brands and services depicting the full spectrum of the human experience. These include: the second season of AMC’s groundbreaking Native American drama Dark Winds, a top 10 cable drama that has a perfect 100% Rotten Tomatoes rating for both its first and second seasons; IFC Films’ Monica, a portrait of a transgender woman reconnecting with her estranged family after decades away; and WE tv’s Brat Loves Judy, a reality series starring actress, producer and composer Da Brat and her life with business woman and partner Judy; among many others.

We partner with and support leading industry organizations and initiatives to encourage diverse and inclusive voices and points of view – on our sets, in our writer’s rooms and in the stories we tell, including:

•	Coded for Inclusion’s Staff Me Up job matching platform for production crews, which is helping change the way hiring happens in Hollywood.

•	Veterans in Media & Entertainment, uniting current and former members of the military working in film and television.

•	The Handy Foundation, which trains and staffs below the line and post-production roles with talent from historically underrepresented communities in television and film.

x

Fostering a Diverse and Creative Environment

Supplier Diversity

We are committed to supplier diversity and advancing the social and economic inclusion of businesses owned by historically excluded and underrepresented groups — including women, minorities, veterans, people with disabilities, and the LGBTQ+ community. We seek to promote opportunities for diverse ideas and innovative solutions that strengthen our organization and the stories we tell, the suppliers we work with, and the communities where we live and operate. In 2023, we continued developing our supplier diversity program with the launch of a new supplier reporting tool, regular internal showcases and hosting events for diverse suppliers. The Company’s efforts were also recognized by the industry with AMC Networks’ supplier diversity team receiving the 2023 WBEC Metro NY President’s Award.

Corporate Philanthropy and Volunteerism

Giving and social impact programs and initiatives are an important part of our culture because at AMC Networks, we want to be a source for positive change in the communities where we live and work.

As a company, we have implemented Give Back at AMCN, an online giving and volunteering portal dedicated to making an impact in the areas that matter most to our employees. Through Give Back at AMCN, employees can research and learn about organizations doing important and difference-making work and make personal charitable donations to those organizations, which the Company is proud to match up to $1,000 in total each year. On the platform employees can also identify a variety of local volunteer opportunities using an annual volunteer time allotment.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 12, 2024

BOARD AND CORPORATE GOVERNANCE PRACTICES

In this proxy statement, the words “Company,” “we,” “us,” “our” and “AMC Networks” refer to AMC Networks Inc., a Delaware corporation. We refer to the U.S. Securities and Exchange Commission as the “SEC” and The Nasdaq Stock Market LLC as “NASDAQ.” This proxy statement is first being sent to stockholders on April 26, 2024.

AMC Networks Inc. is a holding company and conducts substantially all of its operations through its subsidiaries. Our Class A Common Stock is listed on NASDAQ under the symbol “AMCX.” As a result, we are generally subject to NASDAQ corporate governance listing standards. Our Board of Directors oversees the business of AMC Networks and monitors the performance of management.

Corporate Governance Guidelines

The Board has adopted our Corporate Governance Guidelines. These guidelines set forth our practices and policies with respect to Board composition and selection, Board meetings, executive sessions of the Board, Board committees, the expectations we have of our directors, selection of the Chairman of the Board and the Chief Executive Officer, management succession, Board and executive compensation, and Board self-evaluation requirements. The full text of our Corporate Governance Guidelines may be viewed at our corporate website at http://investors.amcnetworks.com. A copy may be obtained by writing to AMC Networks Inc., 11 Penn Plaza, New York, NY 10001, Attention: Corporate Secretary.

Engagement with our Stockholders

The Company values feedback from its stockholders and regularly engages with stockholders to keep informed on the evolving perspectives of the investor community. We engage with our stockholders on various matters, including business strategy and performance, Board, corporate governance and executive compensation practices as well as environmental and social matters with a focus on diversity. These stockholder dialogues, which are often focused on Board, governance and compensation matters, inform discussions in the boardroom and are a component of the Compensation Committee’s review and refinement of our executive compensation program. In the spring and fall of 2023, we engaged with Class A stockholders representing a majority of Class A shares outstanding to highlight our Board’s recent refreshment efforts, including the addition of two new independent, diverse directors since 2023 and solicit specific feedback on our corporate governance and executive compensation practices. In response to perspectives shared by some of our largest institutional shareholders, we have enhanced our disclosure surrounding the Board’s independent Class A director selection and nomination process in this year’s proxy statement, and how our director selection process supports the evolution of our Board’s collective skills and expertise in line with Company strategy.

Board Leadership Structure

Our Board has the flexibility to determine whether the roles of Chairman and principal executive officer should be separated or combined. The Board makes this decision based on its evaluation of the circumstances and the Company’s specific needs from time to time. Our Board has chosen to separate the roles of Chairman of the Board and Chief Executive Officer. The Board believes that this is the optimal leadership structure at this time as it recognizes both Mr. James L. Dolan’s leadership position on the Board while the Company is also able to benefit from the experience of its Chief Executive Officer (the “CEO”), Ms. Kristin Dolan, with responsibility for day-to-day management of the Company.

Board Oversight of Company Strategy

The Board and its Committees are involved in overseeing our corporate strategy, including major business and organizational initiatives, capital allocation priorities and potential business development opportunities. The Board engages in discussions regarding our corporate strategy at nearly every Board meeting and, at least annually, receives a formal update on the Company’s short- and long-term objectives, including the Company’s operating plan and long-term corporate strategic plan. The Board’s Committees oversee elements of our strategy associated with their respective areas of responsibility.

Board Self-Assessment

The Board conducts an annual self-assessment to determine whether the Board and its committees are functioning effectively. Among other things, the Board’s assessment process seeks input from the directors on whether they have the tools and access necessary to perform their oversight function as well as suggestions for improvement of the Board’s functioning. In addition, our Audit Committee and Compensation Committee each conduct its own annual self-assessment, which includes an assessment of the adequacy of their performance as compared to their respective charters.

Executive Sessions of Non-Management and Independent Board Members

Under our Corporate Governance Guidelines, our non-management directors may meet in executive sessions with no members of management present. The non-management directors may specify the procedure to designate the director who may preside at any such executive session. Non-management directors who are not independent under the rules of NASDAQ may participate in these executive sessions, but directors who are independent under the rules of NASDAQ must meet separately in regularly scheduled executive sessions at least twice each year.

Risk Management and ESG Oversight

The oversight of risk management is an important Board responsibility. The Audit Committee takes the lead on behalf of the Board in monitoring risk management. The Audit Committee discusses the process by which senior management of the Company and the relevant departments of the Company assess and manage the Company’s exposure to risk. The Committee also discusses the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. Furthermore, the Audit Committee reviews and receives regular briefings concerning the Company’s information security and technology risks (including cybersecurity), including discussions of the Company’s information security and cybersecurity risk management programs.

Our Compensation Committee also considers the issue of the Company’s exposure to risk in establishing and implementing our executive compensation programs. AMC Networks believes that its executive compensation program, with its emphasis on long-term performance, its close connection to Company-wide and divisional performance and its significant equity components, is designed to align its executives’ compensation with the Company’s long-term strategy and growth and, as a result, does not encourage excessive risk taking.

Our commitment to ESG is prevalent at all levels of our organization and the Board and senior management believe this commitment is critical to success in all areas of our business. Starting at the top, ESG is a priority for our Company, which seeks members with a diversity of viewpoints and backgrounds. The Company has assembled a team with various backgrounds to promote and progress the Company’ ESG initiatives.

Communicating with Our Directors

Our Board has adopted policies designed to allow stockholders and other interested parties to communicate with our directors. Any interested party that wishes to communicate directly with the Board or any director or the non-management directors as a group should send communications in writing to the Chairman of the Audit Committee, AMC Networks Inc., 11 Penn Plaza, New York, NY 10001. Any person, whether or not an employee, who has a concern with respect to our accounting, internal accounting controls, auditing issues or other matters, may, in a confidential or anonymous manner, communicate those concerns to our Audit Committee by contacting OneTrust, which has been designated to act as a confidential contact organization for these purposes, at 1-800-461-9330.

Code of Conduct and Ethics

Our Board has adopted a Code of Conduct and Ethics for our directors, officers and employees. A portion of this Code of Conduct and Ethics also serves as a code of conduct and ethics for our senior financial officers, including our principal accounting officer and controller. Among other things, our Code of Conduct and Ethics covers conflicts of interest, disclosure responsibilities, legal compliance, reporting and compliance under the Code of Conduct and Ethics, confidentiality, corporate opportunities, fair dealing, protection and proper use of Company assets, and equal employment opportunity and harassment. The full text of the code is available on our website at http://investors.amcnetworks.com. In addition, a copy may be obtained by writing to AMC Networks Inc., 11 Penn Plaza, New York, NY 10001, Attention: Corporate Secretary. Within the time period required by the SEC, we will post on our website any amendment to the Code of Conduct and Ethics and any waiver applicable to any executive officer, director or senior financial officer.

Director Independence

Our Board has elected for the Company to be treated as a “controlled company” under NASDAQ’s corporate governance rules and, as a result, the Company is not required to comply with the corporate governance rules of NASDAQ requiring: (i) a majority of independent directors on our Board of Directors, (ii) an independent compensation committee and (iii) an independent corporate governance and nominating committee. While our Board of Directors has elected not to comply with the NASDAQ requirement for a majority of independent directors on our board and an independent corporate governance and nominating committee given our stockholder voting structure, which entitles Class B holders to elect up to 75% of the Board, we remain committed to balancing the rights of Class

B holders with our Board’s commitment to independent oversight through our Class A director nomination process, described in more detail below. We do comply with the requirement for an independent compensation committee.

Our Board has determined that each of the following non-employee directors and director nominee is “independent” within the meaning of the rules of NASDAQ and the SEC: Messrs. Matthew C. Blank, Joseph M. Cohen, Stephen C. Mills, Vincent Tese, Carl E. Vogel, Dr. Leonard Tow and Ms. Debra G. Perelman. In making the determination as to the independence of each director and director nominee, the Board considered all relationships between that director, or director nominee, and the Company and its affiliates. In reaching its determination with respect to Mr. Blank, the Board considered the fact that he previously served as Interim CEO of the Company from September 2021 to September 2022, as a director of MSG Sports from 2019 to 2020 and as a director of Madison Square Garden Entertainment Corp., now known as Sphere Entertainment, from 2020 until 2021. The Board determined that these relationships are not material and that Mr. Blank is independent. In reaching its determination with respect to Mr. Cohen, the Board considered the fact that he serves as an outside director of MSG Sports and previously served as a director of MSG Networks from 2020 until its merger with Sphere Entertainment in July 2021. The Board determined that these relationships are not material and that Mr. Cohen is independent. In reaching its determination with respect to Mr. Mills, the Board considered the fact that he serves as an outside director of MSG Sports and previously served as a director of MSG Networks from 2020 to 2021. The Board determined that these relationships are not material and that Mr. Mills is independent. In reaching its determination with respect to Mr. Tese, the Board considered the fact that he serves as an outside director of Madison Square Garden Sports Corp. (“MSG Sports”) and Sphere Entertainment Co. (formerly Madison Square Garden Entertainment Corp.) (“Sphere Entertainment”) and determined that this relationship is not material and that Mr. Tese is independent. In reaching its determination with respect to Mr. Vogel, the Board considered the fact that he serves as an outside director of Sphere Entertainment since April 2023. The Board determined that this relationship is not material and that Mr. Vogel is independent. In reaching its determination with respect to Ms. Perelman, the Board considered the fact that Ms. Dolan served on the Board of Directors of Revlon, Inc. and that Ms. Perelman’s half-sister, Samantha Perelman, is an employee of the Company’s AMC Studios operation. The Board determined that these relationships are not material and that Ms. Perelman is independent. The Board is currently comprised of 46% independent directors. Upon the election of Stephen C. Mills as a Class B director, our board would be comprised of 54% independent directors.

Director Nomination

As permitted under NASDAQ rules, we do not have a nominating committee and believe it is appropriate not to have one because of our stockholder voting structure. Under the terms of our Amended and Restated Certificate of Incorporation, the holders of our Class B Common Stock currently have the right to elect up to 75% of the members of our Board. We believe that creating a committee consisting solely of independent directors charged with responsibility for recommending nominees for election as directors would be inconsistent with the vested rights of the holders of Class B Common Stock under our Amended and Restated Certificate of Incorporation.

Our Corporate Governance Guidelines provide a mechanism for the selection of nominees for election as directors by the holders of our Class A Common Stock (“Class A Directors”) and by the holders of our Class B Common Stock (“Class B Directors”). The holders of our Class A Common Stock are currently entitled to elect 25% of the members of our Board. Under our Corporate Governance Guidelines, nominees for election as Class A Directors are recommended to the Board by a majority of the independent Class A Directors then in office who were elected by the holders of our Class A Common Stock. Nominees for election as Class B Directors are recommended to our Board by the Class B Directors then in office who were elected by the holders of the Class B Common Stock.

Director Selection

Our directors have not set specific, minimum qualifications that nominees must meet in order for them to be nominated for election to the Board, but the Board does consider, among other things, diversity when considering nominees to serve on our Board. We broadly construe diversity to mean diversity of opinions, perspectives, and personal and professional experiences and backgrounds, such as gender, race and ethnicity, as well as other differentiating characteristics. The Board believes that each nominee should be evaluated based on his or her individual merits, taking into account, among other matters, the factors set forth in our Corporate Governance Guidelines under “Board Composition” and “Selection of Directors.” Those factors include:

•	The desire to have a board that encompasses a broad range of skills, expertise, industry knowledge, diversity of viewpoints and background and contacts relevant to our business;

•	Personal qualities and characteristics, accomplishments and reputation in the business community;

•	Ability and willingness to commit adequate time to board and committee matters; and

•	The fit of the individual’s skill and personality with those of other directors and potential directors in building a board that is effective, collegial and responsive to the needs of our Company.

The Class A Directors will evaluate possible candidates to recommend to the Board for nomination as Class A Directors and suggest individuals for the Board to explore in more depth. The Board also considers nominees for Class A Directors recommended by holders of our Class A Common Stock. Nominees recommended by stockholders are given appropriate consideration in the same manner as other nominees.

Stockholders who wish to submit nominees for consideration by the Board for election at our 2025 annual meeting of stockholders may do so by submitting in writing such nominees’ names, in compliance with the procedures and along with other information required by the Company’s By-laws and SEC rules. See “Other Matters—Stockholder Proposals for the 2025 Annual Meeting.”

The Class B Directors will consult from time to time with one or more of the holders of Class B Common Stock to assure that all Class B Director nominees recommended to the Board are individuals who will make a meaningful contribution as Board members and will be individuals likely to receive the approving vote of the holders of a majority of the outstanding Class B Common Stock. The Class B Directors do not intend to consider unsolicited suggestions of nominees by holders of our Class A Common Stock. We believe that this is appropriate in light of the voting provisions of our Amended and Restated Certificate of Incorporation, which vest exclusively in the holders of our Class B Common Stock the right to elect our Class B Directors.

Board Meetings

The Board met seven times between January 1, 2023 and December 31, 2023. During that time, each of our directors, with the exception of Charles Dolan, who is not standing for re-election, attended at least 75% of the meetings of the Board and, as applicable, the committees of the Board on which he or she served during such time. We also encourage our directors to attend annual meetings of stockholders. Eleven of the thirteen directors who stood for election at the 2023 annual meeting of stockholders attended the meeting.

Board Committees

Our Board has two standing committees: the Audit Committee and the Compensation Committee.

Audit Committee

Committee Members: Mr. Vogel (Chair), Dr. Tow and Ms. Perelman

Meetings in 2023: 4

The primary purposes and responsibilities of our Audit Committee are to:

•

Assist the Board (i) in its oversight of the integrity of our financial statements, (ii) in its oversight of our compliance with legal and regulatory requirements, (iii) in assessing our independent registered public accounting firm’s qualifications and independence, and (iv) in assessing the performance of our internal audit function and independent registered public accounting firm;

•

Appoint, retain or terminate the Company’s independent registered public accounting firm and to pre-approve, or to adopt appropriate procedures to pre-approve, all audit and non-audit services, if any, to be provided by the independent registered public accounting firm;

•	Review and evaluate the qualifications and performance of the Company’s internal audit service provider;

•

Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by Company employees or any provider of accounting-related services of concerns regarding questionable accounting and auditing matters and review of submissions and treatment of any such complaints;

•

Discuss the process by which senior management of the Company assess and manage the Company’s exposure to risk, and discuss the Company’s major financial risk exposures and the steps management of the Company has taken to monitor and control such exposures;

•	Discuss cybersecurity and data privacy risks and threats with the Company’s General Counsel and Chief Financial Officer, who provide a cybersecurity report to the Audit Committee on a quarterly basis;

•

Review and approve related party transactions that are required to be disclosed under SEC rules, other than those submitted for approval by a committee of independent directors under the Company’s Related Party Transaction Approval Policy;

•	Conduct and review with the Board an annual performance evaluation of the Audit Committee;

•	Prepare any report of the Audit Committee required by the rules and regulations of the SEC for inclusion in our annual proxy statement;

•	Review and reassess the Audit Committee charter at least annually; and

•	Report to the Board on a regular basis.

The text of our Audit Committee charter is available on our website at http://investors.amcnetworks.com/governance.cfm. A copy may be obtained by writing to AMC Networks Inc., 11 Penn Plaza, New York, NY 10001, Attention: Corporate Secretary.

As discussed above, our Board has determined that each member of our Audit Committee is “independent” within the meaning of the rules of both NASDAQ and the SEC, and that each has not participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years and is able to read and understand fundamental financial statements, including balance sheets, income statements and cash flow statements. Our Board has also determined that each of Dr. Tow, Mr. Vogel and Ms. Perelman is an “audit committee financial expert” within the meaning of the rules of the SEC.

Our Board has established a procedure whereby complaints or concerns with respect to accounting, internal controls, auditing and other matters may be submitted to the Audit Committee. This procedure is described under Corporate Governance, “Communicating with Our Directors.”

Compensation Committee

Committee Members: Dr. Tow (Chair) and Mr. Tese

Meetings in 2023: 7

The primary purposes and responsibilities of our Compensation Committee are to:

•

Establish our general compensation philosophy and, in consultation with management and Pay Governance, the Company’s independent compensation consultant, oversee the development and implementation of compensation programs;

•

Review and approve corporate goals and objectives relevant to the compensation of our Executive Chairman, if applicable, and CEO (including any Interim CEO), evaluate their performance in light of these goals and objectives and determine and approve their compensation based upon that evaluation;

•

Make recommendations to the Board with respect to the compensation of our executive officers (other than the Executive Chairman, if applicable, and the CEO) who are required to file reports with the SEC under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (together with the Executive Chairman, if applicable, and the CEO, the “Senior Employees”);

•	Approve any new equity compensation plan or material changes to an existing plan;

•	Oversee the activities of the committee or committees administering our retirement and benefit plans;

•	In consultation with management, oversee regulatory compliance with respect to compensation matters;

•	Determine and approve any severance or similar termination payments to be made to Senior Employees (current or former);

•	Determine the components and amount of Board compensation and review such determinations from time to time in relation to other similarly situated companies;

•	Prepare any reports of the Compensation Committee to be included in the Company’s annual proxy statement;

•	Conduct and review with the Board an annual performance evaluation of the Compensation Committee; and

•	Report to the Board on a regular basis, but not less than annually.

The Compensation Committee may, in its discretion, delegate a portion of its duties and responsibilities to one or more subcommittees of the Compensation Committee. For example, the Compensation Committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the Compensation Committee who are “non-employee directors” for the purposes of Rule 16b-3 of the Exchange Act. The text of our Compensation Committee charter is available on our website at http://investors.amcnetworks.com/governance.cfm. A copy may be obtained by writing to AMC Networks Inc., 11 Penn Plaza, New York, NY 10001; Attention: Corporate Secretary.

The Compensation Committee reviews the performance of the Executive Chairman, if applicable, and CEO, evaluates their performance in light of the corporate goals and objectives relevant to their compensation and determines and approves the compensation levels for the Executive Chairman, if applicable, and CEO based on this evaluation. In determining the long-term incentive component compensation for the Executive Chairman, if applicable, and CEO, the Compensation Committee considers, among other factors, the Company’s performance, the value of similar incentive awards to executives in similar positions at comparable companies and the awards given to the Executive Chairman, if applicable, and to the CEO in past years.

As discussed above, our Board has determined that each member of our Compensation Committee is “independent” under the rules of NASDAQ.

Compensation Committee Interlocks and Insider Participation

Dr. Tow and Mr. Tese served as members of the Compensation Committee during 2023. Neither of Dr. Tow and Mr. Tese are current or former officers or employees of the Company.

Other Committees

In addition to standing committees, the Company has adopted a policy whereby a committee of our Board consisting entirely of independent directors (an “Independent Committee”) will review and approve or take such other action as it may deem appropriate with respect to transactions involving the Company and its subsidiaries in which any director, executive officer, greater than 5% stockholder of the Company or any other “related person” (as defined in Item 404 of Regulation S-K adopted by the SEC (“Item 404”)) has or will have a direct or indirect material interest. This approval requirement covers any transaction that meets the related party disclosure requirements of the SEC as set forth in Item 404, which currently applies to transactions (or any series of similar transactions) in which the amount involved exceeds $120,000.

Our Board has also adopted a special approval policy for transactions with MSG Sports, Sphere Entertainment and Madison Square Garden Entertainment Corp. (formerly MSGE Spinco, Inc.) (“MSG Entertainment”) and their respective subsidiaries whether or not such transactions qualify as “related party” transactions described above. Under this policy, an Independent Committee oversees approval of all transactions and arrangements between the Company and its subsidiaries, on the one hand, and each of MSG Sports and its subsidiaries, Sphere Entertainment and its subsidiaries and MSG Entertainment and its subsidiaries, on the other hand, in which the amount exceeds $1 million. In addition, the Audit Committee receives a quarterly update from the Company’s General Counsel of all related party transactions, including transactions and arrangements between the Company and its subsidiaries on the one hand, and each of MSG Sports and its subsidiaries, Sphere Entertainment and its subsidiaries and MSG Entertainment and its subsidiaries, on the other hand regardless of value. To simplify the administration of the approval process under this policy, the Independent Committee may, where appropriate, establish guidelines for certain of these transactions.

For a further discussion of the scope of these policies, see “Related Party Transaction Approval Policy.”

Currently, and throughout our fiscal year ended December 31, 2023, our Audit Committee or Compensation Committee served as the Independent Committee under the above policy. For a further discussion of the scope of this policy, see “Related Party Transaction Policy.”

Our Amended By-Laws permit us to form an Executive Committee of the Board which would have the power to exercise all of the powers and authority of the Board in the management of the business and affairs of the Company, except as limited by the Delaware General Corporation Law. Our Board has not formed an Executive Committee, although it could do so in the future.

Director Compensation

The following table describes the components of the non-employee Director compensation program in effect during 2023:

Compensation Element*	Compensation Program

Annual Retainer	$70,000

Annual Equity Retainer**	$135,000 in RSUs that vest on the date of grant and settle 90 days after service on the Board ceases

Annual Committee Retainer Fees	$7,500

Chair Fee	$35,000 for the Audit Committee, $35,000 for the Compensation Committee***

Meeting Fees	$2,000 per meeting

* Includes any non-standing committee of the Board that may be established from time to time. A director who is a Company employee receives no additional compensation for serving as a director.

** Each director annual grant of RSUs is determined by dividing the value of the annual equity retainer by the twenty trading day average closing price on the day prior to the annual stockholders’ meeting.

*** The Board increased the annual chair fee for the Audit and Compensation Committee from $20,000 to $35,000 on April 24, 2023.

2023 Director Compensation Table

The table below summarizes the total compensation paid to or earned by each of our directors from January 1, 2023 through December 31, 2023. Directors who are employees of the Company receive no additional compensation for service as directors.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	All Other Compensation (4)	Total ($)

William J. Bell(5)	39,834	—	—	39,834

Matthew Blank	84,000	129,556	—	213,556

Joseph Cohen	84,000	129,556	—	213,556

Aidan Dolan	84,000	129,556	—	213,556

Charles F. Dolan(6)	400,000	—	—	400,000

James L. Dolan	84,000	129,556	—	213,556

Kristin A. Dolan(7)	13,277	—	—	13,277

Patrick F. Dolan	82,000	129,556	—	211,556

Thomas C. Dolan	84,000	129,556	—	213,556

Debra G. Perelman(8)	57,696	129,556	—	187,252

Brian G. Sweeney	84,000	129,556	—	213,556

Vincent Tese	118,484	129,556	—	248,040

Leonard Tow	200,385	129,556	—	329,941

David E. Van Zandt(9)	50,788	—	—	50,788

Carl E. Vogel	167,776	129,556	—	297,332

Marianne Dolan Weber	82,000	129,556	—	211,556

(1)

These amounts represent base fees, meeting fees and committee fees earned. Dr. Tow and Mr. Vogel also received $25,000 in connection with their role on the CEO search committee in January 2023, which is included in the table above. The amounts reported do not include the Company’s reimbursement of reasonable out-of-pocket expenses incurred by each non-employee director in attending Board and Committee meetings.

(2)

This column reflects the fair market value of 10,970 RSUs granted to each non-employee director on June 15, 2023 based on the closing stock price of $11.81 on that date as calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718.

(3)

For each non-employee director, the aggregate number of RSUs held as of December 31, 2023 is as follows: Dr. Leonard Tow, 42,242 units; Mr. Carl E. Vogel, 35,938 units; Mr. James L. Dolan, 42,242 units; Mr. Aidan Dolan 17,109 units; Mr. Patrick F. Dolan, 42,242 units; Mr. Thomas C. Dolan, 42,242 units; Ms. Marianne Dolan Weber, 14,616 units; Mr. Brian G. Sweeney, 42,242 units; Mr. Vincent Tese, 30,705 units; Mr. Joseph Cohen, 14,616 units; Mr. Matthew Blank, 15,128 units; and Ms. Debra G. Perelman, 10,970 units.

(4)

The Company encourages its directors to attend certain events relating to its business at the Company’s expense to gain a better understanding of the Company’s business and products. The value of these benefits is not included in the table as permitted by SEC rules because the aggregate amount of perquisites did not exceed $10,000 for any director.

(5)	Reflects compensation for Mr. William J. Bell’s service as a non-employee director from January 1 through June 15, 2023.

(6)	Charles F. Dolan, the Company’s Chairman Emeritus, is an employee of the Company and earned $400,000 in 2023. Additionally, Mr. Dolan participates in the Company’s benefit plans.

(7)

Reflects compensation for Ms. Kristin Dolan’s service as a non-employee director from January 1 through March 10, 2023. Ms. Kristin Dolan’s compensation for her role as CEO is reported in the “2023 Summary Compensation Table”

(8)	Reflects compensation for Ms. Debra G. Perelman’s service as a non-employee director from June 15 through December 31, 2023.

(9)	Reflects compensation for Mr. David E. Van Zandt’s service as a non-employee director from January 1 through June 15, 2023.

Board Diversity Matrix

The following table sets forth certain diversity statistics relating to our Board members, as required by NASDAQ listing standards:

Board Diversity Matrix (As of April 26, 2024)

Total Number of Directors	13

	Female	Male	Non-Binary	Did Not Disclose Gender

Part I: Gender Identity

Directors	2	11	0	0

Part II: Demographic Background

African American or Black	0	0	0	0

Alaskan Native or Native American	0	0	0	0

Asian	0	0	0	0

Hispanic or Latinx	0	0	0	0

Native American or Pacific Islander	0	0	0	0

White	2	10	0	0

Two or More Races or Ethnicities	0	0	0	0

LGBTQ+	0	0	0	0

Did Not Disclose Demographic Background	1

PROPOSAL 1 — ELECTION OF DIRECTORS

The Board has nominated twelve of the Company’s thirteen current directors for re-election to the Board, as well as one new director nominee, at this year’s annual meeting. Current director Charles F. Dolan will not be standing for re-election at the annual meeting. Of the thirteen nominees for director, five are to be elected by the Class A stockholders and eight are to be elected by the Class B stockholders. All of the directors that are standing for re-election were elected by the respective Class A and Class B stockholders at the 2023 annual meeting of the Company’s stockholders held on June 15, 2023. The Board noted that more votes were withheld than were cast in favor of the election of Class A Director Leonard Tow at the 2023 annual meeting and discussed the implications of that vote both in its Board meetings and with stockholders following the vote outcome. The Board believes, based on the public recommendations of ISS and Glass Lewis – two of the largest proxy advisor firms which are followed by many institutional investors – that the opposition to Dr. Tow was primarily driven by dissatisfaction with the Company’s governance structure and not the result of specific objection to Dr. Tow or his performance on the Board. Dr. Tow is a seasoned industry executive whose experience as a founder and chief executive officer of a major cable television company and as a former Board member of Cablevision have continued to provide our Board with valuable perspectives on the risks and opportunities inherent to our industry and our strategy. After careful consideration of the outcome and circumstances, as well as the crucial skills and differentiated experience he brings to the Board, the Board decided to nominate Dr. Tow for re-election at the annual meeting.

All director nominees are hereby nominated for a term to expire at the 2025 annual meeting of the Company’s stockholders.

The Company representatives appointed by the Board (the persons named in the proxy card, or, if applicable, their substitutes) will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted to elect each of the director nominees below, as applicable based on whether you are a holder of Class A Common Stock or Class B Common Stock.

If a nominee for election as a director by the Class A stockholders becomes unavailable before the election, the Company representatives named in the Class A proxy card will be authorized to vote for a replacement nominee for election as a director by the Class A stockholders if the Board names one. If a Class B director nominee becomes unavailable before the election, the persons named in the Class B proxy card will be authorized to vote for a replacement Class B director nominee if the Board names one.

The Board unanimously recommends that you vote FOR each of the following candidates:

Director Nominees Elected By Class A Common Stockholders

LEONARD TOW

Age: 95

Director since June 2011

Dr. Tow has been Chief Executive Officer of New Century Holdings LLC, an outdoor advertising company, since January 2005. He also served as Chairman and Chief Executive Officer of Citizens Communications Company from 1990 to September 2004. Dr. Tow previously served as a director of Cablevision until its sale in June 2016 and Citizens Communications Company. Dr. Tow also serves as Chairman of the Tow Foundation, a trustee of the Brooklyn College Foundation, a trustee of Columbia University Mailman School of Public Health, a trustee of WNET.ORG and a member of the board of Lincoln Center Theater.

Key Skills & Qualifications In light of Dr. Tow’s experience as a founder and chief executive officer of a major cable television company, his experience as the chief executive officer of a private company, as well as the knowledge and experience he has gained and contributions he has made during his tenure as a director of the Company and Cablevision, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class A stockholders, has concluded that he should be reelected to the Board.

CARL E. VOGEL

Age: 66

Director since June 2013

Mr. Vogel is a private investor and an industry advisor focused on media and communications for KKR & Co Inc., a global investment firm. He is also an Executive Partner of Mill Point Capital, a middle market private equity firm; and Executive Chairman of Full Circle Fiber Partners, LLC, an investment platform focused on opportunities in fiber, engineering and technology. Mr. Vogel was a former Senior Advisor of DISH Network Corporation; former President and Vice Chairman of DISH Network Corporation (formerly EchoStar Communications Corporation), a satellite delivered digital television services provider in the United States); the former Vice Chairman and Senior Advisor at EchoStar Corp., a developer of set-top boxes and other electronic technology; and the former President, Chief Executive Officer and director of Charter Communications, a broadband service provider. Prior to joining Charter, Mr. Vogel worked as an executive officer in various capacities for companies affiliated with Liberty Media. In addition, Mr. Vogel is a member of the board of directors, audit committee and compensation committee of Sphere Entertainment and a member of the board of directors of Sirius XM Holdings Inc. Mr. Vogel also served as a director of Universal Electronics, Inc., Ascent Media Corporation, Inc., DISH Network Corporation and Shaw Communications, Inc. during the last five years.

Key Skills & Qualifications In light of Mr. Vogel’s extensive knowledge of the media industry acquired through his high level executive roles at DISH Network Corporation and Charter Communications Inc., his accounting experience acquired through his work as a certified public accountant and his role as a chief executive and senior finance executive of public companies, as well as the knowledge and experience he has gained and contributions he has made during his tenure as a director of the Company, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class A stockholders, has concluded that he should be reelected to the Board.

JOSEPH M. COHEN

Age: 77

Director since June 2022

Mr. Cohen has been Chairman and Chief Executive Officer of West Ridge Associates, a sports and media consulting firm, since 2013. West Ridge’s clients include Platinum Equities, a private equity firm, the Cleveland Guardians and Arizona Diamondbacks of Major League Baseball, and The Switch, a broadcast transmission facilities provider. In April 2022, Mr. Cohen was named Chairman of Brand Velocity Group Sports, a private equity firm. Mr. Cohen has served as an independent consultant of The Switch since May 2020 and previously served as President of Sports at The Switch from 2013 to 2018 as an employee and from 2018 through May 2020 (as an independent consultant). He was Chief Executive Officer and Principal Owner of The Switch predecessor companies Hughes Television Network (1985-1989) and HTN Communications, LLC (2003-2013). Mr. Cohen served in various senior executive roles with Madison Square Garden while the business was part of Cablevision and was President of MSG Networks Inc. (1977-1985), when he was a member of the National Basketball Association (NBA) and National Hockey League (NHL) television committees. He returned as Executive Vice President of MSG Media & Development (1995-2002). Mr. Cohen was Chairman of the Los Angeles Kings of the NHL (1993-1995), also serving on the NHL Board of Governors. He was President of Spectacor West and Chief Executive Officer of Spectacor Films (1991-1993), serving on the board of Allied Communications, Inc. (ACI), an independent film distribution company. He was also co-founder and a director of USA Network (1977-1981). Mr. Cohen is a member of the board of directors of MSG Sports and previously served as a director of MSG Networks from June 2020 until the merger of Madison Square Garden Entertainment Corp. with MSG Networks in July 2021. He also serves as a director of Joe Torre’s Safe At Home Foundation and Maccabi World Union. He serves as a director emeritus of the March of Dimes and trustee emeritus of the California Institute of the Arts. Recognition of Mr. Cohen includes the Sports Broadcasting Hall of Fame and the WWE Hall of Fame, the Sports Business Journal’s Champions Class of 2016, Ellis Island Medal of Honor and Billboard Magazine’s Facilities Manager of the Year (1974 and 1976). Mr. Cohen brings to the Board his long-term experience and knowledge of the sports, entertainment and media industries.

Key Skills & Qualifications In light of Mr. Cohen’s long-term experience as a senior executive of other companies and his knowledge of the entertainment and media industries, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class A stockholders, has concluded that he should be reelected to the Board.

MATTHEW C. BLANK

Age: 73

Director since October 2022

Mr. Blank has served as a Senior Advisor at The Raine Group, LLC, since rejoining as of December 1, 2022. Mr. Blank previously served as a senior advisor to The Raine Group, LLC from September 2020 to September 2021. Mr. Blank served as Interim CEO of AMC Networks Inc. from September 2021 to September 2022. Mr. Blank was an advisor to Showtime Networks, Inc. (“Showtime”) from January 2018 to December 2018, after serving as Chairman of Showtime from January 2016 to December 2017. Prior to that, Mr. Blank served as Chief Executive Officer of Showtime from 1995 through 2015 and President and Chief Operating Officer of Showtime from 1993 through 1995, after serving as Executive Vice President of Marketing, Creative Services and Public Affairs from 1988 to 1992. Prior to joining Showtime, Mr. Blank served over 12 years in various roles at Home Box Office, Inc. (“HBO”), leaving HBO as its Senior Vice President of Consumer Marketing. Mr. Blank currently serves as a director of Cumulus Media, Inc. and CuriosityStream Inc. Mr. Blank previously served on the board of directors of Madison Square Garden Entertainment Corp. from April 2020 to September 2021 and Madison Square Garden Sports Corp. from December 2019 to April 2020.

Key Skills & Qualifications In light of Mr. Blank’s extensive knowledge of the media industry acquired through his high level executive roles at AMC Networks Inc., Showtime and HBO, as well as the knowledge and experience he has gained and contributions he has made during his tenure as a director of the Company, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class A stockholders, has concluded that he should be reelected to the Board.

DEBRA G. PERELMAN

Age: 50

Director since June 2023

Ms. Perelman served as President and Chief Executive Officer of Revlon, Inc. from May 2018 to August 2023, director of Revlon, Inc. from June 2015 to August 2023 and as director of Revlon Consumer Products Corporation from May 2018 to June 2022. Ms. Perelman previously served as Revlon, Inc.’s Chief Operating Officer from January until May 2018 and as EVP Strategy, Digital Content and New Business Development from December 2017 until January 2018. From 2014 until December 2017, Ms. Perelman also served as Executive Vice President, Strategy and New Business Development of MacAndrews & Forbes, a diversified holding company. Ms. Perelman joined MacAndrews & Forbes in 2004 as Vice President. Prior to joining MacAndrews & Forbes, Ms. Perelman held various positions at Revlon, Inc. in corporate finance and brand marketing. Ms. Perelman is also the co-founder and serves a member of the Board of Child Mind Institute and is on Mastercard’s CPG Innovate Steering Committee.

Key Skills & Qualifications In light of Ms. Perelman’s experience as the chief executive officer of a public company, as well as the knowledge and experience she has gained in various positions, including brand marketing and corporate finance at Revlon, Inc. and MacAndrews & Forbes, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class A stockholders, has concluded that she should be reelected to the Board.

Director Nominees Elected By Class B Common Stockholders

AIDAN J. DOLAN

Age: 32

Director since June 2021

Mr. Aidan J. Dolan is a graduate of New York University and has earned a certification in entrepreneurship at the Wharton School of Business. Mr. Dolan has been involved with various entrepreneurial endeavors, including managing and performing in Upright Man, a New York-based band, since 2015 and launching an apparel line founded in May 2019. Mr. Dolan served as a director of MSG Networks Inc. from June 2020 until its merger with Madison Square Garden Entertainment Corp. in July 2021. Mr. Dolan is the son of James L. Dolan, the step-son of Kristin A. Dolan, the grandson of Charles F. Dolan and the nephew of Marianne Dolan Weber, Thomas C. Dolan, Patrick Dolan and Brian G. Sweeney.

Key Skills & Qualifications In light of his familiarity with the Company’s business and being a member of the third generation of Cablevision’s founding family and experience as a director of MSG Networks Inc., our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class B stockholders, has concluded that Aidan J. Dolan should be reelected to the Board.

JAMES L. DOLAN

Age: 68

Director since March 2011

Mr. James L. Dolan has served as the Company’s Non-Executive Chairman since February 27, 2023 and previously served in such role from September 2020 to December 5, 2022. From December 5, 2022 through February 27, 2023, Mr. Dolan served as the Company’s Interim Executive Chairman. He also has served as the Executive Chairman of MSG Sports since October 2015 and was the Chief Executive Officer of MSG Sports from November 2017 until the effective time of the spinoff of Sphere Entertainment from MSG Sports, which occurred on April 17, 2020. Mr. Dolan has served as the Executive Chairman and Chief Executive Officer of Sphere Entertainment since November 2019 and as the Executive Chairman and Chief Executive Officer of MSG Entertainment since December 2022. Mr. Dolan was the Executive Chairman of MSG Networks from June 2009 until the merger of Sphere Entertainment with MSG Networks in July 2021 and he was the President and Chief Executive Officer of MSG Networks from March 15, 2015 to July 15, 2015. Mr. Dolan was Chief Executive Officer of Cablevision from October 1995 until its sale in June 2016. He was President of Cablevision from June 1998 to April 2014, Chief Executive Officer of Rainbow Media Holdings, Inc. from September 1992 to October 1995, and Vice President of Cablevision from 1987 to September 1992. Mr. Dolan currently serves as a director of MSG Sports, MSG Entertainment and Sphere Entertainment. Mr. Dolan previously was a director of MSG Networks, Cablevision and Live Nation Entertainment, Inc. Mr. Dolan is the son of Charles F. Dolan, the spouse of Kristin A. Dolan, the father of Aidan J. Dolan, the brother of Marianne Dolan Weber, Patrick F. Dolan and Thomas C. Dolan and the brother-in-law of Brian G. Sweeney.

Key Skills & Qualifications In light of Mr. Dolan’s experience in various positions with Cablevision since 1979, including as its Chief Executive Officer from 1995 until its sale in June 2016 and his experience as the Executive Chairman of MSG Sports since 2015, Executive Chairman and Chief Executive Officer of Sphere Entertainment since 2019, Executive Chairman and Chief Executive Officer of MSG Entertainment since December 2022 and Executive Chairman of MSG Networks, Inc. from June 2009 until July 2021, as well as the knowledge and experience he has gained and contributions he has made during his tenure as a director of the Company, MSG Sports, Sphere Entertainment, MSG Entertainment, MSG Networks and Cablevision, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class B stockholders, has concluded that he should be reelected to the Board.

PATRICK F. DOLAN

Age: 72

Director since June 2011

Mr. Patrick F. Dolan was Senior Network Advisor of News 12 Networks from April 2018 to October 2018. News 12 Networks is a subsidiary of Altice N.V. He was the President of News 12 Networks from February 2002 to April 2018 and Vice President from September 1995 to February 2002. He has been a majority owner of Newsday Media Group since July 2016. Mr. Dolan previously served as a director of Cablevision. Mr. Dolan is the son of Charles F. Dolan, the brother of James L. Dolan, Marianne Dolan Weber and Thomas C. Dolan, the uncle of Aidan J. Dolan and the brother-in-law of Kristin A. Dolan and Brian G. Sweeney.

Key Skills & Qualifications In light of Mr. Dolan’s experience as a member of Cablevision’s founding family, in his previous position with News 12 Networks and in various previous positions with Cablevision, as well as the knowledge and experience he has gained and contributions he has made during his tenure as a director of the Company and Cablevision, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class B stockholders, has concluded that he should be reelected to the Board.

THOMAS C. DOLAN

Age: 71

Director since June 2011

Mr. Thomas C. Dolan was Executive Vice President-Strategy and Development, Office of the Chairman of Cablevision from September 2008 until its sale in June 2016. He was Chief Executive Officer of Rainbow Media Corp. from April 2004 to April 2005 and Executive Vice President and Chief Information Officer of Cablevision from October 2001 until April 2005. He serves as a director of MSG Sports, Sphere Entertainment and MSG Entertainment and previously served as a director of MSG Networks until the merger of Sphere Entertainment with MSG Networks, and Cablevision. Mr. Dolan is the son of Charles F. Dolan, the brother of James L. Dolan, Marianne Dolan Weber and Patrick F. Dolan, the uncle of Aidan J. Dolan and the brother-in-law of Kristin A. Dolan and Brian G. Sweeney.

Key Skills & Qualifications In light of Mr. Dolan’s experience as a member of Cablevision’s founding family and in various positions with Cablevision since 1987, as well as the knowledge and experience he has gained and contributions he has made during his tenure as a director of the Company, MSG Sports, Sphere Entertainment, MSG Entertainment, MSG Networks and Cablevision, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class B stockholders, has concluded that he should be reelected to the Board.

STEPHEN C. MILLS

Age: 64

Director Nominee

Mr. Stephen C. Mills served as President from 2017 to 2020 and Executive Vice President and General Manager from 2013 to 2017 of the New York Knicks, which is owned by MSG Sports. Prior to joining the New York Knicks, he served as a Partner at Athletes & Entertainers Wealth Management Group, LLC from 2009 to 2013, the Chief Operating Officer and Sports Business President of MSG Networks from 2003 to 2009, and in various roles at the NBA from 1984 to 2000. Mr. Mills has served as a director of Selective Insurance Group, Inc. since September 2020, a director of MSG Sports since 2020 and as a Trustee of Ariel Investments since 2015. Mr. Mills previously served as a director of MSG Networks from October 2020 to 2021. Mr. Mills has also served on the board of advisors for the Hospital for Special Surgery since 2011 and as a director of the Princeton University Varsity Club since 2010. He previously served as a trustee of USA Basketball from 1992 to 2000 and the Basketball Hall of Fame from 1992 to 2000.

Key Skills & Qualifications In light of the knowledge and experience Mr. Mills has gained and contributions he has made during his tenure as a director of MSG Sports and MSG Networks, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class B stockholders, has concluded that he should be elected to the Board.

BRIAN G. SWEENEY

Age: 59

Director since June 2011

Mr. Sweeney served as the President of Cablevision from April 2014 and Chief Financial Officer of Cablevision from March 2015 until its sale in June 2016. Previously, Mr. Sweeney served as the Senior Executive Vice President, Strategy and Chief of Staff of Cablevision from January 2013 to April 2014, Senior Vice President — Strategic Software Solutions of Cablevision from June 2012 to January 2013 and Senior Vice President — eMedia of Cablevision from January 2000 to December 2012. He serves as a director of MSG Sports, Sphere Entertainment and MSG Entertainment and previously served as a director of MSG Networks until the merger of Sphere Entertainment with MSG Networks, and Cablevision. Mr. Sweeney is the son-in-law of Charles F. Dolan and the brother-in-law of James L. Dolan, Kristin A. Dolan, Marianne Dolan Weber, Patrick F. Dolan and Thomas C. Dolan and the uncle of Aidan J. Dolan.

Key Skills & Qualifications In light of Mr. Sweeney’s experience in various positions with Cablevision since 1993, as well as the knowledge and experience he has gained and contributions he has made during his tenure as a director of the Company, MSG Sports, Sphere Entertainment, MSG Entertainment, MSG Networks and Cablevision, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class B stockholders, has concluded that he should be reelected to the Board.

VINCENT TESE

Age: 81

Director since June 2016

Mr. Tese has been Chairman of ICE Clear Credit LLC since 2013. Mr. Tese was the Chairman of FCB Financial Holdings, Inc. (formerly known as Bond Street Holdings, LLC) from November 2009 to January 2019 and the Executive Chairman of FCB Financing Holdings, Inc. and its subsidiary, Florida Community Bank from January 2010 to January 2019. Mr. Tese served as Chairman and Chief Executive Officer of the New York State Urban Development Corporation from 1985 to 1987 and as Director of Economic Development for New York State from 1987 to December 1994. He is a director of MSG Sports, Sphere Entertainment and Claros Mortgage Trust, Inc. He also serves as a trustee of New York Presbyterian Hospital and New York University School of Law. Mr. Tese previously was a director of Gabelli Asset Management, National Wireless Holdings, Inc., The Bear Stearns Companies, Inc., Cablevision, MSG Networks and Mack-Cali Realty Corporation.

Key Skills & Qualifications In light of his experience as the chief executive officer of the New York State Urban Development Corporation, his other governmental service, his experience as the executive chairman of Florida Community Bank, as well as the knowledge and experience he has gained and contributions he has made during his tenure as a director of the Company, MSG Sports and Cablevision, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class B stockholders, has concluded that he should be reelected to the Board.

MARIANNE DOLAN WEBER

Age: 66

Director since June 2022

Ms. Dolan Weber has been President of Heartfelt Wings Foundation Inc. since 2015 and a Member of the Board of Green Mountain Foundation Inc. since 2015. Ms. Dolan Weber currently serves as the manager of MLC Ventures LLC and served as Chairman of both the Dolan Family Foundation and the Dolan Children’s Foundation from 1999 to 2011 and Vice Chairman and Director of the Dolan Family Office, LLC from 1997 to 2011. Ms. Dolan Weber serves as a director of Sphere Entertainment, MSG Entertainment and MSG Sports and previously served as a director of the Company from 2011 to June 2021, Cablevision Systems Corporation from 2005 to 2016 and MSG Networks Inc. from 2010 to 2014. Marianne Dolan Weber is the daughter of Charles F. Dolan, the sister of James L. Dolan, Patrick F. Dolan and Thomas C. Dolan, the sister-in-law of Brian G. Sweeney and Kristin A. Dolan, and the aunt of Aidan J. Dolan.

Key Skills & Qualifications In light of Ms. Dolan Weber’s experience as Chairman of the Dolan Family Foundation and the Dolan Children’s Foundation, as well as the knowledge and experience she has gained and contributions she has made during her tenure as a director of the Company, MSG Sports, Sphere Entertainment, MSG Entertainment, MSG Networks and Cablevision, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class B stockholders, has concluded that she should be reelected to the Board.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee, comprised of independent members of the Board, has appointed KPMG LLP (“KPMG”) as our independent registered public accounting firm (the “independent auditors”) with respect to our operations for 2024. KPMG will audit our financial statements, including our internal control over financial reporting, for 2024. Representatives of KPMG will participate in the annual meeting to answer appropriate questions and to make a statement if they desire.

We are asking our stockholders to ratify the selection of KPMG as our independent registered public accounting firm. Although ratification is not required by our organizational documents, the Board is submitting the selection of KPMG to our stockholders for ratification because we believe it is a matter of good corporate practice. In the event that our stockholders fail to ratify the selection, it will be considered a recommendation to the Board of Directors and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders. In accordance with our Amended and Restated Certificate of Incorporation, holders of Class A Common Stock will have one vote per share and holders of Class B Common Stock will have ten votes per share.

The Board unanimously recommends that you vote FOR this proposal.

Fees Paid to Independent Registered Public Accounting Firm

The following table provides information about fees for services rendered by KPMG, our independent registered public accounting firm, in 2023 and 2022:

	2023	2022

Audit fees (1)	$2,316,000	$3,229,000

Audit-related fees (2)	$ 52,000	$ 183,000

Tax fees (3)	$ 149,000	$ 75,000

All other fees (4)	—	$ 339,000

(1)

Audit fees billed to and incurred by the Company consist of (i) services for work arising from the Company’s financial statement audit, including the integrated audit of internal control over financial reporting, (ii) statutory and separate Company audits of the financial statements of certain Company subsidiaries and (iii) reviews of the Company’s unaudited interim consolidated financial statements for quarterly periods.

(2)	Audit-related fees billed to the Company consisted principally of services relating to agreed-upon procedures and compliance, and employee benefit plan audits.

(3)	Tax fees billed to the Company consisted of fees for advisory services relating to state, federal and foreign tax matters and compliance services.

(4)	All other fees billed to the Company consisted of contract compliance and other permitted advisory services.

The Audit Committee’s pre-approval policy requires that the Audit Committee pre-approve audit and non-audit services performed by the independent registered public accounting firm. The Audit Committee may delegate its pre-approval authority to the Chairman of the Audit Committee provided that any such services are subsequently ratified by the entire Audit Committee. All of the services for which fees were disclosed under “Audit fees,” “Audit-related fees,” “Tax fees” and “All other fees” in the table above were pre-approved under the Audit Committee’s pre-approval policy.

PROPOSAL 3 — ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

As required by Regulation 14A of the Exchange Act, we are seeking stockholder approval, on an advisory basis, of the compensation of our Named Executive Officers as disclosed under the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement.

The Company’s stockholders previously approved, in an advisory vote held at the 2018 annual meeting of stockholders, holding an advisory vote to approve the compensation of our Named Executive Officers once every three years. After considering feedback received from stockholders through our ongoing stockholder engagement, however, the Company has determined to increase the frequency of this vote by holding an advisory vote to approve the compensation of our Named Executive Officers annually, including this year, and currently expects to conduct the vote on a yearly basis going forward.

The Company values the opinions of its stockholders and, consistent with our record of stockholder engagement, will consider the outcome of the vote when making future compensation decisions. In considering your vote, we invite you to review the Company’s compensation philosophy and program under “Compensation Discussion and Analysis.” As described in the Compensation Discussion and Analysis, we believe that the Company’s executive compensation programs effectively ties a significant portion of compensation to the Company’s performance and provides a competitive level of compensation needed to recruit, retain and motivate talented executives critical to the Company’s long-term success.

We are asking our stockholders to vote “FOR” the adoption of the following resolution:

RESOLVED, that the stockholders of AMC Networks Inc. (“AMC Networks”) approve, on an advisory basis, the compensation of AMC Networks’ Named Executive Officers, as disclosed in AMC Networks’ Proxy Statement for the 2024 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narratives under the heading “Executive Compensation.”

Our Board and Compensation Committee value the opinions of all our stockholders and will consider the outcome of this vote when making future compensation decisions for our Named Executive Officers.

The Board unanimously recommends that you vote FOR this proposal.

PROPOSAL 4 — ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION

As required by Regulation 14A of the Exchange Act, we are seeking a stockholder vote, on an advisory basis, on the frequency with which we include in our proxy statement an advisory vote on executive compensation. By voting on this proposal, stockholders may indicate whether they prefer that we seek such an advisory vote every one, two or three years. Pursuant to Section 14A of the Exchange Act, we are required to hold at least once every six years an advisory stockholder vote to determine the frequency of the advisory stockholder vote on executive compensation.

After consideration of this proposal, our Board determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company and therefore recommends a vote for an annual advisory vote. In reaching its recommendation, our Board considered that an annual advisory vote would permit the Company’s stockholders to provide timely feedback to the Board by expressing their views on the Company’s executive compensation program each year. In addition, our Board believes that an annual advisory vote is consistent with our goal of implementing good corporate governance practices and seeking input from, and engaging with, our stockholders regarding our executive compensation program.

While we intend to carefully consider the voting results of this proposal, the vote is advisory in nature and therefore not binding on us, our Board or our Compensation Committee. Our Board and Compensation Committee value the opinions of all of our stockholders and will consider the outcome of this vote when deciding upon the frequency of stockholder votes on executive compensation.

The Board unanimously recommends that an advisory vote to approve the compensation of our Named Executive Officers be held “Every Year.”

PROPOSAL 5 — PROPOSAL TO APPROVE THE COMPANY’S AMENDED AND RESTATED 2011 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

The Company is seeking shareholder approval of the Amended and Restated 2011 Director Stock Plan (the “A&R 2011 Director Stock Plan”). The A&R 2011 Director Stock Plan is being submitted for the approval of the stockholders of the Company in order to reserve an additional 450,000 shares of Class A Common Stock to the current non-employee director stock plan (the “Current Director Stock Plan”) for issuance of Awards under the A&R 2011 Director Stock Plan, as well as to extend the termination date from June 11, 2030 to June 12, 2034. The terms of the A&R 2011 Director Stock Plan otherwise are substantially similar to the Current Director Stock Plan approved by stockholders in 2011. The primary aspects of the A&R 2011 Director Stock Plan are as follows, and such summary is qualified in its entirety by the A&R 2011 Director Stock Plan as set forth in Annex B to this proxy statement.

Overview

We believe that the Company’s ability to attract and retain capable persons as non-employee directors is enhanced if the Company can provide its non-employee directors with equity-based awards and that the Company will benefit from encouraging a sense of proprietorship of such persons stimulating their active interest in the development and financial success of the Company. The A&R 2011 Director Stock Plan provides for potential grants of non-qualified stock options, restricted stock units and other equity-based awards (collectively, “Director Awards”). The A&R 2011 Director Stock Plan will terminate, and no more Director Awards will be granted, after ten years from the effective date of the A&R 2011 Director Stock Plan (unless sooner terminated by our Board of Directors or our Compensation Committee). The termination of the A&R 2011 Director Stock Plan will not affect previously granted Director Awards. If stockholders do not approve the A&R 2011 Director Stock Plan, the amendments to the Current Director Stock Plan will not take effect, but the Company may continue to grant awards under the Current 2011 Director Stock Plan in accordance with the current terms and conditions thereof.

Historic Burn Rate and Potential Dilution

We estimate that the shares available for issuance under the A&R 2011 Director Stock Plan will provide sufficient shares for our equity-based compensation needs for non-employee directors for approximately three years following the date the A&R 2011 Director Stock Plan is approved by our stockholders.

Our equity-based compensation model for our non-employee directors results in a “burn rate” as indicated in the chart below:

	2021	2022	2023	Three-Year Average

(a) Restricted stock units granted (1)	27,423	47,398	135,798	70,206

(b) Weighted average common shares outstanding – basic	42,361,000	43,135,000	43,827,000	43,108,000

(c) Burn rate (a/b) (2)	.06%	.11%	.31%	.16%

(1)	Reflects the gross number of shares underlying awards made to non-employee directors during the respective year.

(2)	Not adjusted for forfeiture, withholding and expirations, which would reduce the burn rate if taken into account.

Our Compensation Committee recognizes that, as commonly calculated, the total potential dilution or “overhang” from the adoption of the A&R 2011 Director Stock Plan is 2.02%. The overhang is calculated as follows, in each case as of December 31, 2023: (x) the sum of (a) 506,191 shares available under the A&R 2011 Director Stock Plan and (b) 393,101 shares underlying outstanding awards under the Current Director Stock Plan, divided by (y) the sum of (a) 43,562,000 shares outstanding, (b) 506,191 shares available under the A&R 2011 Director Stock Plan and (c) 393,101 shares underlying outstanding awards under the Current Director Stock Plan.

Shares Subject to the A&R 2011 Director Stock Plan; Other Limitations

The A&R 2011 Director Stock Plan will be administered by the Company’s Compensation Committee. There are currently 12 non-employee directors who are eligible to participate in the A&R 2011 Director Stock Plan. The closing price of a share of the Company’s Class A Common Stock on March 15, 2024 was $12.23.

The total number of shares of the Company’s Class A Common Stock that may be issued pursuant to Director Awards under the A&R 2011 Director Stock Plan may not exceed an aggregate of 1,115,000, representing 665,000 available for grant under the Current Director Stock Plan plus the 450,000 shares added as a result of the approval of the A&R 2011 Director Stock Plan, which may be either treasury shares or authorized and unissued shares. To the extent that (i) a Director Award is paid, settled or exchanged or expires, lapses, terminates or is cancelled for any reason without the issuance of shares or (ii) any shares under a Director Award are not issued because of payment or withholding obligations, then the Compensation Committee may also grant Director Awards with respect to such shares. Director Awards payable only in cash or property other than shares do not reduce the aggregate remaining number of shares with respect to which Director Awards may be made under the A&R 2011 Director Stock Plan and shares relating to any other Director Awards that are settled in cash or property other than shares, when settled, will be added back to the aggregate remaining number of shares with respect to which Director Awards may be made under the A&R 2011 Director Stock Plan. Any shares underlying Awards that the Company becomes obligated to make through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity shall not count against the shares available to be delivered pursuant to Awards under the A&R 2011 Director Stock Plan.

In the event that any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects shares such that the failure to make an adjustment to a Director Award would not fairly protect the rights represented by the Director Award in accordance with the essential intent and principles thereof (each such event, an “A&R 2011 Director Stock Plan Adjustment Event”), then the Compensation Committee will, in such manner as it may determine to be equitable in its sole discretion, adjust any or all of the terms of an outstanding Director Award (including, without limitation, the number of shares covered by such outstanding Director Award, the type of property to which the Director Award is subject and the exercise price of such Director Award).

Director Awards

Under the A&R 2011 Director Stock Plan, the Company may grant options to participants. The options will be exercisable at a price determined by the Compensation Committee on the date of the Director Award grant, which price will be no less than the fair market value of a share of Class A Common Stock on the date the option is granted, and will otherwise be subject to such terms and conditions as specified by the Compensation Committee, provided that, unless determined otherwise by the Compensation Committee, such options will be fully vested and exercisable on the date of grant. Each option granted pursuant to the A&R 2011 Director Stock Plan will terminate upon the earlier to occur of (i) the expiration of ten years following the date upon which the option is granted and (ii) a period fixed by the Compensation Committee in the award agreement, however, an award agreement may provide that in the event that a participant dies while an option is exercisable, the option will remain exercisable by the participant’s estate or beneficiary only until the first anniversary of the participant’s date of death and whether or not such first anniversary occurs prior to or following the expiration of the relevant period referred to above. Upon its exercise, an option may be settled, in the Compensation Committee’s discretion, for an amount equal to the excess of the fair market value of a share of Class A Common Stock on the date of exercise over the exercise price of the option.

The Company may also grant restricted stock units to participants. A restricted stock unit is an unfunded, unsecured right to receive a share of Class A Common Stock (or cash or other property) at a future date upon the satisfaction of the conditions specified by the Compensation Committee in the award agreement. Unless otherwise provided by the Compensation Committee, such restricted stock units will be fully vested on the date of grant and will also carry a dividend equivalent right representing an unfunded and unsecured promise to pay to the relevant participant an amount equal to the ordinary cash dividends that would have been paid upon any share underlying a restricted stock unit had such shares been issued. If a restricted stock unit is not fully vested at the date of grant, the dividend equivalent right will not apply until such restricted stock unit is vested.

The Compensation Committee may grant other equity-based or equity-related awards to non-employee directors subject to terms and conditions it may specify. These awards may entail the transfer of shares or payment in cash based on the value of shares.

Amendment; Termination

The Board of Directors or the Compensation Committee may discontinue the A&R 2011 Director Stock Plan at any time and from time to time may amend or revise the terms of the A&R 2011 Director Stock Plan or any award agreement, as permitted by applicable law, except that it may not

(a) make any amendment or revision in a manner unfavorable to a participant (other than if immaterial), without the consent of the participant or (b) make any amendment or revision without the approval of the stockholders of the Company if such approval is required by the rules of NASDAQ. Consent of the participant will not be required solely pursuant to the previous sentence in respect of any adjustment made in light of an A&R 2011 Director Stock Plan Adjustment Event, except to the extent the terms of an award agreement expressly refer to an A&R 2011 Director Stock Plan Adjustment Event, in which case such terms will not be amended in a manner unfavorable to a participant (other than if immaterial) without such participant’s consent.

U.S. Federal Tax Implications of Options and Restricted Stock Units Under the A&R 2011 Director Stock Plan

The following summary generally describes the principal Federal (but not state and local) income tax consequences of the issuance and exercise of options and restricted stock units under the A&R 2011 Director Stock Plan. It is general in nature and is not intended to cover all tax consequences that may apply to a particular participant or the Company. The provisions of the Code and the regulations thereunder relating to these matters are complex and subject to change and their impact in any one case may depend upon the particular circumstances.

A non-employee director will not realize any income, and the Company will not be entitled to a deduction, at the time that a stock option is granted under the A&R 2011 Director Stock Plan. Upon exercising an option, a non-employee director will realize ordinary income (not as capital gain), and the Company will be entitled to a corresponding deduction, in an amount equal to the fair market value on the exercise date of the shares subject to the option over the exercise price of the option. The non-employee director will have a basis in the shares received as a result of the exercise, for purposes of computing capital gain or loss, equal to the fair market value of those shares on the exercise date and the non-employee director’s holding period in the shares received will commence on the day after the date of exercise. If an option is settled by the Company in cash, shares or a combination thereof, the non-employee directors will recognize ordinary income at the time of settlement equal to the fair market value of such cash, shares or combination thereof, and the Company will be entitled to a corresponding deduction.

A non-employee director will not realize any income, and the Company will not be entitled to a deduction, at the time that a restricted stock unit is granted under the A&R 2011 Director Stock Plan. Upon payment or settlement of a restricted stock unit award in Class A Common Stock or cash, the non-employee director will recognize ordinary income, and the Company will be entitled to a corresponding deduction, equal to the fair market value of any Class A Common Stock or cash received.

New Plan Benefits

As discussed above, only non-employee directors are eligible to receive benefits under the A&R 2011 Director Stock Plan. The Compensation Committee has the discretion to determine the compensation of non-employee directors, including awards under the A&R 2011 Director Stock Plan. Accordingly, the Company cannot currently determine the number of awards that any non-employee director may receive under the A&R 2011 Director Stock Plan if approved by stockholders. The following table sets forth the number of awards that were received by the persons and groups named below for the 2023 fiscal year under the Current Director Stock Plan.

	Dollar Value($)(1)	Number of RSUs (1)

James L. Dolan, Chairman & Director	$129,556	10,970

Kristin Dolan, CEO	—	—

Patrick O’Connell, Executive Vice President and Chief Financial Officer	—	—

James G. Gallagher, Executive Vice President and General Counsel	—	—

Dan McDermott, President – Entertainment & AMC Studios	—	—

Kim Kelleher, Chief Commercial Officer	—	—

All Executive Officers	—	—

Non-Executive Employee Officer Group	—	—

All Directors who are not Executive Officers	$1,425,112	120,670

(1)

This column reflects the aggregate grant date fair value of the Company’s restricted stock units granted in 2023 without any reduction for risk of forfeiture, as calculated in accordance with FASB ASC Topic 718 on the grant date.

The Board unanimously recommends that you vote FOR this proposal.

Equity Compensation Plan Information

The following table shows the total number of outstanding options and shares available for other future issuances under all of our equity compensation plans as of December 31, 2023.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a) (2))

Equity compensation plans approved by security holders	2,806,148	24.84	6,716,025

Equity compensation plans not approved by security holders	—	—	—

Total	2,806,148	24.84	6,716,025

(1)	Includes the following plans: 2016 Employee Stock Plan and the Director Stock Plan.

(2)

In March 2024, the Compensation Committee granted RSU awards covering an aggregate of 2,016,192 shares, which is not reflected as a reduction in the number of shares remaining available for future issuance in column (c).

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board in its oversight of the Company’s financial reporting, internal controls, and audit functions. Three independent Class A Directors comprise the Audit Committee. The Audit Committee operates under a written charter adopted by the Board. The Board has determined that each member of the Audit Committee has no material relationship with the Company under the Board’s independence standards and each is independent and financially literate under the listing standards of NASDAQ and under the SEC’s standards relating to independence of audit committees. In addition, the Board of Directors has determined that all of our Audit Committee members: Mr. Vogel, Dr. Tow and Ms. Perelman, satisfy the financial expertise requirements of NASDAQ and have the requisite experience to be designated an audit committee financial expert as that term is defined by rules of the SEC. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

The Company’s independent registered public accounting firm, KPMG, is responsible for auditing the Company’s financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and expressing an opinion on the conformity of the consolidated financial statements to U.S. generally accepted accounting principles (“GAAP”) and on the effectiveness of the Company’s internal control over financial reporting.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements and internal control over financial reporting with management and KPMG. The Audit Committee also has discussed with KPMG the matters required to be discussed under the applicable requirements of the PCAOB and the SEC. Finally, the Audit Committee has received the written disclosures from KPMG in accordance with the applicable requirements of the PCAOB regarding KPMG’s independence, and has discussed with KPMG its independence.

As part of its responsibilities for oversight of the risk management process, the Audit Committee has reviewed and discussed the Company’s risk assessment and risk management framework, including discussions of individual risk areas as well as a summary of the overall process.

The Audit Committee has discussed with the Company’s Internal Audit Service Provider and KPMG the overall scope of and plans for their respective audits. The Audit Committee meets with the Internal Audit Service Provider and KPMG in regular and executive sessions (with and without management), to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting and compliance programs.

The Audit Committee is also responsible for the approval of audit fees, and the Committee reviewed and approved all fees paid to KPMG. These fees are described under “Fees Paid to Independent Registered Public Accounting Firm.” The Audit Committee also considered whether KPMG’s provision of non-audit services to the Company was compatible with the independence of the independent registered public accountants. The Audit Committee has adopted a formal policy for pre-approval of audit-related and non-audit services, which is briefly described under “Fees Paid to Independent Registered Public Accounting Firm.” The Audit Committee concluded that KPMG is independent from the Company and its management.

Based upon the reports, review and discussions described in this report, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC. The Audit Committee has also retained KPMG as the Company’s independent registered public accountants for the fiscal year 2024. The Audit Committee and the Board believe that the continued retention of KPMG to serve as the Company’s independent registered public accountants is in the best interests of the Company and its stockholders and have recommended that stockholders ratify the appointment of KPMG as the Company’s independent registered public accountants for the fiscal year 2024.

Members of the Audit Committee

Carl E. Vogel (Chair)

Leonard Tow

Debra G. Perelman

Dated: April 17, 2024

COMPENSATION DISCUSSION AND ANALYSIS

AMC Networks’ executive compensation program emphasizes alignment of pay and performance through annual and long-term programs that provide performance-based incentives tied to key financial measures that we believe drive stockholder value and reward sustained achievement of our key financial goals.

This Compensation Discussion and Analysis provides a discussion of our compensation philosophy and 2023 program for the named executive officers (“NEOs” or “Named Executive Officers”) listed below. James L. Dolan served as our Interim Executive Chairman from December 5, 2022 through February 27, 2023 and is listed below as a Named Executive Officer for 2023 but did not receive any incremental compensation as Interim Executive Chairman and instead continued to be paid the same compensation that he was entitled to receive as a non-employee director of the Company. For details regarding Mr. Dolan’s compensation for 2023, please refer to the “2023 Director Compensation Table” section.

Kristin A. Dolan	Chief Executive Officer

Patrick O’Connell	Executive Vice President and Chief Financial Officer

Jamie Gallagher	Executive Vice President and General Counsel

Dan McDermott	President-Entertainment & AMC Studios

Kim Kelleher	Chief Commercial Officer

James L. Dolan	Former Interim Executive Chairman

EXECUTIVE SUMMARY

Business Highlights

Our Business

AMC Networks is a global entertainment company home to many of the greatest stories and characters in TV and film and the premier destination for passionate and engaged fan communities around the world. We create and curate celebrated series and films across distinct brands and make them available to audiences everywhere on an array of distribution platforms, including linear networks, subscription streaming services and other ad-supported streaming platforms, as well as through licensing arrangements. We have an extensive library of television and film properties that we own, including several storied franchises such as The Walking Dead Universe, Anne Rice Immortal Universe, and Agatha Christie library that are well-known to global audiences. We generate revenues primarily from fees charged to distributors that carry our various brands and content, the sale of advertising on our linear networks, streaming services and digital ad-supported products, content licensing arrangements, brand licensing for consumer products, and revenue from our portfolio of streaming services.

We have operated in the entertainment industry for more than 40 years, and over that time we have created targeted and focused video entertainment products that we own and operate and that are powered by distinguished brands, including AMC, AMC+, BBC AMERICA (which we operate through a joint venture with BBC Studios), IFC, SundanceTV, WE tv, Acorn TV, Shudder, Sundance Now, ALLBLK, HIDIVE and IFC Films. Our distinctive, critically-acclaimed content spans multiple genres, including drama, documentary, comedy, reality, anime, anthology, feature film and short form. Our content and our brands are well known and well regarded by our key constituents - our viewers and subscribers as well as distributors and advertisers. Our network, streaming and show brands have developed strong, dedicated followings within their respective targeted demographics, increasing their value to our key constituents. Through our AMC Studios in-house studio, production and distribution operation, we own and control a significant portion of the original scripted series that we deliver to viewers on our linear and streaming platforms. Our ability to produce and own high quality content has provided us with the opportunity to license our owned content to leading third-party platforms. Our owned content as well as the content that we license is distributed domestically and internationally across linear networks, digital streaming services, home video and syndication.

In the U.S., our programming networks are AMC, BBC AMERICA, IFC, SundanceTV and WE tv. Our deep and established presence in the industry and the recognition we have received for our content and brands through industry awards, critical acclaim and other honors lend us a high degree of credibility with content creators and producers, providing us with strong relationships with top creative talent and demand for our owned programming for distribution on third-party platforms. Our networks are distributed primarily through traditional and virtual multi-channel video programming distributors (“MVPDs”) and are available on every major U.S. distribution platform. Our programming strategy is to target audiences with high-quality, compelling stories and powerful brands, with shows like The Walking Dead: Dead City, The Walking Dead: Daryl Dixon, Anne Rice’s Interview with the Vampire, Anne Rice’s Mayfair Witches, Dark Winds and Parish, which resonate with critics and fans alike.

For the last several years, an increasing area of focus has been to establish a portfolio of targeted subscription streaming services. Our targeted streaming strategy is to serve distinct audiences and build loyal and engaged fan communities around each service. With our targeted approach, we are serving audiences with streaming offerings that are companions to (rather than competitive with) the larger general entertainment streaming services. We prioritize offering a selection of curated premium content that resonates with our subscribers, resulting in robust engagement and retention.

Our services include AMC+, our premium streaming bundle featuring an extensive lineup of popular and critically acclaimed programming from AMC, BBC America, IFC, and SundanceTV along with full access to targeted streaming services Shudder, Sundance Now and IFC Films Unlimited. Its library includes fan favorites Mad Men, Halt & Catch Fire, A Discovery of Witches, Creepshow, Boyhood, Hell on Wheels, Rectify, Portlandia, and series from The Walking Dead Universe, among many others. Launched in 2020, AMC+ is available to customers ad-free and ad-supported through our direct to consumer (“DTC”) app, as well as through MVPDs and virtual MVPDs, and digital streaming platforms such as Amazon Prime Channels, Apple TV Channels and The Roku Channel.

Our targeted streaming offerings also include:

•	Acorn TV, our streaming service specializing in premium international television with exclusive new programs and a deep library of mysteries, dramas and thrillers;

•

Shudder, serving subscribers with a premium selection in genre entertainment covering horror, thrillers and the supernatural and brings subscribers Hollywood favorites, cult classics and original series and critically acclaimed new genre films;

•	Sundance Now, offering cross-genre escapism for viewers seeking fresh perspectives, thought-provoking experiences and transportive journeys to far-off places;

•	ALLBLK, focused on Black content from Black storytellers; and

•	HIDIVE, an anime-focused streaming service offering a robust library of television series, movies, and original video animations.

The content on these platforms is a mix of licensed and owned originals, contributing to strong growth and a stable user base. We have launched several of our services, most notably AMC+, Acorn TV and Shudder, in key international markets, including Canada, the U.K., parts of Europe, Australia and New Zealand. We will continue to be opportunistic in determining the most optimal monetization strategy for new international markets.

Internationally, we deliver programming that reaches subscribers in over 100 countries and territories around the world. The international division of the Company, AMC Networks International (“AMCNI”), consists of our premier AMC global brand as well as a portfolio of popular, locally recognized brands delivering programming in a wide range of genres.

We also operate a film distribution business that distributes independent narrative and documentary films under three distinct film brands: IFC Films, RLJ Entertainment Films (“RLJE Films”) and Shudder. The IFC Films brand in particular is known for attracting high-profile talent and distributing films that regularly garner critical acclaim and industry honors, including numerous Academy Award, Golden Globe, and Cannes Film Festival Award winning titles, and has been behind some of the most culturally impactful and successful independent film and documentary releases of all time. The film distribution business also operates IFC Films Unlimited, a subscription streaming service comprised of a broad range of theatrically-released and award winning titles from its distribution labels.

Solid 2023 Performance Continues to Drive Long-Term Financial Results

In 2023, AMC Networks delivered solid financial results as we continued to adapt and innovate amidst a competitive and fast changing media environment. We are pleased with the progress we have made to reorient the business around free cash flow generation as we focus on three key areas that we believe will drive our business forward – profitability, distribution partnerships and high-quality programming.

Key highlights for 2023 include:

•	Free cash flow(1)(3)(4) of $168.7 million, reflecting an increase of $31.2 million compared to the prior year

•	AOI(2)(3) of $670 million, reflecting a decrease of $68.3 million compared to the prior year

[1]

Free cash flow is a non-GAAP financial measure and was defined as net cash provided by operating activities less capital expenditures and cash distributions to non-controlling interests in 2021 and 2022. In 2023, we adjusted our free cash flow definition to exclude distributions to non-controlling interests which are discretionary in nature. Prior period amounts have been adjusted to conform to the 2023 presentation.

[2]

The Company defines AOI, which is a non-GAAP financial measure, as operating income (loss) before depreciation and amortization, cloud computing amortization, share-based compensation expense or benefit, impairment charges (including gains or losses on sales or dispositions of business), restructuring and other related charges and including the Company’s proportionate share of adjusted operating income (loss) from majority-owned equity method investees. Because it is based on operating income (loss), AOI also excludes interest expense (including cash interest expense) and other non-operating income and expense items.

[3]	For a reconciliation of these non-GAAP figures with the corresponding GAAP figures, please see Annex A.
[4]	From time to time, certain adjustments are made to neutralize the impact of certain business items upon free cash flow which are not forecasted in the Company’s budget.

•	Operating income of $388 million, reflecting a $301 million increase compared to the prior year

•	Cash provided by operating activities of $203.9 million, reflecting a 12% increase compared to the prior year

•	Net revenues of $2.71 billion

Our incentive compensation is largely determined by successful performance against these financial measures and is designed to promote the creation of long-term stockholder value.

In recent years, AMC’s Board and management have been deliberately shifting its strategy as a result of the complex operating environment and rapidly changing media industry, to transition from a cable programmer to a multi-content distributor. To align with this shift, the Company has prioritized AOI and free cash flow as the primary indicators of performance against this evolved strategy to deliver stockholder value. In order to further the meaningful link between the execution of its new strategy and our NEOs’ compensation, the Compensation Committee chose to use AOI and free cash flow as the two key financial measures in calculating the Company’s 2023 three-year cash performance awards. This decision was made to underscore the importance of delivering on this strategy and to closely align executives’ interests with those of stockholders. For the Company’s 2021 and 2022 three-year cash performance awards, net revenue, in addition to AOI and free cash flow, is utilized in calculating the Company’s incentive compensation.

In addition, in 2023, for the Company’s Annual Incentive plan, the Committee identified four goals for the year, which were critical to the Company achieving the desired change in its business and culture including prioritizing AOI and free cash flow as the primary financial metrics. The Company also identified a number of transformative projects linked to the four goals for the year. The Compensation Committee then weighted these four goals and related transformative projects and established key performance indicators under each goal to evaluate the Company’s performance.

The chart below provides the Company’s performance for certain financial measures in 2021, 2022 and 2023 that were used for our Annual Incentive Plan and our long-term incentive awards.

The following are several of our 2023 achievements.

•	The Company achieved free cash flow of $169 million in 2023, reflecting a 23% increase from the prior year.

•	The Company’s streaming revenues increased to $566 million in 2023, reflecting a 13% increase from the prior year.

•

We renewed key multi-year carriage agreements, including with major domestic partners, renewed the majority of our footprint across Canada and executed deals with Canadian video distributors to carry AMC+ and our streaming services.

•

We collaborated with Philo on an innovative new packaging arrangement that will include ad-supported AMC+ in Philo’s base video offering for all new and returning customers, at no additional cost to the customer.

•

We introduced an ad-supported tier of AMC+, expanding our ad-supported distribution ecosystem to now include our five linear networks, several targeted streaming services and our FAST and Connected TV (CTV) offerings.

•	We expanded our growing FAST channels business, which now includes 17 FAST channels, representing 100 channel feeds across 11 distribution platforms.

•

We became the first programmer to enable programmatic ad buying on linear networks, making our linear and digital inventory more effective for advertisers and enhancing the Company’s pioneering work in addressable advertising.

•

We delighted fans in 2023 with a high-quality slate of original programming across our networks and streaming services including AMC/AMC+’s Anne Rice’s Mayfair Witches, Dark Winds, The Walking Dead: Dead City, The Walking Dead: Daryl Dixon, Acorn TV’s Harry Wild, WE tv’s Love After Lockup and Toya & Reginae, HIDIVE’s anime hit OSHI NO KO, and indie film success Blackberry, among many others.

•

We took advantage of our strong brands and content to create an innovative programming partnership with Warner Bros. Discovery’s MAX, which made our content available to their millions of U.S. subscribers for a two-month window, driving viewership and awareness of our content and subscriber growth for AMC+.

We received awards recognition for our content, including:

•	Better Call Saul (AMC/AMC+) — Critics’ Choice, Television Critics’ Association, and Peabody Awards Wins, Primetime Emmy, Directors Guild of America and Saturn Awards Nominations

•	Anne Rice’s Interview with the Vampire (AMC): Critics’ Choice Super Awards, Television Critics’ Association, Saturn and Gotham Awards Nominations, Clio Entertainment Award Win

•	The Walking Dead: Dead City (AMC/AMC+) — Saturn Awards Nominations

•	The Taste of Things (IFC Films): Oscars’ Shortlist, Critics’ Choice, and Gotham Awards Nominations, Cannes Film Festival Awards Win

•	Disappearance of Shere Hite (IFC Films): Critics’ Choice Documentary, Producers Guild of America Awards Nominations

•	Lakota Nation vs United States (IFC Films): Critics’ Choice Documentary Awards Nominations

•	Birth/Rebirth (Shudder & IFC Films): Independent Spirit Awards Nominations

•	HIDIVE (multiple series): 14 Crunchyroll Anime Awards Nominations (including “Best New Series” and “Best Continuing Series”).

Strategic Priorities

Our strategy is to create, showcase and curate high-quality, brand-defining content that appeals to distinct audiences as we aim to maximize the distribution, advertising and content licensing revenue of each of our branded services. Our strategic priorities are:

Build a New Culture and Organization. As we continue to make our content available to audiences across an expanding array of platforms, it is critical we evolve our organization to reflect our increasingly technologically-driven and direct-to-consumer approach, while also honoring the company’s storied creative legacy. A key component of this evolution is ensuring we have an organizational structure and a culture that will enable us to maximize the value of our great content; support our sustained growth and profitability; and deliver value for our shareholders. For us, this means having a culture that is streamlined and collaborative; data-driven; cost-conscious; and moves and iterates quickly as we develop and pursue industry leading initiatives, from new content distribution strategies to innovative ad products. We believe building a new culture and organization is foundational to our ability to successfully execute on all of our strategic priorities and achieve our goals.

Continued Development of High-Quality Original Content Including Owned and Controlled Content and Valuable IP. We intend to continue to develop high-quality original content across our linear networks and streaming services to optimize our distribution, advertising and content licensing revenue, further enhance our brands, strengthen our engagement with our viewers, subscribers, distributors and advertisers, and to build viewership and attract and retain subscribers for our streaming services.

AMC Networks’ wholly-owned or majority-controlled library includes more than 7,500 episodes and nearly 1,500 films, as well as more than 20,000 episodes of highly localized unscripted lifestyle content from our AMCNI business. In addition, we have storied titles and brands known to global audiences, such as The Walking Dead and the Anne Rice catalog, and we own a majority interest in the Agatha Christie library.

By leveraging our library of titles and original content, we are able to enrich the content mix across all of our linear and streaming platforms. As content licensing deals with third parties expire, hundreds of hours of our popular and acclaimed shows and films become exclusive content in our owned and controlled library, which we can then utilize across our various services or re-license to third parties, including critically acclaimed hit series, such as Halt and Catch Fire, Turn: Washington’s Spies, and Rectify, as well as all eight seasons of Fear the Walking Dead to be discovered and rediscovered by viewers and subscribers, driving growth and value across our portfolio.

Multi-Platform Distribution Approach to Content Monetization and Distribution while Growing Streaming Offerings and Brands. We distribute our content across an array of distribution platforms, including our own linear networks at cost-effective rates, subscription streaming services and ad-supported streaming platforms, as well as through licensing arrangements with other distributors and platforms so that our viewers can access our content where, when and how they want to watch it. As part of our strategy, we are aiming to expand distribution of our services and content in order to increase our total addressable market. To that end, we have partnerships with all major streaming services and digital platforms, including Netflix, Hulu, Apple TV, Amazon Prime and Roku, to make our content available on various platforms permitting subscribers to access programs at their convenience, including electronic-sell-through (“EST”) and physical (DVD and Blu-ray) formats. We also have agreements with traditional MVPDs, such as Comcast, Charter, DirectTV, Dish, Verizon and Cox, and virtual MVPDs, such as Philo, YouTube TV, Sling and DirectTV Stream, as well as Connected TV solutions including Samsung Smart TV, Vizio, LG and XumoTV. We aim to provide similar content across our traditional and streaming offerings.

Our targeted streaming strategy is to serve distinct audiences and build loyal and engaged fan communities around each service. With our targeted approach, we are serving audiences with streaming offerings that are companions to (rather than competitive with) the larger general entertainment streaming services. As we assess the optimal level and mix of programming across our platforms, we will prioritize curation to provide compelling offerings that aim at maximizing subscriber engagement and retention. We have launched several of our services, most notably AMC+, Acorn TV, Shudder and HIDIVE, in key international markets, including Canada, parts of Europe, Australia and New Zealand. We will continue to be opportunistic in determining the most optimal monetization strategy for new international markets

Growth and Innovation in Advertising and Advertising Technologies. We continue to leverage our high-quality popular content on our networks to optimize our advertising revenue. In addition, we are embracing an array of new advertising opportunities, including an expanding and robust presence on free ad-supported streaming (“FAST”) and advertising video on demand (“AVOD”) platforms. We currently have a total of 17 active distinct channels featuring our content, in different configurations, across major FAST platforms, such as Pluto TV, Tubi, Plex, Sling TV and Samsung TV Plus. We have increased the value of our linear and digital advertising inventory by establishing a leadership position in advanced advertising technologies, including addressable advertising and programmatic buying — including the industry’s first deployment of programmatic buying on linear television through our Audience+ platform – to make it easier for a wider variety of advertisers to partner with us and to make the impressions they buy smarter and more effective. We have seen the number of advertisers utilizing these tools increase and our targeted audience advertising sales have grown as a result. In addition to our own initiatives, we are also participating in broader industry efforts focused on expanding the availability of addressable advertising. Although advertising revenue has declined in recent years, and we expect advertising revenue to continue to decline as the advertising market gravitates toward other distribution platforms, we believe that, in the mid and long-term, our products enhance our value to advertisers through better targeting, data and measurement and we believe they will contribute to growth of our overall business.

We continue to create opportunities for leading consumer brands to leverage the strength of our content and our proven ability to build and engage large, vibrant and passionate fan communities around our shows and franchises. Through an initiative called the AMC Networks “Content Room,” we offer brands and advertisers opportunities to reach fans of our shows and franchises in compelling and innovative ways including through custom short-form content on social media platforms and through on-the-ground live events.

Maintain Financial Discipline with Focus on Free Cash Flow. We are aiming to become more efficient to drive free cash flow and maximize stockholder value, including through streamlining our organization; remaining prudent with our investments in programming, including continuing to focus on optimizing programming spend to historical levels; implementing, and tracking comprehensive goals, strategies and tactics driving efficiencies in the business; enhancing our technology and customer service; improving marketing; and reducing corporate costs.

2023 Key Compensation Decisions

Taking into consideration the Company’s solid overall 2023 operational and financial performance despite the challenges in the media industry, including shifts in consumer behavior that are impacting the cable television business, the Compensation Committee made the following determinations for this year:

Topic	Committee Action	Committee Rationale

Annual Incentive Bonus Pool	Approved the 2023 annual incentive bonus payouts at 101%

To reflect the Company’s performance for 2023, the Compensation Committee approved the payout of the annual incentive bonuses to the NEOs at 101% of target, based on the Company’s overall corporate performance, which was calculated based on (i) the Company’s achievement of its four goals, which included performance by the Company against its pre-established AOI and Free Cash Flow financial targets and (ii) achievement of Transformative Projects.

2021-2023 Cash Performance Awards Payout	Certified Company’s achievement against performance objectives and approved payout at 106.5% for the Company’s 2021 cash performance awards

To reflect the Company’s financial performance over the three-year period of 2021 to 2023, the Compensation Committee certified and approved the performance of its cash performance awards, which was calculated by averaging the achievement of three one year performance periods (2021, 2022, and 2023) against the Company’s specified targets of AOI, net revenues and free cash flow measures and then adjusting the average by performance modifiers based on the Company’s share of linear subscribers and audience among a comparator group comprised of Warner Bros. Discovery, Scripps, the legacy Viacom companies of Paramount Global, A&E and Hallmark Channels at the end of the three-year performance period resulting in an overall payout of these awards at 106.5% of target.

Stockholder Engagement and Our Compensation-Related Stockholder Votes

The Company values feedback from our stockholders and regularly engages with stockholders to remain informed on the evolving perspectives of the investor community. We engage with our stockholders on various matters, including Company performance and strategy, our Board and corporate governance practices, and our executive compensation program as well as environmental and social matters with a particular focus on diversity in the Company’s programming, workforce and leadership. Specifically, in 2023, we engaged with holders of a majority of our Class A Common Stock on these topics. These stockholder dialogues, focused on governance and compensation matters, are an important component of the Compensation Committee’s review of our executive compensation program.

The Compensation Committee believes that our executive compensation program closely links to our business strategies, aligns pay with performance and reflects competitive practices regarding executive compensation.

Consistent with the results of the advisory vote on the frequency of the stockholder advisory vote on executive compensation held at the 2018 annual meeting of stockholders, the Company had previously determined to conduct an advisory vote on executive compensation, or “Say-on-Pay,” every three years, as permitted under SEC rules. However, in response to stockholder feedback, the Company has decided to increase the frequency of the vote by holding an advisory vote to approve the compensation of our Named Executive Officers this year and currently expects to conduct the vote on an annual basis going forward. See Proposal 3 for this year’s “say-on-pay” proposal.

In the Company’s most recent advisory “say-on-pay” proposal, which was held in 2023, 87% of stockholders voted to approve on an advisory basis the Company’s executive compensation. Through our engagement with Class A stockholders both leading up to and following the 2023 annual meeting of stockholders, we specifically sought their perspectives on our most recent “say-on-pay” vote. From these conversations, we understood that the main driver of opposition was the severance payments made to Ms. Spade in connection with her departure from the Company in November 2022, which were disclosed in last year’s proxy statement. The Board considered this perspective as well as other feedback received during engagement as part of its ongoing evaluation of our compensation program. We will continue to engage with our stockholders and solicit input on this important topic.

Compensation Governance Practices

Our executive compensation program is governed by sound pay practices highlighted below that are maintained and reviewed by our Compensation Committee.

✓	Align pay and performance

✓	Majority of compensation is at risk

✓	Engage in rigorous target-setting process for incentive metrics

✓	Prohibit hedging and short sales by all employees

✓	Discourage pledging of Company stock and require pre-approval of trading by directors and executive officers

✓	No excise tax gross up provisions

✓	No dividends or dividend equivalents on unvested equity awards

✓	Adopted a clawback policy for erroneously awarded compensation to our executive officers compliant with SEC rules and include additional clawback provisions in our equity awards

✓	Stockholder feedback incorporated into compensation program reviews

✓	Retention of Pay Governance LLC, an independent compensation consultant

Philosophy and Objectives of Our Executive Compensation Program

The Company is a media and entertainment business comprised of dynamic and powerful brands. In support of our business objectives, the Company places great importance on our ability to attract, retain, motivate and reward experienced executive officers. The Company strives to do so by developing executive compensation policies and programs that are consistent with, explicitly linked to, and supportive of the strategic objectives of growing the Company’s businesses and maximizing stockholder value. The Compensation Committee sets executive compensation, and seeks to offer both short and long-term incentive compensation programs that will provide competitive compensation, drive performance and encourage executive retention, guided by the following principles:

•	The majority of compensation for the Company’s executive officers should be at risk, i.e., contingent on Company performance;

•	Incentive compensation of the Company’s executive officers should be weighted more heavily on long-term rather than short-term accomplishments and results;

•	Equity-based compensation should be used when appropriate to align the interests of our executive officers with our stockholders’ interests; and

•

The overall executive compensation program should be competitive, equitable and structured so as to ensure the Company’s ability to attract, retain, motivate and reward the talented executives who are essential to the Company’s continuing success. Total target compensation, rather than individual compensation elements, is the Compensation Committee’s focus in designing the competitive compensation program.

The primary elements of 2023 executive compensation were base salary, an annual cash incentive award and long-term incentive awards in the form of RSUs, which vest ratably over three years, and cash performance awards that cliff vest at the end of three years. We target the elements of our compensation so that at least 70% of total target compensation for our NEOs is performance-based. In this way, a significant portion of the value ultimately realized by the executive depends upon the Company’s performance and can be considered at-risk compensation.

Elements of the Company’s Compensation Program

Our executive compensation program is designed to provide a mix of fixed and variable incentive awards, including short-and long-term incentives. The elements of our total direct compensation program for our NEOs for 2023, excluding any one-time promotional or new-hire awards, is described below.

2023 NEO Total Direct Compensation Program Structure

Component		Pay for Performance Rationale	Performance Period
Base Salary		• Based on level and merit	N/A
Annual Cash Incentives

•  Based on the Company’s overall annual performance, which was calculated based on (i) the Company’s achievement of its four goals (see page 48 for a description of these goals), which included performance by the Company against its pre-established AOI and free cash flow financial targets and (ii) achievement of transformative projects.

One year

Long-Term Incentive Awards	Cash Performance Awards • 50% to all of our NEOs, other than the former Interim Executive Chairman	• AOI • Free cash flow • Modifier based on Company’s share of linear subscribers and audience growth over three years	Three one-year performance periods averaged and subject to modifier tied to three-year performance
	Restricted Stock Units (RSUs) • 50% to all of our NEOs, other than the former Interim Executive Chairman	• Stock Performance	Vests ratably over three years

2023 CEO Annual Compensation Decision Mix*

2023 NEO Annual Compensation Decision Mix*

*

The percentages in the 2023 CEO Annual Compensation Decision Mix are based on Ms. Dolan’s compensation in 2023. The percentages exclude the special award of RSUs that Ms. Dolan received on February 27, 2023 in connection with her appointment as CEO. The average percentages in the 2023 NEO Annual Compensation Decision Mix exclude Mr. Dolan, who did not receive incremental compensation for service as Interim Executive Chairman and instead continued to be paid only for service as a non-employee director.

2023 Performance Metrics

A significant percentage of total compensation generally is allocated to at-risk compensation in accordance with the Compensation Committee’s philosophy as described above. The Compensation Committee reviews historical Company compensation, other information provided by the Compensation Committee’s independent compensation consultant, such as peer group market data, and other factors, such as each executive officer’s experience, performance and length of service, to determine the level and mix of compensation for executive officers, by position and grade level, that the Compensation Committee has deemed appropriate. The allocation between cash and equity compensation and short and long-term compensation is designed to provide a combination of fixed and at-risk compensation that is related to the achievement of the Company’s short-term and long-term objectives.

Generally, the performance metrics for the Company’s incentive compensation have been based on the Company’s net revenues, AOI and free cash flow. However, in 2023, as a result of its regular review of our compensation program, the Compensation Committee decided to use only AOI and free cash flow as its financial metrics as the Compensation Committee believes that these two financial measures are key in evaluating our NEOs’ effectiveness in executing the Company’s strategy to maximize the availability and profit potential of our broad array of content distribution platforms. Moreover, both of these financial metrics are now the key performance measures used by the Company’s investors and analysts to evaluate the Company’s operating performance. The Compensation Committee believes that successful performance against these measures promotes the creation of long-term stockholder value.

•	AOI is important because it reflects our ability to control costs and generate income through our operations to invest in our current businesses as well as new opportunities.

•	Free cash flow reflects our ability to generate cash for our stockholders after we have made the necessary investments in our current operations to ensure they continue to perform.

These financial measures make up the Company’s cash performance award objectives and are included as a component of the Annual Incentive Program. The Compensation Committee believes these streamlined metrics align with our go-forward strategy and most effectively serve to align executives’ interests with those of stockholders.

2023 COMPENSATION DECISIONS

Employment Agreements

We have written employment agreements with each of our NEOs. We generally enter into employment agreements with our senior executives when the Compensation Committee determines that it is appropriate to attract or retain an executive. As discussed in greater detail below under Executive Compensation Tables, “Employment Agreements,” much of the NEOs’ compensation is determined in accordance with their employment agreements.

On February 15, 2023, the Company hired and entered into an employment agreement with Kristin Dolan, effective as of February 27, 2023, providing for Ms. Dolan’s employment as our Chief Executive Officer.

The Compensation Committee believes that entering into employment contracts with our senior executives provides management stability and helps ensure that the Company has the continuity to achieve our strategic objectives. The Compensation Committee further recognizes that the entertainment industry standard practice is for executives to have employment agreements. Each of the NEOs has demonstrated strong performance and willingness to take on greater responsibilities as the Company evolves and their employment agreements are designed to ensure their continued contributions to the Company. For additional details about these employment agreements, please refer to the “Employment Agreements” section which is on pages 71 to 80 of this Proxy Statement.

Base Salaries

Base salaries for our executives have been set at levels that are intended to reflect the competitive marketplace in attracting and retaining quality executives. The Compensation Committee currently reviews the salaries of the executive officers at least annually. The Compensation Committee evaluates each executive’s performance and experience and based on this evaluation and in accordance with the terms of the employment agreements, the Compensation Committee, in its discretion, may increase base salaries for the executive officers over time. Each of the employment agreements of our NEOs contains a minimum base salary level. For information regarding these minimum base salary levels, please see Executive Compensation Tables, “Employment Agreements” below.

The base salaries paid to the NEOs in 2023 were as follows: Ms. Dolan — $2,000,000; Mr. O’Connell — $800,000; Mr. Gallagher — $850,000; Mr. McDermott — $1,530,000; and Ms. Kelleher — $1,300,000. See footnote 1 to Executive Compensation Tables, “Summary Compensation Table” for additional information regarding the 2023 base salaries.

Annual Cash Incentives

Annual cash incentive awards are designed to link executive compensation directly to the Company’s performance and provide incentives and rewards for excellent business performance during the year. All members of management, including the NEOs (other than Mr. Dolan), participate in the Company’s Annual Incentive Program.

NEO Annual Incentive Award Target Setting

Each employee who is eligible for an annual cash incentive award is assigned a target annual incentive award equal to a percentage of that employee’s annual base salary. For 2023, target awards were set as a percentage of the base salary earned during 2023.

The target annual cash incentive awards are determined based upon the applicable employee’s position, grade level, responsibilities, and historical and expected future contributions to the Company. In addition, each of the employment agreements of Mses. Dolan and Kelleher and Messrs. O’Connell, McDermott and Gallagher contains a target annual incentive award level. The Compensation Committee currently reviews the target award levels of the executive officers and going forward intends to do so at least annually. The Compensation Committee evaluates each such executive’s performance and experience, and, based on this evaluation and in accordance with the terms of the employment agreements, the Compensation Committee, in its sole discretion, determines target annual incentive award levels for the executive officers. Target annual incentive awards for NEOs in 2023 (expressed as a percentage of earned base salary), were as follows: Ms. Dolan — 200%; Mr. O’Connell — 100%; Mr. Gallagher — 100%; Mr. McDermott — 100%; and Ms. Kelleher — 125%. For information regarding these target annual incentive award levels, see Executive Compensation Tables, “Employment Agreements,” below.

2023 Annual Incentive Program Awards

AMC’s Board and management have deliberately shifted its strategy in recent years as a result of the complex operating environment and rapidly changing media industry, to transition from a cable programmer to a multi-content distributor. To align with this shift, the Company has prioritized AOI and free cash flow as the primary indicators of performance against this evolved strategy to deliver stockholder value. Under the new Annual Incentive Program, the Company identified four goals for the year, which were critical to the Company achieving the desired directional change in its business and culture. The Company also identified a number of transformative projects linked to the four goals for the year. The Compensation Committee then weighted these four goals and related transformative projects and established key performance indicators under each goal to evaluate the Company’s performance. The payment of annual incentive awards under the Annual Incentive Program is based upon the satisfaction of these key performance indicators established by the Compensation Committee for Company performance and the performance of the employee’s specific business unit.

The Company’s achievement of 101% of target was generally attributable to a combination of factors, among them (i) launch of our new AMC+ ad tier; (ii) expense savings related to the consolidation of our Corporate Real Estate Footprint; (iii) successful renewal of seven of our Affiliate Agreements; (iv) development of an innovative promotional partnership with Max to showcase AMCN scripted titles, paving way for more strategic bundling conversations; (v) expanded distribution of Streaming Products; (vi) achievement of building a new culture and organization including roll out of new mission and values statement; (vii) improving audience engagement with both viewing of AMCN originals and engagement of our subscribers on AMC+; (viii) improving the customer experience; and (ix) preserving revenue and free cash flow.

Annual Incentive Plan Utilizes Weighted Criteria Central to Strategy and Value-Creation

	Weighting	Actual Performance	Key Performance Highlights

Transformative Projects	50%	35%

•  Developed and Communicated New Company Mission and Values

•  Launched AMC+ Ad Tier

•  Expanded Distribution of Streaming Products

•  Consolidated Corporate Real Estate Footprint

•  Implemented FCF forecasting process

Goal 1: Build A New Culture & Organization	25%	30%	• All employees have goals aligned with the Company goals, strategies and tactics (“GSTs”) • More frequent communication by Senior Management with employees including Monthly All Employee meetings

Goal 2: Drive Audience Engagement	5%	5%	• Achieved budget for total AMCN linear impressions • Achieved C3 P25-54 Budget for AMCN Originals • Improved engagement of subscribers on AMC+

Goal 3: Advance the Customer Experience	5%	6%	• Improved responsiveness to customer calls and questions • Implemented new customer service chat function

Goal 4: Preserve Revenue and Free Cash Flow	15%	19%	• AOI at $670 million, slightly below top of public performance AOI target of $675 million • Exceeded FCF target by 13.2% • Exceeded target of 2023 year-end streaming subscribers

AIP Discretionary Adjustment		6%

•  Developed innovative promotional partnership with Max to showcase AMCN scripted titles, paving way for more strategic bundling conversations

•  Extended duration of 7 key affiliate agreements

•  Completed divestment of 25/7 production company

The Committee decided to pay the participating NEOs under the 2023 Annual Incentive Program at 101% of target.

2023 Annual Incentive Award Payouts

Based on the performance under the Annual Incentive Program, the 2023 annual incentive awards were paid by the Company to the participating NEOs as shown in the table below:

NEO	Eligible Earnings	Target Bonus as % of Base Salary	Target Bonus	Earned Annual Incentive Program Award of Target	Actual Annual Incentive Award

Kristin Dolan	$2,000,000	200%	$4,000,000	101.0%	$4,040,000

Patrick O’Connell	$800,000	100%	$800,000	101.0%	$808,000

James G. Gallagher	$850,000	100%	$850,000	101.0%	$858,500

Dan McDermott	$1,530,000	100%	$1,530,000	101.0%	$1,545,300

Kim Kelleher	$1,300,000	125%	$1,625,000	101.0%	$1,641,250

Long-term Incentives

Long-term incentives represent a substantial portion of our NEO’s total compensation. For 2023, our long-term incentive program for participating executives consisted of two elements: cash performance awards and RSUs. These long-term incentives are awarded to members of management based upon each individual’s grade level. For each Ms. Dolan, Mr. O’Connell, Mr. Gallagher, Ms. Kelleher and Mr. McDermott, their long-term incentive awards were comprised of 50% of the value in cash performance awards and 50% of the value in RSUs. Ms. Dolan also received a special award of RSUs in connection with her appointment to CEO.

Cash Performance Awards

In 2023, our executive compensation program provided an annual grant of three-year cash performance awards to each participating executive officer and other members of management to be earned on the basis of performance of the Company relative to pre-established financial goals. Each recipient is eligible to receive a target cash performance award for the three-year vesting period, the amount of which depends on the employee’s grade level and employment agreement, if any. To the extent that the Company’s target performance objectives are achieved, and the recipient is continuously employed through the payment date, eligible employees may receive payouts greater than or less than (or none of) their target cash performance award.

Due to ongoing competitive and dynamic challenges in the industry, which have continued to make multi-year performance targets unfeasible and potentially counter-productive, and the Committee’s desire to retain ambitious financial targets, the Compensation Committee has designed the long-term cash performance awards with three one-year performance periods with the performance conditions for each year set at the beginning of such year (as opposed to a single three-year performance period in which the performance conditions are set at the beginning of that period). By setting performance conditions each year, the Committee can pivot for strategic re-alignment in response to new market entrants, increased competition for talent and similar changes in the industry. Each one-year performance period will be subject to achievement of specified financial targets, which may include AOI and free cash flow. These performance targets are intended to measure the Company’s ongoing operating performance and will be subject to various adjustments, including for acquisitions and dispositions and investments in new business initiatives not contemplated at the time the performance objectives are formulated and will exclude all charges for long-term performance-based compensation. The percentage of target earned in each of the three years (which may not exceed 115% of target for 2023 and 120% of target for 2024 and has not yet been set for 2025 but may not exceed an upper limit of 150% of target) will be averaged at the end of the third year and adjusted by performance modifiers based on (i) the Company’s share of linear subscribers among a comparator group measured over the full three-year period and (ii) the Company’s share of audience among a comparator group over the full three-year period. The Company selected linear subscribers and audience among a comparator group because these measures are directly related to the Company’s heightened focus on content creation and retaining its linear subscribers. The comparator group for its linear subscriber growth and audience for the 2023 three-year performance modifier is comprised of Warner Bros. Discovery, Paramount Global (formerly known as ViacomCBS), A&E and Hallmark Channels, the Company’s direct competitors in the basic cable universe within the content and subscription linear services market. The modifier has the ability to reduce or increase the three-year average performance by up to +/-5% (+/-10% in the aggregate).

On March 12, 2024, the Compensation Committee made a slight modification to the three-year performance modifiers for the 2022 and 2023 cash performance awards. The Committee retained as its performance modifiers (i) the Company’s share of linear subscribers among a comparator group measured over the full three-year period and (ii) the Company’s share of audience among a comparator group over the full three-year period. However, for its cable distribution comparator group, it decided to move from a customized peer group to the standard Nielsen definition of “English Ad Supported Cable networks” excluding the Company. The Committee believes that this will allow a more consistent comparison group that does not require adjustments if the peer group changes and reflects an accurate measurement of performance relative to the industry. For its linear viewership comparator group, it changed from a Live+30-day measurement of P2+ to a more specific Live+3-day measurement of P2+ in Sales Prime which is in line with how we internally measure ourselves.

This cash performance award design enables the Company to continue to achieve the intended goals of its long-term incentive plan — alignment with Company performance and retention of key executives — while providing the flexibility to set appropriate annual incentive goals in an increasingly changing media landscape. Further, combining a performance modifier wrapped around three one-year measures enables the Company to annually set meaningful and challenging business goals while maintaining a long-term focus toward audience development, which remains a key factor in the future success of the Company.

2023 Cash Performance Award Grants. In April 2023, the Compensation Committee granted cash performance awards to the following participating NEOs in the following target amounts:

NEO	Cash Performance Awards (at target)
Kristin Dolan	$1,875,000
Patrick O’Connell	$600,000
James G. Gallagher	$1,250,000
Dan McDermott	$500,000
Kim Kelleher	$500,000

The 2023 annual performance targets for the cash performance awards set forth in the table below were derived from the Company’s strategic plan and represent year one for the 2023 cash performance awards, year two for the 2022 cash performance awards and year three for the 2021 cash performance awards. We believe that our strategic plan, and consequently the 2023 annual performance targets set by the Compensation Committee, reflect desired above-market performance. In determining the threshold levels of performance, the Company’s strategic plans and the degree of difficulty in achieving the targets, including a comparison with analysts’ published projections of our growth as well as the projected growth of some of our competitors, were considered. The portion of the cash performance awards tied to the 2023 performance year was determined as follows: a threshold performance of 80% of target would result in earning 80% of target and a performance of 115% of target or better would result in earning 115% of target. For purposes of determining the average three-year performance under the award (before the +/- 10% modifier is applied), 0% will be earned in respect of the first performance year for performance below threshold. Performance between threshold and target and between target and maximum will be established by linear interpolation. The Compensation Committee believed that the lowest levels on the sliding scale of the 2023 annual performance metrics for the 2021-2023 cash performance awards would likely be achieved, although there was no assurance this would occur. The Compensation Committee had the authority to amend or waive the 2023 annual performance targets under the cash performance awards and to make interpretations thereof and adjustments thereto subject to the award agreement.

Cash Performance Awards — Performance Results for 2023 (2021-2023 CPAs)

On February 28, 2024, the Compensation Committee determined the Company’s achievement against the 2023 annual performance objectives of AOI and free cash flow for the 2021-2023 cash performance awards. The following table shows actual performance with respect to each of the 2023 annual performance objectives relative to the targets established by the Compensation Committee in April 2023 and the resulting percentage achieved for 2023. Such percentage amount will be averaged with the percentage earned in each of the other two performance years for each tranche of cash performance awards against annual performance objectives and adjusted by the three-year performance modifier as described above.

($000s)	2023 Target	Financial Performance Range	Actual 2023 Performance(4)	Actual Performance v. Target	Weighting	Weighted Performance Factor

AOI(1)(2)	$698	$559 – $ 803	$680	97.4%	50%	48.7%

Free Cash Flow(2)(3)	$222	$178 – $ 256	$302	136%	50%	57.5%

Performance Achieved for 2023 (2021-2023 CPAs)						106.2%

Percentage Earned for 2021-2023 CPAs (based on sliding earn-out scale discussed above)						106.5%

(1)

The Company defines AOI, which is a non-GAAP financial measure, as operating income (loss) before depreciation and amortization, cloud computing amortization, share-based compensation expense or benefit, impairment charges (including gains or losses on sales or dispositions of business), restructuring and other related charges and including the Company’s proportionate share of adjusted operating income (loss) from majority-owned equity method investees. Because it is based on operating income (loss), AOI also excludes interest expense (including cash interest expense) and other non-operating income and expense items.

(2)	For a reconciliation of these non-GAAP figures with the corresponding GAAP figures, please see Annex A.

(3)	In 2023, the Company defined free cash flow, a non-GAAP financial measure, as net cash provided by operating activities less capital expenditures.

(4)

Under the terms of the Company’s cash performance awards, certain adjustments were made to neutralize the impact of certain business items upon the 2023 annual performance objectives which were not forecasted in the Company’s budget.

Cash Performance Awards — Performance Results for 2022 (2021-2022 CPAs)

On March 1, 2023, the Compensation Committee determined the Company’s achievement against the 2022 annual performance objectives of AOI, net revenue and free cash flow for the 2021 and 2022 cash performance awards. The following table shows actual performance with respect to each of the 2022 annual performance objectives relative to the targets established by the Compensation Committee in March 2022 and the resulting percentage achieved for 2022. Such percentage amount will be averaged with the percentage earned in each of the other two performance years for each tranche of cash performance awards against annual performance objectives and adjusted by the three-year performance modifier as described above.

($000s)	2022 Target	Financial Performance Range	Actual 2022 Performance(4)	Actual Performance v. Target	Weighting	Weighted Performance Factor

AOI(1)(2)	$733	$586 – $ 843	$755	103%	40%	41.2%

Net Revenue	$3,206	$2,565 – $ 3,687	$3,134	98%	30%	29.3%

Free Cash Flow(2)(3)	$97	$78 – $ 112	$103	105%	30%	31.6%

Performance Achieved for 2022 (2021-2022 CPAs)						102.1%

Percentage Earned for 2021-2022 CPAs (based on sliding earn-out scale discussed above)						102.1%

(1)

The Company defines AOI, which is a non-GAAP financial measure, as operating income (loss) before depreciation and amortization, cloud computing amortization, share-based compensation expense or benefit, impairment charges (including gains or losses on sales or dispositions of business), restructuring and other related charges and including the Company’s proportionate share of adjusted operating income (loss) from majority-owned equity method investees. Because it is based on operating income (loss), AOI also excludes interest expense (including cash interest expense) and other non-operating income and expense items.

(2)	For a reconciliation of these non-GAAP figures with the corresponding GAAP figures, please see Annex A.

(3)

In 2022, the Company defined free cash flow, which is a non-GAAP financial measure, as net cash provided by operating activities less capital expenditures and cash distributions to non-controlling interests.

(4)

Under the terms of the Company’s cash performance awards, certain adjustments were made to neutralize the impact of certain business items upon the 2022 annual performance objectives which were not forecasted in the Company’s budget.

Cash Performance Awards — Performance Results for 2021 (2021 CPAs)

On March 1, 2022, the Compensation Committee determined the Company’s achievement against the 2021 annual performance objectives of AOI, net revenue and free cash flow for the 2021 cash performance awards. The following table shows actual performance with respect to each of the 2021 annual performance objectives relative to the targets established by the Compensation Committee in March 2021 and the resulting percentage achieved for 2021. Such percentage amount will be averaged with the percentage earned in each of 2022 and 2023 against annual performance objectives and adjusted by the three-year performance modifier as described above.

($000s)	2021 Target	Financial Performance Range	Actual 2021 Performance(4)	Actual Performance v. Target	Weighting	Weighted Performance Factor

AOI(1)(2)	$731	$585 – $ 841	$774	105.9%	40%	42.3%

Net Revenue	$2,873	$2,299 – $ 3,304	$3,033	105.5%	30%	31.7%

Free Cash Flow(2)(3)	$177	$142 – $ 204	$230	115%	30%	34.5%

Performance Achieved for 2021 (2021 CPAs)						108.5%

Percentage Earned for 2021 CPAs (based on sliding earn-out scale discussed above)						108.5%

(1)

The Company defines AOI, which is a non-GAAP financial measure, as operating income (loss) before depreciation and amortization, cloud computing amortization, share-based compensation expense or benefit, impairment charges (including gains or losses on sales or dispositions of business), restructuring and other related charges and including the Company’s proportionate share of adjusted operating income (loss) from majority-owned equity method investees. Because it is based on operating income (loss), AOI also excludes interest expense (including cash interest expense) and other non-operating income and expense items.

(2)	For a reconciliation of these non-GAAP figures with the corresponding GAAP figures, please see Annex A.

(3)	In 2021, the Company defined free cash flow, a non-GAAP financial measure, as net cash provided by operating activities less capital expenditures and cash distributions to non-controlling interests.

(4)

Under the terms of the Company’s cash performance awards, certain adjustments were made to neutralize the impact of certain business items upon the 2021 annual performance objectives which were not forecasted in the Company’s budget, such as the settlement of the Darabont litigation.

2021 Cash Performance Awards — 3-Year Performance Modifier and Final Payout Amounts

In connection with its 2021 CPAs, in addition to three one year performance periods (2021, 2022, 2023), the Company established two performance modifiers based on the Company’s share of linear subscribers (the Distribution modifier) and audience (the Consumption modifier) among a comparator group comprised of Warner Bros. Discovery, Scripps, the legacy Viacom companies of Paramount Global, A&E and Hallmark Channels at the end of the three-year performance period as compared to the beginning of the performance period. The table below shows the modifier results measured at the end of the three-year period. The Distribution modifier was above target, resulting in a 4% positive adjustment and the Consumption modifier was below target, resulting in a 3% negative adjustment.

The following table shows the average of the annual performance objectives established by the Compensation Committee for each performance year included in the 2021 CPA performance period and the modifier used in calculating the aggregate weighted performance payout of shares at 106.5% of target in March 2024.

Annual Result

Year One (2021)	108.5%

Year Two (2022)	102.1%

Year Three (2023)	106.2%

Average	105.6%

Modifier	100.9%

Three Year Result	106.5%

Based upon the Company’s performance, as shown in the table above, the 2021 CPAs paid out at 106.5% of target in March 2024, which resulted in the following cash payment being made to each of the participating NEOs as follows: (i) Mr. Gallagher: $1,331,834; (ii) Mr. McDermott: $319,640 and (iii) Ms. Kelleher: $399,550. The other NEOs did not hold 2021 CPAs.

Restricted Stock Units

Under our executive compensation program, long-term incentive grants of RSUs are made to participating executive officers and certain other members of management pursuant to the Company’s 2016 Employee Stock Plan. The majority of our 2023 RSU awards were granted on April 13, 2023 and vest ratably over a three-year vesting period. The Committee believes that this vesting schedule provides the Company with an effective recruitment tool, conforms to industry practice and is appropriately balanced by the three-year cliff vesting of the cash performance awards.

In April 2023, the Compensation Committee granted RSUs to the participating NEOs in the following amounts:

NEO	RSU Awards(1)	Grant Date Fair Value(2)

Kristin Dolan(3)	111,145	$ 2,046,179

Patrick O’Connell	35,567	$ 654,788

James. G. Gallagher	74,097	$ 1,364,126

Dan McDermott	29,639	$ 545,654

Kim Kelleher	29,639	$ 545,654

(1)	Except as noted herein, the RSU awards granted in April 2023 will vest ratably over a three-year vesting period subject to continued employment.

(2)

The grant date fair value listed above is calculated in accordance with FASB ASC Topic 718 using a share price of $18.41 on April 13, 2023 as its grant value. A 20-trading day average share price was used to determine the number of shares granted to executive officers.

(3)	Ms. Dolan also received a special equity award of 297,325 RSUs on February 27, 2023 in connection with her appointment as Chief Executive Officer.

On February 27, 2023, the Compensation Committee granted Kristin Dolan 297,325 RSUs as a special equity award in connection with her appointment as Chief Executive Officer. The grant date fair value for these RSUs is $6,770,090 and is calculated in accordance with FASB ASC Topic 718 using a share price of $22.77 on February 27, 2023. A 20-trading day average share price was used to determine the number of shares granted to Ms. Dolan.

Additional information regarding RSUs for the NEOs during 2023 is set forth in the Summary Compensation Table and the Grants of Plan-Based Awards table under “Executive Compensation Tables” below. More information regarding other equity grants for the NEOs appears in the Outstanding Equity Awards at December 31, 2023 table under “Executive Compensation Tables” below.

COMPENSATION DECISION PROCESS AND COMPENSATION POLICIES

Role of Compensation Committee

The Compensation Committee oversees the design and administration of AMC Networks’ compensation and benefits policies and programs. Among its duties, the Compensation Committee is responsible for (1) establishing our general compensation philosophy and, in consultation with management, overseeing the development and implementation of compensation programs; (2) reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer and the other executive officers of the Company; (3) evaluating the CEO’s and other executive officers’ performance in light of those goals and objectives and determining and approving their compensation levels based upon those evaluations; (4) evaluating the competitiveness of each executive officer’s total compensation package; (5) administering our stockholder approved compensation plans; and (6) overseeing the activities of the committee or committees administering our benefit and retirement plans.

The Compensation Committee is supported in its work by the Human Resources Department and the Committee’s independent executive compensation consultant as described below. Based upon a review of performance and historical compensation, recommendations and information from members of management, and discussions with the compensation consultant, the Compensation Committee determines and approves compensation for the executive officers, which includes making recommendations to the full Board for its approval of compensation for the Company’s executive officers (other than the CEO).

The Compensation Committee’s charter, which sets out its duties and responsibilities and addresses other matters, can be found on our website at www.amcnetworks.com.

Role of Independent Compensation Consultant

In accordance with its charter, the Compensation Committee has the authority to engage outside consultants to assist in the performance of its duties and responsibilities. Our Compensation Committee utilizes the services of an independent compensation consultant to assist in determining whether the elements of our executive compensation program are reasonable and consistent with our objectives.

In August 2011, after a full review and selection process, the Compensation Committee engaged Pay Governance LLC (“Pay Governance”) to serve as its independent compensation consultant. Pay Governance reports directly to our Compensation Committee, and, at the request of the Compensation Committee, Pay Governance meets with members of our management from time to time for purposes of gathering information on management proposals and recommendations to be presented to our Compensation Committee.

The following is a description of the services provided by Pay Governance as the Compensation Committee’s consultant:

•	Attended all Compensation Committee meetings;

•	Provided information, research and analysis pertaining to the executive compensation program for 2023;

•	Regularly updated the Compensation Committee on market trends, changing practices and legislation pertaining to compensation;

•	Assisted the Compensation Committee in making pay determinations for the Interim Executive Chairman, CEO and the other executive officers;

•	Advised on the design of the executive compensation program and the competitiveness of individual compensation targets and awards; and

•	Provided advice and recommendations that incorporated both market data and Company-specific factors.

During 2023, Pay Governance provided no other services to the Company.

The Compensation Committee believes that Pay Governance’s work did not raise any conflict of interest during 2023. In reaching this conclusion, the Compensation Committee considered the factors set forth in the SEC rules regarding compensation advisor independence. Although such independence rules are not applicable to the Company because it is a controlled company, the Compensation Committee believes that Pay Governance nonetheless satisfies the independence factors provided in such rules.

Role of Management

The Compensation Committee reviews the performance and compensation of the CEO and, following discussions with Pay Governance and a review of market competitive data, establishes compensation for her. The management of the Company assists the Compensation Committee and Pay Governance as described above. Within the framework of the compensation programs approved by the Compensation Committee and based on management’s review of market competitive positions, management provides to the Compensation Committee, either directly or through the compensation consultant, management’s recommendations on the compensation for executive officers other than the CEO. These recommendations are influenced by the CEO’s assessment of each executive officer’s performance, the performance of the individual’s respective business or function and employee retention considerations. The Compensation Committee reviews management’s recommendations and approves any compensation changes affecting our executive officers, as it determines in its sole discretion.

Risk Considerations

The Compensation Committee reviews the risks and rewards associated with the Company’s compensation programs. The programs are designed with features that the Compensation Committee believes mitigate risk without diminishing the incentive nature of the compensation. We believe our compensation programs encourage and reward prudent business judgment and appropriate risk taking over the short term and the long term.

Management and the Compensation Committee do not believe any of the Company’s compensation programs create risks that are reasonably likely to have a material adverse impact on the Company.

Benchmarking

To ensure we provide compensation comparable to that offered by other leading companies in our industry, we compare the Company’s executive compensation levels against an appropriate peer group of companies tailored for specific NEOs. As part of the Compensation Committee’s review of 2023 compensation, Pay Governance assisted the Compensation Committee in: (1) determining the appropriate peer group to be used for competitive comparisons (the “Corporate Peer Group”); (2) assessing executive compensation in comparison with the Corporate Peer Group and in light of the Company’s performance; and (3) reviewing the Company’s equity and cash-based executive incentive programs, taking into account evolving market trends.

On December 12, 2022, the Compensation Committee reviewed the Corporate Peer Group to be used in 2023. The Committee found that eight of the nine companies used for the Corporate Peer Group for 2022 performance year should remain for the 2023 performance year. However, the Committee decided to eliminate Netflix, despite it being a competitor for talent, due to its considerable growth and now being substantially larger in both market cap and revenues than AMC Networks. The Committee decided to add E.W. Scripps Company, Sinclair Broadcasting and Roku Inc. to its 2023 Corporate Peer Group in order to include companies with more comparable market cap and revenues.

2023 Corporate Peer Group

Electronic Arts	Roku Inc.

E. W. Scripps Company	Sinclair Broadcasting

Fox Corporation	Sirius XM Holdings, Inc.

Lions Gate Entertainment Corp.	Take-Two Interactive Software Inc.

Nexstar Media Group, Inc.	World Wrestling Entertainment Inc.

Paramount Global

The Corporate Peer Group still includes companies with significantly larger market capitalizations than the Company because there are not a sufficient number of peers with similar market capitalizations in our industry to develop a broadly representative peer group. Therefore, the Committee determined that market capitalization should only be one of many factors considered when selecting a peer group. Revenues, lines of business and sources and competition for talent are also important and, thus, Fox Corporation and Paramount Global, are included in the Company’s Corporate Peer Group for 2023. This Corporate Peer Group differs from that used in the stock performance graph contained in the Annual Report on Form 10-K.

In connection with the review of 2023 compensation, Pay Governance presented to the Compensation Committee a comparison of total compensation and each of its components with the median in each position’s peer group. The Compensation Committee set a general guideline for total target compensation, over time, at a range from the median to the 75th percentile of the applicable peer group, reserving for the Compensation Committee the flexibility to recognize differences by individual. The Company competes for talented executives in a highly-compensated industry. The Compensation Committee believes that this range is appropriate in light of the competitive nature of the Company’s businesses as well as the Company’s and its management’s performance. The Compensation Committee believes that these guidelines for total target compensation provide a useful point of reference, along with the other factors described above, in administering the Company’s executive compensation program. For 2023, after considering individual performance and scope of responsibilities, the Compensation Committee believes that all NEOs are assigned total target compensation levels consistent with the compensation philosophy.

Benefits

Our executive officers are generally eligible to participate in the same retirement plans, health and welfare benefit plans and other voluntary benefit plans made available to other benefits-eligible employees of the Company, including, for example, medical, dental, vision, life insurance and disability coverage.

Defined Contribution Plans

The Company maintains the AMC Networks Inc. 401(k) Savings Plan, a tax qualified retirement savings plan (the “AMCN 401(k) Plan”). Participating employees, including executive officers, may contribute into their plan accounts a percentage of their eligible pay on a before-tax basis as well as a percentage of their eligible pay on an after-tax basis. The Company matches 100% of the first 3% of pretax eligible earnings and 50% of the next 2% of pretax eligible earnings contributed by participating employees.

The Company also maintains the AMC Networks Inc. Excess Savings Plan (the “AMCN Excess Savings Plan”) and the AMC Networks Inc. Executive Deferred Compensation Plan (the “AMCN Deferred Compensation Plan”) (collectively, the AMCN Excess Savings Plan and the AMCN Deferred Compensation Plan are referred to as the “AMCN Non-Qualified Plans”) for certain of the Company’s employees, including executive officers. The AMCN Non-Qualified Plans are non-qualified deferred compensation plans offered to certain employees, including executive officers, who are restricted by the applicable IRS annual compensation limitation applicable to the AMCN 401(k) Plan and/or the pre-tax income deferral limitation. More information regarding the AMCN Non-Qualified Plans is provided in the Nonqualified Deferred Compensation table. In addition, the Company may provide a profit-sharing contribution based on the employee’s eligible earnings. For 2023, the Company did not make a profit-sharing contribution.

Matching contributions made by the Company under the AMCN 401(k) Plan on behalf of the NEOs are set forth in the Summary Compensation Table under “Executive Compensation Tables” below.

Perquisites

The Company provides certain perquisites to executive officers as described below. Additional information concerning perquisites received by each of the NEOs is set forth in the Summary Compensation Table under “Executive Compensation Tables” below.

Car Service

The Company had agreed to reimburse Mr. Gallagher for his use of a car service to travel to and from the Company’s New York office to and from his home. For 2023, the Company reimbursed Mr. Gallagher for such car service in an amount equal to $25,623.

Aircraft Arrangements Ms. Dolan has access to helicopter travel, including for personal travel. Helicopter use has primarily been for commuting and she is not required to reimburse the Company for such use. For 2023, the Company paid $49,658 for Ms. Dolan’s personal helicopter travel.

In addition, the Company has access to certain aircraft through time sharing arrangements with a subsidiary of MSG Entertainment. Beginning on April 16, 2024, Ms. Dolan has been permitted to use such aircraft for personal use. Ms. Dolan is not required to reimburse the Company for such use.

Post-Termination Compensation

We believe that post-termination benefits are integral to the Company’s ability to attract and retain qualified executives. Under certain circumstances, payments or other benefits may be provided to employees upon the termination of their employment with the Company. These may include payments or other benefits upon a termination by the Company without cause, termination by the employee for good reason, other voluntary termination by the employee, retirement, death, disability, or termination following a change in control of the Company or a going-private transaction. With respect to the NEOs, the amounts and terms of such payments and other benefits (including the definition of “cause” and “good reason”) are governed by each NEO’s employment agreement and any applicable long-term incentive award agreements. The Company award agreements regarding various long-term incentives address employment termination events, including the circumstances upon which vesting, payment and/or forfeiture of all or a portion of the long-term incentives may be accelerated. If an executive’s employment agreement with the Company refers to the treatment of any award upon a triggering event, the employment agreements generally provide that, if the terms of the award agreement are more favorable to the executive than the terms of the employment agreement, then the terms of the award agreement will apply. Post-termination compensation is discussed in greater detail in Executive Compensation Tables, “Employment Agreements” and Executive Compensation Tables, “Termination and Severance” below.

Company Insider Trading Policy; Trading Restrictions and Prohibitions

The Company’s Insider Trading Policy prohibits Company employees, directors and consultants (and any member of such person’s immediate family) from the following activities:

•

engaging in any transactions in Company securities or any derivative security relating to any Company security, if the employee, director or consultant is aware of material, nonpublic or confidential information relating to the Company;

•

engaging in any transactions involving the purchase and sale of any of the securities of another company if the employee, director or consultant is aware of material, nonpublic or confidential information about that company;

•

passing on or “tipping” any nonpublic or confidential information on to others or recommend to anyone the purchase or sale of any securities when the employee, director or consultant is aware of such information;

•	engaging in any short selling in any Company equity securities, including any short sales against the box and other speculative hedging transactions; and

•

placing any Company securities in margin accounts or pledging any Company securities at any time when the employee, director or consultant is aware of material, nonpublic or confidential information or otherwise is not permitted to trade in Company securities.

Company directors and executive officers are also prohibited from engaging in any transaction in Company securities without pre-approval from the Company’s Corporate Secretary. Company directors and executive officers must also abide by the Company’s policies with respect to window and blackout periods for trading.

On October 24, 2023, the Company adopted a clawback policy that was established in accordance with the listing requirement of the NASDAQ to provide for the recovery or “clawback” of certain erroneously awarded incentive-based compensation in the event that the Company is required to prepare an accounting restatement. The policy is effective December 1, 2023 and applies to incentive-based compensation received by current and former executive officers of the Company during the three fiscal years preceding an accounting restatement and after the effective date of the NASDAQ listing requirement, October 2, 2023.

The Company’s form equity award agreements also provide the Company with the ability to clawback the fair market value of a recipient’s equity awards in the event of a recipient’s breach of the restrictive covenants included in their award agreement.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on such review and discussions, we have recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement for filing with the U.S. Securities and Exchange Commission.

Members of the Compensation Committee

Leonard Tow (Chair)

Vincent Tese

Dated: April 16, 2024

EXECUTIVE COMPENSATION

The tables below reflect the compensation of the Company’s Named Executive Officers. James L. Dolan served as our Interim Executive Chairman from December 5, 2022 through February 27, 2023, but is not included in the tables below because he did not receive any incremental compensation as Interim Executive Chairman and instead continued to be paid the same compensation that he was entitled to receive as a non-employee director of the Company. For details regarding Mr. Dolan’s compensation as a non-employee director of the Company, please refer to “2023 Director Compensation Table”. See “Compensation Discussion and Analysis” for an explanation of our compensation philosophy and program.

2023 Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of our NEOs and paid by us for the years ended December 31, 2021, December 31, 2022 and December 31, 2023. Pursuant to SEC rules, the Summary Compensation Table is required to include for a particular year only those equity awards granted during that year and only cash compensation earned during that year. Accordingly, long-term cash performance awards granted during 2023 (which will be earned, if at all, at the end of 2025) are not reflected in the 2023 Summary Compensation Table and will instead be disclosed for the year during which they are earned. Long-term cash performance awards granted during 2021, which were earned at the end of 2023, are reflected in the “2023 Summary Compensation Table.”

Name and Principal Position	Year	Salary ($)(3)	Bonus ($)	Stock Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Kristin Dolan(1)	2023	1,653,846	—	8,816,270	4,040,000	71,520	14,581,636
Chief Executive Officer
Patrick O’Connell	2023	800,000	—	654,788	808,000	13,057	2,276,482
Executive Vice President and	2022	320,000	—	617,916	758,400	—	1,696,316
Chief Financial Officer
James G. Gallagher	2023	850,000	—	1,364,126	2,190,334	38,823	4,443,283
Executive Vice President and	2022	850,000	—	1,214,558	1,626,300	39,978	3,730,836
General Counsel	2021	800,000	—	1,748,338	1,064,000	36,055	3,648,393

Dan McDermott (2)	2023	1,530,000	—	545,654	1,864,940	13,200	3,953,794
President – Entertainment and
AMC Studios
Kim Kelleher (2)	2023	1,300,000	—	545,654	2,040,800	13,400	3,899,854
Chief Commercial Officer	2022	1,300,000	—	493,125	1,422,635	43,047	3,258,807

(1)

On February 27, 2023, Kristin Dolan was appointed to serve as the Company’s Chief Executive Officer. On March 10, 2023, Ms. Dolan stepped down as a Class B Director on the Company’s board. For more information regarding Ms. Dolan’s compensation for service as a Class B Director, please see the “2023 Director Compensation Table.”

(2)	Dan McDermott was not designated an executive officer until June 15, 2023. Kim Kelleher was not designated an executive officer until October 19, 2022.

(3)

For 2023, salaries paid to the NEOs accounted for the following percentage of their total compensation: Ms. Dolan — 11%; Mr. O’Connell — 35%; Mr. Gallagher — 19%; Ms. Kelleher — 33%; and Mr. McDermott — 39%;

(4)	This column includes the value of stock-based awards granted to NEOs during 2023, 2022 and 2021 based upon the grant date fair value, as determined under SEC guidance.

The 2023 figures in this column for Messrs. O’Connell, Gallagher and McDermott and Mses. Dolan and Kelleher reflect the aggregate grant date fair value of the Company’s RSUs at target that were awarded in 2023 without any reduction for the risk of forfeiture, as calculated in accordance with FASB ASC Topic 718 as follows: Ms. Dolan: $8,816,270; Mr. O’Connell: $654,788; Mr. Gallagher: $1,364,126; Ms. Kelleher: $545,654; and Mr. McDermott: $545,654. The 2023 figures for Ms. Dolan include a special equity award of 297,325 RSUs that the Compensation Committee granted to Ms. Dolan on February 27, 2023 in connection with her appointment as Chief Executive Officer. Long-term performance awards in respect of 2023 were granted in the form of cash-based awards and are not reflected in this table (instead, such awards will be disclosed for the year during which they are earned (if any)), and were granted in the following target amounts: Ms. Dolan: $1,875,000; Mr. Gallagher: $1,250,000; Mr. O’Connell: $600,000; Ms. Kelleher: $500,000; and Mr. McDermott: $500,000. Details regarding the grants of RSUs and the long-term cash performance awards can be found in the “2023 Grants of Plan-Based Awards” table and details regarding outstanding stock awards can be found in the “Outstanding Equity Awards at 2023 Year End” table.

The 2022 figures in this column for Messrs. O’Connell and Gallagher and Ms. Kelleher reflect the aggregate grant date fair value of the Company’s RSUs at target that were awarded in 2022 without any reduction for the risk of forfeiture, as calculated in accordance with FASB ASC Topic 718 as follows: Mr. O’Connell: $617,916; Mr. Gallagher: $1,214,558; and Ms. Kelleher: $493,125. Long-term performance awards in respect of 2022 were granted in the form of cash-based awards and are not reflected in this table (instead, such awards will be disclosed for the year during which they are earned (if any)), and were granted in the following target amounts: Mr. Gallagher: $1,250,000; Mr. O’Connell: $600,000; and Ms. Kelleher: $500,000.

The 2021 figures in this column for Mr. Gallagher reflects the aggregate grant date fair value of the Company’s RSUs at target that were awarded in 2021 without any reduction for the risk of forfeiture, as calculated in accordance with FASB ASC Topic 718 as follows: Mr. Gallagher: $1,748,338. Long-term performance awards in respect of 2021 were granted in the form of cash-based awards and are not reflected in this table (instead, such awards will be disclosed for the year during which they are earned (if any)), and were granted in the following target amounts: Mr. Gallagher: $1,250,000.

(5)

The 2023 figures in this column for Messrs. O’Connell, Gallagher and McDermott and Mses. Dolan and Kelleher include amounts from the annual incentive awards for performance in 2023. For Messrs. Gallagher and McDermott and Ms. Kelleher, the 2023 figures in this column also include the value of long-term cash performance awards granted in 2021, earned at the end of 2023 as follows: Mr. Gallagher: $1,331,834; Ms. Kelleher: $399,550; and Mr. McDermott: 319,640 Pursuant to SEC rules, these figures do not reflect long-term cash performance awards granted during 2023, which will be earned, if at all, at the end of 2025.

The 2022 figures in this column for Messrs. O’Connell and Gallagher and Ms. Kelleher include amounts from the annual incentive awards for performance in 2022. Pursuant to SEC rules, these figures do not reflect long-term cash performance awards granted during 2022, which will be earned, if at all, at the end of 2024.

The 2021 figures in this column for Mr. Gallagher include amounts from the annual incentive awards for performance in 2021. Pursuant to SEC rules, these figures do not reflect long-term cash performance awards granted during 2021, which were earned at the end of 2023.

(6)	The table below shows the components of this column.

Name	Year	401(k) Plan Match ($)(a)	Matching Gift Program and Other Charitable Gifts ($)(b)	Perquisites ($)(c)	Director Compensation ($)(d)	Total ($)

Kristin Dolan	2023	8,585	—	49,658	13,277	71,520

Patrick O’Connell	2023	13,494	200	—	—	13,694

James G. Gallagher	2023	13,200	—	25,623	—	38,823

Dan McDermott	2023	13,200	—	—	—	13,200

Kim Kelleher	2023	13,200	200	—	—	13,400

(a)	These columns represent a matching contribution funded by the Company on behalf of each individual under the AMCN 401(k) Plan.

(b)	Amounts reflect the aggregate value of all matching contributions made by us on behalf of the executive officer in 2023 under our matching gifts program for employees.

All employees are eligible to participate in the Company’s matching gift program “Give Back at AMCN.” Under the program, we match donations made by any employee to an eligible tax-exempt organization at the rate of one dollar for each dollar donated up to $1,000 for each fiscal year. The purpose of the program is to recognize the interest of the Company and its employees in making a difference in our communities. In 2023, the Company made a contribution of $200 dollars to Memorial Sloan Kettering Cancer Center to match a donation by Kim Kelleher. The Company also made a $200 contribution to be split evenly between Caringbridge, St. Baldrick’s Foundation and Stand Up to Cancer, matching a donation made by Patrick O’Connell.

(c)

This column represents certain perquisites provided to Kristin Dolan, the CEO, in the form of reimbursements for personal helicopter travel in an amount equal to $49,658. The column also represents certain perquisites provided to James Gallagher, the Company’s Executive Vice Chairman and General Counsel, in the form of reimbursements for car service trips in an amount equal to $25,623. None of the Company’s other NEOs receive perquisites. For more information regarding perquisites, see Compensation Discussion and Analysis, “Compensation Decision Process and Compensation Policies — Perquisites.”

(d)

This column reflects compensation for Ms. Kristin Dolan’s service as a non-employee director from January 1 through March 10, 2023. For more information regarding director compensation, see “2023 Director Compensation Table.”

2023 Grants of Plan-Based Awards

The table below presents information regarding awards granted in 2023 to each NEO under the Company’s plans, including estimated possible and future payouts under non-equity incentive plan awards and other restricted stock units.

			Estimated Future Payouts Under Non- Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Name	Year	Grant Date	Threshold($)	Target($)	Maximum($)

Ms. Dolan	2023	2/27/2023(2)	—	4,000,000	8,000,000	—	—
	2023	4/13/2023(3)	1,312,500	1,875,000	2,343,750	—	—
	2023	4/13/2023(4)	—	—	—	111,145	2.046,179
	2023	2/27/2023(5)	—	—	—	297,325	6,770,090

Mr. O’Connell	2023	1/1/2023(2)	—	800,000	1,600,000	—	—
	2023	4/13/2023(3)	420,000	600,000	750,000	—	—
	2023	4/13/2023(4)	—	—	—	35,567	654,788

Mr. Gallagher	2023	1/1/2023(2)	—	850,000	1,700,000	—	—
	2023	4/13/2023(3)	875,000	1,250,000	1,562,500	—	—
	2023	4/13/2023(4)	—	—	—	74,097	1,364,126

Mr. McDermott	2023	1/1/2023(2)	—	1,530,000	3,060,000	—	—
	2023	4/13/2023(3)	350,000	500,000	625,000	—	—
	2023	4/13/2023(4)	—	—	—	29,639	545,654

Ms. Kelleher	2023	1/1/2023(2)	—	1,625,000	3,250,000	—	—
	2023	4/13/2023(3)	350,000	500,000	625,000	—	—
	2023	4/13/2023(4)	—	—	—	29,639	545,654

(1)

This column reflects the aggregate grant date fair value of the Company’s RSUs granted to each NEO in 2023 without any reduction for risk of forfeiture, as calculated in accordance with FASB ASC Topic 718 on the grant date.

(2)

This row reflects the possible payouts with respect to grants of annual incentive awards under the Company’s Annual Incentive Program for performance in 2023. Each of the executives is assigned a target bonus percentage and amount; there is no threshold amount for annual incentive awards. The amounts of annual incentive awards actually paid for performance in 2023 are disclosed in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above. For more information regarding the terms of these annual incentive awards, please see Compensation Discussion and Analysis, “2023 Compensation Decisions — Annual Cash Incentives.”

(3)

This row reflects the Company’s long-term cash performance awards that were granted in 2023. The cash performance awards have three one-year performance periods where the performance conditions for each year are set at the beginning of each such year. Each cash performance award was granted with a target amount, and the actual amount that is earned will be based on the average of the percentage of target earned in each of the three one-year performance periods (which may not exceed 115% of target for 2023) and adjusted by a performance modifier based on the Company’s share of subscribers and audience among a comparator group measured at the end of the full three-year period. The modifier has the ability to reduce or increase the three-year average performance by up to +/-10%. These cash performance awards will be payable in the first quarter of 2026 in an amount determined by the Committee based on the Company’s performance over the performance period. See Compensation Discussion and Analysis, “2023 Compensation Decisions — Long-term Incentives — Cash Performance Awards.”

(4)	This row reflects the Company’s RSUs that were awarded in 2023. See Compensation Discussion & Analysis, “2023 Compensation Decisions — Long-term Incentives — Restricted Stock Units.”

(5)	On February 27, 2023, the Company’s Compensation Committee granted Ms. Dolan 297,325 RSUs, as a special equity award in connection with her appointment as Chief Executive Officer. These RSUs are scheduled to vest in equal thirds on February 27, 2024, February 27, 2025 and February 27, 2026. See Compensation Discussion & Analysis, “2023 Compensation Decisions — Long-term Incentives — Restricted Stock Units.”

Outstanding Equity Awards at 2023 Year End

The table below shows the aggregate number of unvested RSUs outstanding for each NEO, in each case as of December 31, 2023. The amounts in this table do not include equity awards that were vested as of December 31, 2023.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have not Vested ($)
Kristin Dolan	111,145	(2)	2,088,415	—	—
	297,325	(3)	5,586,737	—	—

Patrick O’Connell	35,567	(2)	668,304	—	—
	18,666	(4)	350,734	—	—

James G. Gallagher	74,097	(2)	1,392,283	—	—

	20,386	(4)	383,053	—	—
	7,412	(5)	139,271	—	—

Dan McDermott	29,639	(2)	556,917	—	—
	8,154	(4)	153,214	—	—
	1,779	(5)	33,427	—	—

Kim Kelleher	29,639	(2)	556,917	—	—
	10,005	(4)	187,994	—	—
	2,224	(5)	41,789	—	—

(1)	Calculated using the closing price of Class A Common Stock on NASDAQ on December 29, 2023, the last trading day of the year, of $18.79 per share.

(2)	One third of these RSUs vested on March 8, 2024. The remainder RSUs vest ratably on March 9, 2025 and March 9, 2026.

(3)	One third of these RSUs vested on February 27, 2024. The remainder RSUs vest ratably on February 27, 2025 and February 27, 2026.

(4)	One third of these RSUs vested on March 9, 2023 (and are not included in this table) and another one third of these RSUs vested on March 8, 2024. The remainder RSUs vest ratably on March 9, 2025.

(5)

One third of these RSUs vested on March 9, 2022 (and are not included in the table) and another one third of these RSUs vested on March 9, 2023 (and are not included in the table). The remainder of the RSUs vested on March 9, 2024.

2023 Stock Vested

The table below shows the vesting of RSUs during the year ended December 31, 2023.

Name	Number of Shares Acquired on Vesting	Value Realized On Vesting ($)(1)

Kristin Dolan	—	—

Patrick O’Connell	9,332	181,601

James G. Gallagher	26,699	519,563

Dan McDermott	9,017	175,471

Kim Kelleher	11,774	229,122

(1)

The value realized upon vesting in connection with shares granted between 2020 and 2022 was calculated using the closing price of Class A Common Stock on March 9, 2023, multiplied by the number of shares vesting on March 9, 2023.

Non-Qualified Deferred Compensation

The table below shows: (1) the contributions made by the NEOs in respect of their compensation from the Company and contributions funded by the Company in 2023; (2) aggregate earnings on each NEO account balance in 2023; and (3) the account balance of such NEO under the AMC Networks Inc. Excess Savings Plan and the Executive Deferred Compensation Plan, as applicable, as of December 31, 2023.

Name	Plan Name	Executive Contributions in 2023(1)($)	Registrant Contributions in 2023(2)($)	Aggregate Earnings in 2023(3)($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 2023 FYE ($)

Kristin Dolan	AMCN Excess Savings Plan	—	—	—	—	—

Patrick O’Connell	AMCN Excess Savings Plan	—	—	—	—	—

James G. Gallagher	AMCN Excess Savings Plan	63,269	—	168,014	—	1,204,889

Dan McDermott	AMCN Excess Savings Plan	62,942	—	24,191	—	221,224
	AMCN Deferred Compensation Plan	365,552	—	75,313	—	495,582

Kim Kelleher	AMCN Excess Savings Plan	—	—	1,872	—	35,620

(1)

These amounts represent a portion of the NEOs’ salaries, which are included in the numbers reported in the “Salary” column of the Summary Compensation Table that the executives contributed to the respective plans.

(2)	The Company did not make any contributions in 2023.

(3)	These amounts are not reported in the “All Other Compensation” column of the Summary Compensation Table.

AMC Networks Inc. 401(k) Savings Plan

During 2023, the Company’s U.S. employees, including its executive officers participated in the AMC Networks 401(k) Savings Plan (the “AMCN 401(k) Plan”), a tax-qualified retirement savings plan. Under this plan, participating employees are eligible to contribute into their plan accounts a percentage of their eligible pay on a before-tax basis as well as a percentage of their eligible pay on an after-tax basis. The Company matches up to 100% of the first 3% of eligible earnings contributed pre-tax by participating employees and then matches 50% of the next 2% of eligible earnings contributed pre-tax by participating employees. In addition, the Company may provide a non-contributory profit sharing contribution based on the employee’s eligible earnings. The Company’s profit sharing contributions are subject to vesting limitations for the first three years of employment. For 2023, the Company did not provide a profit sharing contribution.

AMC Networks Inc. Excess Savings Plan

During 2023, certain of the Company’s U.S. employees, including its executive officers, participated in the AMC Networks Excess Savings Plan (the “AMCN Excess Savings Plan”). The AMCN Excess Savings Plan is a non-qualified deferred compensation plan that operates in conjunction with the AMCN 401(k) Plan. An employee is eligible to participate in the AMCN Excess Savings Plan for a calendar year if his or her eligible earnings in the preceding year exceeded (or would have exceeded, if the employee had been employed for the entire year) the IRS limit on the amount of compensation that can be taken into account in determining contributions under tax-qualified retirement plans ($330,000 in 2023) and he or she makes an election to participate prior to the beginning of the year. An eligible employee whose contributions to the AMCN 401(k) Plan are limited as a result of this compensation limit or as a result of reaching the maximum 401(k) deferral limit ($22,500 or $30,000 if 50 or over, for 2023) can continue to make pre-tax contributions under the AMCN Excess Savings Plan of up to 10% of his or her eligible pay. For 2023, the Company did not make any matching contributions under the AMCN Excess Savings Plan. A participant is always fully vested in his or her own contributions and in the Company’s matching contributions. Account balances under the AMCN Excess Savings Plan are invested at the discretion of the executive’s choosing from a selection of investments generally equivalent to those investments available in the AMCN 401(k) Plan. Distributions are made in a lump sum as soon as practicable after termination of the participant’s employment with the Company, subject to restrictions under Section 409A.

AMC Networks Inc. Executive Deferred Compensation Plan

During 2023, certain of the Company’s U.S. employees, including its executive officers, participated in the AMC Networks Inc. Executive Deferred Compensation Plan (the “AMCN EDCP”). The AMCN EDCP is a non-qualified deferred compensation plan that allows eligible employees to elect prior to the start of a fiscal year to defer a portion of their base salary and/or a portion of their annual incentive bonus payable in respect of the next fiscal year. An employee is eligible to participate in the AMCN EDCP for a fiscal year if he or she has a title equivalent to or more senior than “Senior Vice President” and he or she makes an election to participate prior to the beginning of the year. Participation in this plan is without regard to an employee’s participation in the AMCN 401(k) Plan. A participant is always fully vested in his or her own contributions. The Company does not make any contributions to the AMCN EDCP. Account balances under the AMCN EDCP are invested at the discretion of the executive’s choosing from a selection of investments generally equivalent to those investments available in the AMCN 401(k) Plan. Distributions are made in a lump sum or up to five annual installments 90 days after the earliest of (1) the participant’s designated distribution date, (2) the participant’s death or disability, (3) a change of control or (4) termination of the participant’s employment with the Company, subject to restrictions under Section 409A.

Employment Agreements

The Company’s employment agreements with Messrs. O’Connell, Gallagher and McDermott and Mses. Dolan and Kelleher are described below.

Kristin Dolan

On February 15, 2023 the Company entered into an employment agreement with Ms. Dolan (the “Dolan Employment Agreement”), which became effective on February 27, 2023 (the “Dolan Effective Date”). The employment agreement provides for Ms. Dolan’s employment as Chief Executive Officer of the Company from February 27, 2023 through March 31, 2026 (the “Dolan Scheduled Expiration Date”), with a minimum annual base salary of $2,000,000 (subject to annual review and potential increase in the discretion of the Company’s Compensation Committee) and an annual target bonus opportunity equal to 200% of her annual base salary, subject to the discretion of the Company’s Compensation Committee. She is eligible to participate in our standard benefits programs and our long-term equity and other incentive programs, in each case on the same basis as similarly situated executives at the Company. The agreement provides that, beginning in 2023, it is expected that Ms. Dolan’s participation in the Company’s long-term equity and other incentive programs will consist of annual grants of cash and/or equity awards with a target value of not less than $3,750,000, as determined by the Compensation Committee.

In addition, the Dolan Employment Agreement also provided that Ms. Dolan receive a special award of RSUs with a target value of $6,000,000 (the “Dolan Special Equity Award”). One third of the Dolan Special Equity Award vested on February 27, 2024 and the remainder of the Dolan Special Equity Award vests as follows: one-third on February 27, 2025 and one-third on February 27, 2026, in each case, subject to Ms. Dolan’s continued employment through each vesting date. Notwithstanding the above, the Dolan Special Equity Award shall immediately vest upon a change in control of the Company.

If, prior to the Dolan Scheduled Expiration Date, Ms. Dolan’s employment with the Company is terminated (i) by the Company or (ii) by her for Good Reason, and at the time of any such termination Cause does not exist, then, subject to her execution of the Company’s then standard separation agreement (modified to reflect terms of the employment agreement), which separation agreement will include, without limitation, general releases by her as well as non-competition, non-solicitation, non-disparagement, confidentiality and other provisions substantially similar to (and not more restrictive than) those set forth in the agreement, the Company will provide her with the following benefits and rights:

(a)  The payment of an amount in cash equal to not less than two times the sum of Ms. Dolan’s annual base salary and her annual target bonus as in effect at that time;

(b)  the payment of a prorated bonus for the year of termination and, to the extent termination occurs prior to the payment of an annual bonus for the preceding year, payment of an annual bonus for the preceding year, in each case, if and when other similarly situated employees receive payment of bonuses for such years as determined by the Company’s Compensation Committee in its sole discretion (and subject to the satisfaction of any applicable Company and business-unit performance objectives without adjustment for individual performance) (collectively, the “Dolan Bonuses”);

(c)  each of her outstanding long-term cash incentive awards and performance-based RSUs shall immediately vest in full and be payable at the same time as such awards are paid to active employees of the Company and the payment amount of such awards shall be to the same extent that other similarly situated active employees receive payment as determined by the Compensation Committee (subject to the satisfaction of any applicable performance criteria);

(d)  each of her outstanding time-vested restricted stock or RSU awards, with the exception of the Dolan Special Equity Award, granted under plans of the Company generally will continue to vest in accordance with its original vesting schedule (subject to the satisfaction of any applicable performance criteria);

(e)  the Dolan Special Equity Award shall immediately vest in full and be payable within 75 days of Ms. Dolan’s termination; and

(f)  each of the executive’s outstanding stock options and stock appreciation awards under plans of the Company, if any, will continue to vest in accordance with their original vesting schedule and she will have the right to exercise each of such options and awards for the remainder of the term of such option or award.

If Ms. Dolan ceases to be an employee of the Company prior to the Dolan Scheduled Expiration Date as a result of her death or physical or mental disability, and at such time Cause does not exist, subject to her execution of a separation agreement (other than in the case of death), the Company will pay Ms. Dolan (or her estate or beneficiary) the Dolan Bonuses, and her outstanding equity and cash incentive awards will vest and pay in full, whether or not subject to performance criteria. Any such award that is subject to performance criteria will vest and pay at the target level unless the performance measurement period for such award has been completed prior to the date of termination, in which case the award will vest and pay when and to the same extent as the awards held by other employees, subject to the satisfaction of the performance criteria.

In connection with any termination of Ms. Dolan’s employment, other than as specifically provided above, all equity or cash incentive grants or awards she may then have outstanding will be treated in accordance with their terms and nothing in the employment agreement is intended to limit any more favorable rights to which Ms. Dolan is entitled under the terms of her equity or cash incentive grants or awards, including in event of a termination of employment, a “going private transaction” (as defined in the award agreements) or a “change of control” (as defined in her award agreements).

The employment agreement contains certain covenants by Ms. Dolan, including a noncompetition agreement that restricts Ms. Dolan’s ability to engage in competitive activities until the first anniversary of the termination of her employment with the Company, if she is terminated prior to the Dolan Expiration Date.

For purposes of Ms. Dolan’s employment agreement the following definitions apply:

“Cause” means Ms. Dolan’s (i) commission of an act of fraud, embezzlement, misappropriation, willful misconduct, gross negligence or breach of fiduciary duty against the Company or an affiliate thereof, or (ii) commission of any act or omission that results in a conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for, in each case, any crime involving moral turpitude or any felony.

Termination for “Good Reason” means that (1) without Ms. Dolan’s consent, (A) her base salary or annual bonus target (as each may be increased from time to time in the Company’s

Compensation Committee’s discretion) is reduced, (B) her title is diminished, (C) she reports to someone other than the Chairman of the Board, (D) her responsibilities as in effect immediately after February 15, 2023 are thereafter materially diminished, (E) the Company materially breaches its obligations under the employment agreement or (F) the Company requires that her principal office be located more than 50 miles from Manhattan; (2) she has given the Company written notice, referring specifically to the employment agreement and the Good Reason definition, that she does not consent to such action; (3) the Company has not corrected such action within 30 days of receiving such notice; and (4) she voluntarily terminates his employment with the Company within 90 days following the happening of the action described in subsection (1) above.

Patrick O’Connell

On August 4, 2022 the Company entered into an employment agreement with Mr. O’Connell (the “O’Connell Employment Agreement”), which became effective on August 4, 2022 (the “O’Connell Effective Date”). The employment agreement provides for Mr. O’Connell’s employment as Executive Vice President and Chief Financial Officer of the Company from August 8, 2022 through March 31, 2026 (the “O’Connell Scheduled Expiration Date”), with a minimum annual base salary of $800,000 (subject to annual review and potential increase in the discretion of the Company’s Compensation Committee) and an annual target bonus opportunity equal to 100% of his annual base salary, subject to the discretion of the Company’s Compensation Committee. He is eligible to participate in our standard benefits programs and our long-term equity and other incentive programs, in each case on the same basis as similarly situated executives at the Company. The agreement provides that, beginning in 2022, it is expected that Mr. O’Connell’s participation in the Company’s long-term equity and other incentive programs will consist of annual grants of cash and/or equity awards with a target value of not less than $1,200,000, as determined by the Compensation Committee.

Additionally, the Compensation Committee paid Mr. O’Connell a one-time signing bonus in the amount of $1,050,000, which was subject to repayment in the event of Mr. O’Connell’s voluntary resignation (other than for Good Reason) or Mr. O’Connell’s termination by the Company for Cause, in each case, prior to the first anniversary of the O’Connell Effective Date.

If, prior to the O’Connell Scheduled Expiration Date, Mr. O’Connell’s employment with the Company is terminated (i) by the Company or (ii) by him for Good Reason, and at the time of any such termination Cause does not exist, then, subject to his execution of the Company’s then standard separation agreement (modified to reflect terms of the employment agreement), which separation agreement will include, without limitation, general releases by him as well as non-competition, non-solicitation, non-disparagement, confidentiality and other provisions substantially similar to (and not more restrictive than) those set forth in the agreement, the Company will provide him with the following benefits and rights:

(a)  The payment of an amount in cash equal to not less than two times the sum of Mr. O’Connell’s annual base salary and his annual target bonus as in effect at that time;

(b)  the payment of a prorated bonus for the year of termination and, to the extent termination occurs prior to the payment of an annual bonus for the preceding year, payment of an annual bonus for the preceding year, in each case, if and when other similarly situated employees receive payment of bonuses for such years as determined by the Company’s Compensation Committee in its sole discretion (and subject to the satisfaction of any applicable Company and business-unit performance objectives without adjustment for individual performance) (collectively, the “O’Connell Bonuses”);

(c)  each of his outstanding long-term cash incentive awards and performance-based RSUs shall immediately vest in full and be payable at the same time as such awards are paid to active employees of the Company and the payment amount of such awards shall be to the same extent that other similarly situated active employees receive payment as determined by the Compensation Committee (subject to the satisfaction of any applicable performance criteria);

(d)  each of his outstanding time-vested restricted stock or RSU awards granted under plans of the Company generally will continue to vest in accordance with its original vesting schedule (subject to the satisfaction of any applicable performance criteria); and

(e)  each of the executive’s outstanding stock options and stock appreciation awards under plans of the Company, if any, will continue to vest in accordance with their original vesting schedule and he will have the right to exercise each of such options and awards for the remainder of the term of such option or award.

If Mr. O’Connell ceases to be an employee of the Company prior to the O’Connell Scheduled Expiration Date as a result of his death or physical or mental disability, and at such time Cause does not exist, subject to his execution of a separation agreement (other than in the case of death), the Company will pay O’Connell (or his estate or beneficiary) the O’Connell Bonuses, and his outstanding equity and cash incentive awards will vest and pay in full, whether or not subject to performance criteria. Any such award that is subject to performance criteria will vest and pay at the target level unless the performance measurement period for such award has been completed prior to the date of termination, in which case the award will vest and pay when and to the same extent as the awards held by other employees, subject to the satisfaction of the performance criteria.

In connection with any termination of Mr. O’Connell’s employment, other than as specifically provided above, all equity or cash incentive grants or awards he may then have outstanding will be treated in accordance with their terms and nothing in the employment agreement is intended to limit any more favorable rights to which Mr. O’Connell is entitled under the terms of his equity or cash incentive grants or awards, including in event of a termination of employment, a “going private transaction” (as defined in the award agreements) or a “change of control” (as defined in his award agreements).

The employment agreement contains certain covenants by Mr. O’Connell, including a noncompetition agreement that restricts Mr. O’Connell’s ability to engage in competitive activities until the first anniversary of the termination of his employment with the Company, if he is terminated prior to the O’Connell Expiration Date.

For purposes of Mr. O’Connell’s employment agreement the following definitions apply:

“Cause” means Mr. O’Connell’s (i) commission of an act of fraud, embezzlement, misappropriation, willful misconduct, gross negligence or breach of fiduciary duty against the Company or an affiliate thereof, or (ii) commission of any act or omission that results in a conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for, in each case, any crime involving moral turpitude or any felony.

Termination for “Good Reason” means that (1) without Mr. O’Connell’s consent, (A) his base salary or annual bonus target (as each may be increased from time to time in the Company’s Compensation Committee’s discretion) is reduced, (B) his title is diminished, (C) he reports to someone other than the Company’s CEO or the Chairman of the Board, except with respect to matters for which he is required to report directly to the Board or its Audit Committee, (D) his responsibilities as in effect immediately after August 8, 2022 are thereafter materially diminished, (E) the Company materially breaches its obligations under the employment agreement or (F) the Company requires that his principal office be located more than 50 miles from Manhattan; (2) he has given the Company written notice, referring specifically to the employment agreement and the Good Reason definition, that he does not consent to such action; (3) the Company has not corrected such action within 30 days of receiving such notice; and (4) he voluntarily terminates his employment with the Company within 90 days following the happening of the action described in subsection (1) above.

James G. Gallagher

On October 19, 2022, the Company entered into a new employment agreement with Mr. Gallagher (the “Gallagher Employment Agreement”), which replaced his 2018 employment agreement and became effective on October 19, 2022 (the “Gallagher Effective Date”). The employment agreement provides for Mr. Gallagher’s employment as Executive Vice President — General Counsel of the Company through December 31, 2025 (the “Gallagher Scheduled Expiration Date”), with a minimum annual base salary of $850,000 (subject to annual review and potential increase in the discretion of the Company’s Compensation Committee) and an annual target bonus opportunity equal to 100% of his annual base salary, subject to the discretion of the Company’s Compensation Committee. He is eligible to participate in our standard benefits programs and our long-term equity and other incentive programs, in each case on the same basis as similarly situated executives at the Company. The agreement provides that it is expected that Mr. Gallagher’s participation in the Company’s long-term equity and other incentive programs will consist of annual grants of cash and/or equity awards with a target value of not less than $2,500,000, as determined by the Compensation Committee.

To provide an additional incentive for Mr. Gallagher to agree to extend his tenure, the Compensation Committee offered Mr. Gallagher a one-time signing bonus in the amount of $30,000, which was paid within 60 days of the Gallagher Effective Date. Additionally, as of the Gallagher Effective Date, the Company will reimburse Mr. Gallagher for reasonable car service fees incurred to commute between his home and the Company’s offices.

If, prior to the Gallagher Scheduled Expiration Date, Mr. Gallagher’s employment with the Company is terminated (i) by the Company or (ii) by him for Good Reason, and at the time of any such termination Cause does not exist, then, subject to his execution of the Company’s then standard separation agreement (modified to reflect terms of the employment agreement), which separation agreement will include, without limitation, general releases by him as well as non-competition, non-solicitation, non-disparagement, confidentiality and other provisions substantially similar to (and not more restrictive than) those set forth in the agreement, the Company will provide him with the following benefits and rights:

(a)  The payment of an amount in cash equal to not less than two times the sum of Mr. Gallagher’s annual base salary and his annual target bonus as in effect at that time;

(b)  the payment of a prorated bonus for the year of termination and, to the extent termination occurs prior to the payment of an annual bonus for the preceding year, payment of an annual bonus for the preceding year, in each case, if and when other similarly situated employees receive payment of bonuses for such years as determined by the Company’s Compensation Committee in its sole discretion (and subject to the satisfaction of any applicable Company and business-unit performance objectives without adjustment for individual performance) (collectively, the “Gallagher Bonuses”);

(c)  each of his outstanding long-term cash incentive awards and performance-based RSUs shall immediately vest in full and be payable at the same time as such awards are paid to active employees of the Company and the payment amount of such awards shall be to the same extent that other similarly situated active employees receive payment as determined by the Compensation Committee (subject to the satisfaction of any applicable performance criteria);

(d)  each of his outstanding time-vested restricted stock or RSU awards granted under plans of the Company (other than the RSU award granted to Mr. Gallagher on October 10, 2018, which vested fully on December 30, 2022 (the “Gallagher Special Equity Award”)) generally will continue to vest in accordance with its original vesting schedule;

(e)  each of his outstanding stock options and stock appreciation awards under plans of the Company, if any, will continue to vest in accordance with their original vesting schedule and he will have the right to exercise each of such options and awards for the remainder of the term of such option or award;

(f)  the time-based restrictions on the Gallagher Special Equity Award would have lapsed and such award would have been paid to Mr. Gallagher upon achievement of the performance criteria; and

(g)  continued coverage for himself and his eligible dependents under the Company’s group health, dental and vision plans for a period of two years (or until he is eligible for comparable coverage under the plans of a subsequent employer).

If, on or after January 1, 2024, Mr. Gallagher’s employment with the Company is terminated by him without Good Reason but only if he has provided the Company with at least four months’ advance written notice of his intent to terminate his employment and such written notice specifies an effective date of termination no sooner than January 1, 2024, and at the time of any such termination, Cause does not exist, then, subject to his execution and delivery of a Separation Agreement, Mr. Gallagher, will be provided with the benefits and rights set forth above in (b) through (g).

If Mr. Gallagher ceases to be an employee of the Company prior to the Gallagher Scheduled Expiration Date as a result of his death or physical or mental disability, and at such time Cause does not exist, subject to his execution of a separation agreement (other than in the case of death), the Company will pay Mr. Gallagher (or his estate or beneficiary) the Gallagher Bonuses, and his outstanding equity and cash incentive awards will vest and pay in full, whether or not subject to performance criteria. Any such award that is subject to performance criteria will vest and pay at the target level unless the performance measurement period for such award has been completed prior to the date of termination, in which case the award will vest and pay when and to the same extent as the awards held by other employees, subject to the satisfaction of the performance criteria.

In connection with any termination of Mr. Gallagher’s employment, other than as specifically provided above, all equity or cash incentive grants or awards he may then have outstanding will be treated in accordance with their terms and nothing in the employment agreement is intended to limit any more favorable rights to which Mr. Gallagher is entitled under the terms of his equity or cash incentive grants or awards, including in event of a termination of employment, a “going private transaction” (as defined in his award agreements) or a “change of control” (as defined in the award agreements).

The employment agreement contains certain covenants by Mr. Gallagher, including a noncompetition agreement that restricts Mr. Gallagher’s ability to engage in competitive activities until the first anniversary of the termination of his employment with the Company.

For purposes of Mr. Gallagher’s employment agreement the following definitions apply:

“Cause” means Mr. Gallagher’s (i) commission of an act of fraud, embezzlement, misappropriation, willful misconduct, gross negligence or breach of fiduciary duty against the Company or an affiliate thereof, or (ii) commission of any act or omission that results in a conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for, in each case, any crime involving moral turpitude or any felony.

Termination for “Good Reason” means that (1) without Mr. Gallagher’s consent, (A) his base salary or annual bonus target (as each may be increased from time to time in the Company’s Compensation Committee’s discretion) is reduced, (B) his title is diminished, (C) he reports to someone other than the Company’s CEO or the Executive Chairman, (D) his responsibilities as in effect immediately after October 19, 2022 are thereafter materially diminished, (E) the Company materially breaches its obligations under the employment agreement or (F) the Company requires that his principal office be located more than 50 miles from Manhattan; (2) he has given the Company written notice, referring specifically to the employment agreement and the Good Reason definition, that he does not consent to such action; (3) the Company has not corrected such action within 30 days of receiving such notice; and (4) he voluntarily terminates his employment with the Company within 90 days following the happening of the action described in subsection (1) above.

Dan McDermott

On October 20, 2021, the Company entered into an amendment (the “McDermott Employment Agreement Amendment” to Mr. McDermott’s original employment agreement, effective April 1, 2020 (the “McDermott Employment Agreement”, and together with the McDermott Employment Agreement Amendment, the “Amended McDermott Employment Agreement”). The Amended McDermott Employment Agreement became effective on October 20, 2021 (the “McDermott Effective Date”) and provides for Mr. McDermott’s employment as President – Programming, AMC Networks and President – AMC Studios of the Company through October 29, 2025 (the “McDermott Scheduled Expiration Date”), with a minimum annual base salary of $1,500,000 (subject to annual review and potential increase in the discretion of the Company’s Compensation Committee) and an annual target bonus opportunity equal to 100% of his annual base salary, subject to the discretion of the Company’s Compensation Committee. He is eligible to participate in our standard benefits programs and our long-term equity and other incentive programs, in each case on the same basis as similarly situated executives at the Company. The agreement provides that it is expected that Mr. McDermott’s participation in the Company’s long-term equity and other incentive programs will consist of annual grants of cash and/or equity awards with a target value of not less than $1,000,000, as determined by the Compensation Committee.

If, prior to the McDermott Scheduled Expiration Date, Mr. McDermott’s employment with the Company is terminated by the Company without cause then, subject to his execution of the Company’s then standard separation agreement (modified to reflect terms of the employment agreement), which separation agreement will include, without limitation, general releases by him as well as non-competition, non-solicitation, non-disparagement, confidentiality and other provisions substantially similar to (and not more restrictive than) those set forth in the agreement, the Company will provide him with the following benefits and rights:

(a)  The payment of an amount in cash equal to not less than one and a half times Mr. McDermott’s annual base salary and one times his annual target bonus as in effect at that time; and

(b)  the payment of a prorated bonus for the year of termination and, to the extent termination occurs prior to the payment of an annual bonus for the preceding year, payment of an annual bonus for the preceding year, in each case, if and when other similarly situated employees receive payment of bonuses for such years as determined by the Company’s Compensation Committee in its sole discretion (and subject to the satisfaction of any applicable Company and business-unit performance objectives without adjustment for individual performance) (collectively, the “McDermott Bonuses”).

For purposes of Mr. McDermott’s employment agreement the following definitions apply:

“Cause” means Mr. McDermott’s (i) commission of an act of fraud, embezzlement, misappropriation, willful misconduct, gross negligence or breach of fiduciary duty against the Company or an affiliate thereof, (ii) commission of any act or omission that results in a conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for, in each case, any crime involving moral turpitude or any felony, (iii) material violation of Company policies, including, without limitation, Company policies prohibiting unlawful harassment and/or discrimination, or (iv) immediately upon written notice from the Company that it has determined that, due to a physical or mental health condition, Mr. McDermott is not able to perform the essential functions of his position with reasonable accommodation (with such notice being ineffective until Mr. McDermott has exhausted all entitlements to leave under applicable statutes and Company programs).

Kim Kelleher

On September 2, 2022 the Company entered into an amended and restated employment agreement with Ms. Kelleher (the “Kelleher Employment Agreement”), which became effective on September 2, 2022 (the “Kelleher Effective Date”). The employment agreement provides for Ms. Kelleher’s employment as Chief Commercial Officer of the Company from August 8, 2022 through March 31, 2026 (the “Kelleher Scheduled Expiration Date”), with a minimum annual base salary of $1,300,000 (subject to annual review and potential increase in the discretion of the Company’s Compensation Committee) and an annual target bonus opportunity equal to 125% of her annual base salary, subject to the discretion of the Company’s Compensation Committee. For performance in 2022, Ms. Kelleher’s incentive compensation payment was proportionately calculated based on (i) with respect to performance from January 1, 2022 to the Kelleher Effective Date, the terms of the Company’s ad sales commission program and a target commission of 75% of actual salary dollars paid to Ms. Kelleher during such period and (ii) with respect to performance from the Kelleher Effective Date through December 31, 2022, the terms of the Company’s AIP and a target bonus opportunity of 125% of actual salary dollars paid to Ms. Kelleher during such period. She is eligible to participate in our standard benefits programs and our long-term equity and other incentive programs, in each case on the same basis as similarly situated executives at the Company. The agreement provides that, beginning in 2023, it is expected that Ms. Kelleher’s participation in the Company’s long-term equity and other incentive programs will consist of annual grants of cash and/or equity awards with a target value of not less than $1,000,000, as determined by the Compensation Committee.

If, prior to the Kelleher Scheduled Expiration Date, Ms. Kelleher’s employment with the Company is terminated (i) by the Company, and at the time of any such termination Cause does not exist, then, subject to her execution of the Company’s then standard separation agreement (modified to reflect terms of the employment agreement), which separation agreement will include, without limitation, general releases by her as well as non-competition, non-solicitation, non-disparagement, confidentiality and other provisions substantially similar to (and not more restrictive than) those set forth in the agreement, the Company will provide her with the following benefits and rights:

(a)  The payment of an amount in cash equal to not less than two times the sum of Ms. Kelleher’s annual base salary and her annual target bonus as in effect at that time;

(b)  the payment of a prorated bonus for the year of termination and, to the extent termination occurs prior to the payment of an annual bonus for the preceding year, payment of an annual bonus for the preceding year, in each case, if and when other similarly situated employees receive payment of bonuses for such years as determined by the Company’s Compensation Committee in its sole discretion (and subject to the satisfaction of any applicable Company and business-unit performance objectives without adjustment for individual performance) (collectively, the “Kelleher Bonuses”);

(c)  each of her outstanding long-term cash incentive awards and performance-based RSUs shall immediately vest in full and be payable at the same time as such awards are paid to active employees of the Company and the payment amount of such awards shall be to the same extent that other similarly situated active employees receive payment as determined by the Compensation Committee (subject to the satisfaction of any applicable performance criteria);

(d)  each of her outstanding time-vested restricted stock or RSUs awards granted under plans of the Company generally will continue to vest in accordance with its original vesting schedule; and

(e)  each of the executive’s outstanding stock options and stock appreciation awards under plans of the Company, if any, will continue to vest in accordance with their original vesting schedule and she will have the right to exercise each of such options and awards for the remainder of the term of such option or award.

If Ms. Kelleher ceases to be an employee of the Company prior to Kelleher Scheduled Expiration Date as a result of her death or physical or mental disability, and at such time Cause does not exist, subject to her execution of a separation agreement (other than in the case of death), the Company will pay Ms. Kelleher (or her estate or beneficiary) the Kelleher Bonuses, and her outstanding equity and cash incentive awards will vest and pay in full, whether or not subject to performance criteria. Any such award that is subject to performance criteria will vest and pay at the target level unless the performance measurement period for such award has been completed prior to the date of termination, in which case the award will vest and pay when and to the same extent as the awards held by other employees, subject to the satisfaction of the performance criteria.

In connection with any termination of Ms. Kelleher’s employment, other than as specifically provided above, all equity or cash incentive grants or awards she may then have outstanding will be treated in accordance with their terms and nothing in the employment agreement is intended to limit any more favorable rights to which Ms. Kelleher is entitled under the terms of her equity or cash incentive grants or awards, including in event of a termination of employment, a “going private transaction” (as defined in the award agreements) or a “change of control” (as defined in her award agreements).

The employment agreement contains certain covenants by Ms. Kelleher, including a noncompetition agreement that restricts Ms. Kelleher’s ability to engage in competitive activities until the first anniversary of the termination of her employment with the Company, if she is terminated prior to the Kelleher Expiration Date.

 For purposes of Ms. Kelleher’s employment agreement the following definitions apply:

“Cause” means Ms. Kelleher’s (i) commission of an act of fraud, embezzlement, misappropriation, willful misconduct, gross negligence or breach of fiduciary duty against the Company or an affiliate thereof, or (ii) commission of any act or omission that results in a conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for, in each case, any crime involving moral turpitude or any felony.

Termination and Severance

This section describes the payments that would be received by NEOs from the Company upon various termination of employment scenarios.

Separation from the Company

Payments may be made to employees upon the termination of their employment with the Company depending upon the circumstances of their termination, which include termination by the Company with cause or without cause, termination by the employee for good reason, other voluntary termination by the employee, retirement, death, disability, or termination following a change in control of the Company or following a going-private transaction. Certain of these circumstances are addressed in employment agreements between the Company and the executives. The information set forth below assumes that the NEO was employed by the Company under his or her applicable agreement, and his or her employment terminated as of December 31, 2023. For a description of termination provisions in the employment agreements, see “Employment Agreements” above. In addition, long-term incentive award agreements will address some of these circumstances.

Quantification of Termination and Severance

The following tables set forth a quantification of estimated severance and other benefits payable to our NEOs under various circumstances regarding the termination of their employment. In calculating these severance and other payments, we have taken into consideration or otherwise assumed the following:

(1) Termination of employment occurred after the close of business on December 31, 2023. Payment calculations are based upon the applicable NEO’s employment agreement, as in effect on that date.

(2) We have valued equity awards using the closing market price of Class A Common Stock on the NASDAQ on December 29, 2023 of $18.79.

In the event of termination of employment, the payment of certain long-term incentive awards and other amounts may be delayed, depending upon the terms of each specific award agreement, the provisions of the applicable NEO’s employment agreement and the applicability of Section 409A. In quantifying aggregate termination payments, we have not taken into account the timing of the payments and we have not discounted the value of payments that would be made over time, except where otherwise disclosed.

We have assumed that all performance metrics for performance-based awards are achieved at the target level (but not exceeded).

Benefits Payable As a Result of Voluntary Termination of Employment by Employee,

Retirement or Termination of Employment by the Company for Cause

In the event of voluntary termination of employment by the executive without Good Reason or retirement, in each case that is not in connection with a change in control, or termination by the Company for cause none of our NEOs would have been entitled to any payments at December 31, 2023.

Benefits Payable As a Result of Termination of Employment by the Company Without

Cause*

Elements	Ms. Dolan		Mr. O’Connell		Mr. Gallagher		Mr. McDermott		Ms. Kelleher

Severance	$12,000,000	(1)	$3,200,000	(1)	$3,400,000	(1)	$3,825,000	(2)	$5,850,000	(1)

Pro rata bonus	$4,040,000	(3)	$808,000	(3)	$858,500	(3)	$1,545,300	(3)	$1,641,250	(3)

Unvested RSUs	$7,675,151	(4)	$1,019,038	(4)	$1,914,607	(4)	—		$786,700	(4)

Unvested CPAs	$1,875,000	(5)	$1,200,000	(5)	$3,750,000	(5)	—		$1,375,000	(5)

*	The amounts in this table do not include any payments or awards that were vested at December 31, 2023 or any pension or other vested retirement benefits.

(1)	Represents severance equal to two times the sum of the executive’s salary and target bonus in accordance with the executive’s employment agreement.

(2)	Represents severance equal to one and a half times the sum of the executive’s salary and one times the sum of the executive’s target bonus in accordance with the executive’s employment agreement.

(3)

Represents a pro rata annual bonus for the year in which the termination occurred, payable to the same extent as annual bonuses are paid to the other executives, without regard to individual performance in accordance with the executive’s employment agreement, which, for 2023, was 101% of target.

(4)

Represents full vesting of the executive’s outstanding RSUs in accordance with the executive’s employment agreement and the terms of the RSU plan agreement. Ms. Dolan’s special equity award of 297,325 RSUs, awarded on February 27, 2023, shall vest in full upon her termination, in accordance with Ms. Dolan’s employment agreement and the RSU plan agreement.

(5)	Represents full vesting of the executive’s outstanding CPAs in accordance with the executive’s employment agreement.

Benefits Payable As a Result of Termination of Employment by Employee For Good Reason*

Elements	Ms. Dolan		Mr. O’Connell		Mr. Gallagher		Mr. McDermott	Ms. Kelleher

Severance	$12,000,000	(1)	$3,200,000	(1)	$3,400,000	(1)	—	—

Pro rata bonus	$4,040,000	(2)	$808,000	(2)	$858,500	(2)	—	—

Unvested RSUs	$7,675,151	(3)	$1,019,038	(3)	$1,914,607	(3)	—	—

Unvested CPAs	$1,875,000	(4)	$1,200,000	(4)	$3,750,000	(4)	—	—

*	The amounts in this table do not include any payments or awards that were vested at December 31, 2023 or any pension or other vested retirement benefits.

(1)	Represents severance equal to two times the sum of the executive’s salary and target bonus in accordance with the executive’s employment agreement.

(2)

Represents a pro rata annual bonus for the year in which the termination occurred, payable to the same extent as annual bonuses are paid to the other executives, without regard to individual performance in accordance with the executive’s employment agreement, which, for 2023, was 101% of target.

(3)

Represents full vesting of the executive’s outstanding RSUs in accordance with the executive’s employment agreement and the terms of the RSU plan agreement. Ms. Dolan’s special equity award of 297,325 RSUs, awarded on February 27, 2023, shall vest in full upon her termination, in accordance with Ms. Dolan’s employment agreement and the terms of the RSU plan agreement.

(4)	Represents full vesting of the executive’s outstanding CPAs in accordance with the executive’s employment agreement.

Benefits Payable As a Result of Termination of Employment Due to Death*

Elements	Ms. Dolan		Mr. O’Connell		Mr. Gallagher		Mr. McDermott		Ms. Kelleher

Severance	—		—		—		—		—

Salary	—		—		—		—		—

Pro rata bonus	$4,040,000	(1)	$808,000	(1)	$858,500	(1)	—		$1,641,250	(1)

Unvested RSUs	$7,675,151	(2)	$1,019,038	(2)	$1,914,607	(2)	$743,558	(2)	$786,700	(2)

Unvested CPAs	$1,875,000	(3)	$1,200,000	(3)	$3,750,000	(3)	$677,778	(3)	$1,375,000	(3)

*	The amounts in this table do not include any payments or awards that were vested at December 31, 2023 or any pension or other vested retirement benefits.

(1)

Represents a pro rata annual bonus for the year in which the termination occurred, payable to the same extent as annual bonuses are paid to the other executives, without regard to individual performance in accordance with the executive’s employment agreement, which, for 2023, was 101% of target.

(2)	Represents full vesting of the executive’s outstanding RSUs in accordance with the executive’s employment agreement and the terms of the RSU plan agreement.

(3)	Represents vesting of executive’s outstanding CPAs in accordance with the executive’s employment agreement and the terms of the CPA plan agreement.

Benefits Payable As a Result of Termination of Employment Due to Disability*

Elements	Ms. Dolan		Mr. O’Connell		Mr. Gallagher		Mr. McDermott	Ms. Kelleher

Severance	—		—		—		—	—

Salary	—		—		—		—	—

Pro rata bonus	$4,040,000	(1)	$808,000	(1)	$858,500	(1)	—	$1,641,250	(1)

Unvested RSUs	$7,675,151	(2)	$1,019,038	(2)	$1,914,607	(2)	—	$786,700	(2)

Unvested CPAs	$1,875,000	(3)	$1,200,000	(3)	$3,750,000	(3)	—	$1,375,000	(3)

*	The amounts in this table do not include any payments or awards that were vested at December 31, 2023 or any pension or other vested retirement benefits.

(1)

Represents a pro rata annual bonus for the year in which the termination occurred, payable to the same extent as annual bonuses are paid to the other executives, without regard to individual performance in accordance with the executive’s employment agreement, which, for 2023, was 101% of target.

(2)	Represents full vesting of the executive’s outstanding RSUs in accordance with the executive’s employment agreement and the terms of the RSU plan agreement.

(3)	Represents full vesting of executive’s outstanding CPAs in accordance with the executive’s employment agreement.

Benefits Payable As a Result of Termination of Employment In Connection with a

Change in Control or Going Private Transaction(1)*

Elements	Ms. Dolan		Mr. O’Connell		Mr. Gallagher		Mr. McDermott		Ms. Kelleher

Severance	12,000,000	(2)	$3,200,000	(2)	$3,400,000	(2)	$3,825,000	(3)	$5,850,000	(2)

Pro rata bonus	$4,040,000	(4)	$808,000	(4)	$858,500	(4)	$1,545,300	(4)	$1,641,250	(4)

Unvested RSUs	$7,675,151	(5)	$1,019,038	(5)	$1,914,607	(5)	$743,558	(5)	$786,700	(5)

Unvested CPAs	$1,875,000	(6)	$1,200,000	(6)	$3,750,000	(6)	$1,300,000	(6)	$1,375,000	(6)

*	The amounts in this table do not include any payments or awards that were vested at December 31, 2023 or any pension or other vested retirement benefits.

(1)

The numbers presented in this table reflect amounts payable as a result of termination of employment by the executive for “Good Reason” (only in the case of Ms. Dolan and Mssrs. O’Connell and Gallagher) or by the Company “without Cause” following a change in control. The amounts payable as a result of such termination following a going private transaction are generally equal to or less than the amounts payable as a result of termination of employment by the executive or the Company following a change in control.

(2)	Represents severance equal to two times the sum of the executive’s salary and target bonus.

(3)	Represents severance equal to one and a half times the executive’s salary and one times the executive’s target bonus in accordance with the executive’s employment agreement.

(4)

Represents a pro rata annual bonus for the year in which the termination occurred, payable to the same extent as annual bonuses are paid to the other executives, without regard to individual performance in accordance with the executive’s employment agreement, which, for 2023, was 101% of target. Ms. Dolan’s special equity award of 297,325 RSUs, awarded on February 27, 2023, shall vest in full upon a change in control, in accordance with Ms. Dolan’s employment agreement.

(5)	Represents full vesting of the executive’s outstanding RSUs in accordance with the executive’s employment agreement and the terms of the RSU plan agreement.

(6)	Represents full vesting of the executive’s outstanding CPAs in accordance with the executive’s employment agreement and the terms of the CPA plan agreement.

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) and Item 402(v) of Regulation
S-K,
the table below sets forth information about the relationship between compensation actually paid (“CAP”) to our principal executive officer (“PEO”) and non-PEO
NEOs and certain financial performance measures of the Company and how the Company aligns executive compensation with the Company’s performance. For further information concerning the Company’s variable pay-for-performance
philosophy and how the Company aligns executive compensation with Company performance, refer to the “Compensation Discussion and Analysis” section of this proxy statement.

	Summary Compensation Table Total (1)				Compensation Actually Paid (2)				Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid for Non-PEO NEOs (4)	Value of Initial Fixed $100 Investment Based on:		(GAAP)	Company Selected Perform- ance Measure
Year	PEO 1 (Kristin Dolan)	PEO 2 (Christina Spade)	PEO 3 (Matthew Blank)	PEO 4 (Josh Sapan)	PEO 1 (Kristin Dolan)	PEO 2 (Christina Spade)	PEO 3 (Matthew Blank)	PEO 4 (Josh Sapan)			Total Shareholder Return ($) 5	Peer Group Total Shareholder Return ($) (6)	Net Income (MM)	(AOI) (7)

2023	$14,581,636	N/A	N/A	N/A	$13,440,517	N/A	N/A	N/A	$3,643,353	$3,766,768	$47.57	$62.47	$215,464	$670,104

2022	N/A	$21,357,041	$4,879,333	N/A	N/A	$18,097,463	$3,804,768	N/A	$5,937,287	$4,545,489	$39.67	$57.83	$7,594	$738,402

2021	N/A	N/A	$6,967,220	$15,254,942	N/A	N/A	$5,970,285	$20,988,019	$4,091,622	$3,948,665	$87.19	$105.65	$250,596	$816,070

2020	N/A	N/A	N/A	$11,849,849	N/A	N/A	N/A	$8,931,317	$2,583,055	$1,087,547	$90.56	$122.78	$239,979	$766,611

(1)
The dollar amounts reported for the PEOs, Mses. Dolan and Spade and Messrs. Blank and Sapan, under “Summary Compensation Table Total” are the amounts of total compensation reported for Mses. Dolan and Spade and Messrs. Blank and Sapan for each corresponding year in the “Total” column of the Summary Compensation Table as reflected on page 64. James L. Dolan served as our Interim Executive Chairman from December 5, 2022 through February 27, 2023 and is not included as an NEO in the pay versus performance table because he did not receive any incremental compensation as Interim Executive Chairman and instead continued to be paid the same compensation that he was entitled to receive as a non-employee
director of the Company. As reported in the “2023 Director Compensation Table” section, in 2023, Mr. Dolan earned $84,000 paid in cash, and $129,556 in fully vested RSUs, in each case, for his service as a director. As Mr. Dolan’s RSUs were fully vested on the date of grant, his CAP is equal to the total amount reported in the “2023 Director Compensation Table”.

(2)
The dollar amounts reported for Mses. Dolan and Spade and Messrs. Blank and Sapan under “Compensation Actually Paid” represent the amount of CAP to Mses. Dolan and Spade and Messrs. Blank and Sapan, as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mses. Dolan and Spade and Messrs. Blank and Sapan during the applicable year. In accordance with the requirements of
Item
402(v) of Regulation
S-K,
the adjustments in the

table below were made to Mses . Dolan and Spade and Messrs. Blank and Sapan’s total compensation for each year to determine the compensation actually paid:

	Kristin Dolan	Christina Spade	Matthew C. Blank		Joshua Sapan

	2023	2022	2022	2021	2021	2020

Total Compensation as reported in Summary Compensation Table (SCT)	$14,581,636	$21,357,041	$4,879,333	$6,967,220	$15,254,942	$11,849,849

Deduct Fair value of equity awards granted during fiscal year	$(8,816,270)	$(7,412,144)	$ —	$(4,514,809)	$(7,832,256)	$(5,551,125)

Add Fair value of equity compensation granted in current year — value at end of year-end	$7,675,151	$ 4,695,538	$ —	$3,517,874	$ 3,430,534	$ 7,286,742

Change in fair value for end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year	$ —	$(103,654)	$(1,074,565)	$ —	$10,531,274	$(3,197,081)

Change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	$ —	$(439,318)	$ —	$ —	$(396,475)	$(1,457,069)

Compensation Actually Paid to PEO	$13,440,517	$18,097,463	$3,804,768	$5,970,285	$20,988,019	$8,931,317

(3)
The dollar amounts reported under Average Summary Compensation Total for non-PEO
NEOs represent the average of the amounts reported for the company’s named executive officers (NEOs) as a group (excluding any individual serving as our PEO for such year) in the “Total” column of the Summary Compensation Table in each applicable year. The names of the NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2023, Patrick O’Connell, James Gallagher, Dan McDermott and Kim Kelleher; (ii) for 2022, Patrick O’Connell, James Gallagher, Joshua Sapan and Kim Kelleher; (iii) for 2021, Christina Spade, James Gallagher, Michael Sherin, Donna Coleman and Ed Carroll; and (iv) for 2020, Charles Dolan, Ed Carroll, James Gallagher, Donna Coleman, Chris Wymbs and Sean Sullivan.

(4)
The dollar amounts reported under Average Compensation Actually Paid for non-PEO
NEOs represent the average amount of “compensation actually paid” to the NEOs as a group (excluding any individual serving as our PEO for such year), as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the adjustments in the table below were made to the NEOs’ total compensation for each year to determine the compensation actually paid:

	NEO Averages

	2023	2022	2021	2020

Total Compensation as reported in Summary Compensation Table (SCT)	$3,643,353	$5,937,287	$4,091,622	$2,583,055

Fair value of equity awards granted during fiscal year	$777,556	$581,400	$1,461,208	$801,291

Fair value of equity compensation granted in current year — value at end of year-end	$793,605	$288,261	$702,004	$726,519

Change in fair value for end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year	$53,839	$(65,843)	$687,640	$(256,673)

Change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	$53,526	$(1,032,816)	$(71,393)	$(145,602)

Fair value of awards forfeited in current fiscal year determined at end of prior fiscal year	$ —	$ —	$ —	$(1,018,461)

Compensation Actually Paid to Non-PEO NEOs	$3,766,768	$4,545,489	$3,948,665	$1,087,547

(5)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the company’s share price at the end and the beginning of the measurement period by the company’s share price at the beginning of the measurement period.

(6)
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the peer group disclosed on the Company’s Form
10-K
for the fiscal year ending in 2023. The common stocks of the following companies have been included in the peer group: Warner Bros. Discovery, Inc., the Walt Disney Company, Fox Corporation (included from March 19, 2019, when trading began), Lions Gate Entertainment Corporation, Nexstar Media Group, Inc., Roku, Inc., and Paramount Global.

(7)
The Company defines AOI, which is a
non-GAAP
financial measure, as operating income (loss) before depreciation and amortization, cloud computing amortization, share-based compensation expense or benefit, impairment charges (including gains or losses on sales or dispositions of business), restructuring and other related charges and including the Company’s proportionate share of adjusted operating income (loss) from majority-owned equity method investees. Because it is based on operating income (loss), AOI also excludes interest expense (including cash interest expense) and other non-operating
income and expense items.

Financial Performance Measures
As described in greater detail in the “Compensation Discussion & Analysis” section beginning on page 33, our approach to executive compensation is designed to directly link pay to performance, recognize both corporate and individual performance, promote long-term stock ownership, attract, retain and motivate talented executives, and balance risk and reward while taking into consideration stakeholder feedback as well as market trends and practices. The most important financial measures used by the Company to link compensation actually paid (as defined by SEC rules) to the Company’s named executive officers for the most recently completed fiscal year to the company’s performance are:

•	Adjusted Operating Income (AOI);

•	Net Revenue; and

•	Free Cash Flow (FCF).
Analysis of the Information Presented in the Pay versus Performance Table
While we utilize several performance measures to align executive compensation with performance, all of those measures are not presented in the Pay versus Performance table. Moreover, the company generally seeks to incentivize long-term performance, and therefore does not specifically align the company’s performance measures with compensation that is actually paid (as defined by SEC rules) for a particular year. In accordance with Item 402(v) of Regulation
S-K,
we are providing the following graphic descriptions of the relationships between information presented in the Pay versus Performance table.

CEO Pay Ratio
Under Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation
S-K,
the Company is required to provide the ratio of the annual total compensation of Ms. Dolan, who served as the Company’s Chief Executive Officer for most of 2023, to the annual total compensation of the median employee of the Company (the “CEO Pay Ratio”). Set forth below is the annual total compensation earned of Ms. Dolan, the annual total compensation of our median employee, in each case for 2023, a nd the ratio of these two values:

CEO Annual Total Compensation as presented in the Summary Compensation Table	$14,581,636

Median Employee Annual Total Compensation	$88,982

CEO to Median Employee Pay Ratio	164:1

CEO Annualized Total Compensation	$14,927,790

Median Employee Annual Total Compensation	$88,982

CEO to Median Employee Pay Ratio	168:1
Methodology
Our CEO Pay Ratio presented above is a reasonable estimate calculated in a manner consistent with SEC rules. Because we had more than one non-concurrent

person serving as CEO during the 2023 fiscal year, we selected Ms. Dolan, the CEO as of the date we used to identify our median employee, and annualized Ms. Dolan’s compensation in accordance with the applicable SEC rules. To identify, and to determine the annual total compensation of, the median employee, we used the following methodology:

•
We collected annual base salaries of all employees globally, whether employed on a full-time, part-time or temporary basis as of October 1, 2023, annualizing the compensation of permanent employees who were only employed for a portion of 2023.

•
Under the de minimus exemption, we excluded from consideration approximately 51 employees. These employees are based as follows: 4 in Australia, 1 in Brazil, 2 in China, 4 in Colombia, 5 in the Czech Republic, 4 in Germany, 8 in Mexico, 9 in the Netherlands and 14 in Poland. These employees account for less than 5% of the Company’s total global workforce of 1,887 employees, 1,097 of whom are domiciled in the U.S.

•	Exchange rates were applied as of March 1, 2024 to convert all non-U.S. currencies into U.S. dollars.

•	We used the sum of base salary, bonus and country-specific pension values as our consistently applied compensation measure to determine the median employee.

•
Using this methodology, we determined that the median employee is a U.S. based employee. We then calculated the median employee’s total annual compensation for 2023 in accordance with the requirements of item 402(c)(2)(x) of Regulation

S-K.

Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices, the CEO Pay Ratio may not be comparable to the pay ratio reported by other companies, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratio.

OUR EXECUTIVE OFFICERS

The following individuals are our executive officers:

Kristin Dolan	Chief Executive Officer

Patrick O’Connell	Executive Vice President and Chief Financial Officer

James G. Gallagher	Executive Vice President and General Counsel

Dan McDermott	President- Entertainment and AMC Studios

Kim Kelleher	Chief Commercial Officer

Michael J. Sherin III	Executive Vice President and Chief Accounting Officer

KRISTIN DOLAN

Age: 58

Chief Executive Officer of the Company since February 2023. She previously served as a director of the Company from June 2011 to March 2023. Ms. Dolan also founded and was Chief Executive Officer of 605, LLC, an audience measurement and data analytics company in the media and entertainment industries, from its inception in 2016 until its sale to iSpot.tv in September 2023. She also previously served as the Chief Operating Officer of Cablevision from April 2014 until its sale in June 2016. She was President of Optimum Services for Cablevision from April 2013 to April 2014, Senior Executive Vice President of Product Management and Marketing of Cablevision from November 2011 to April 2013 and Senior Vice President of Cablevision from 2003 to 2011. She serves as a director of Sphere Entertainment and The Wendy’s Company and previously served as a director of the Company, Revlon, Inc., MSG Sports, MSG Networks until the merger of Sphere Entertainment with MSG Networks, and Cablevision.

PATRICK O’CONNELL

Age: 49

Executive Vice President and Chief Financial Officer of AMC Networks since August 2022. Prior to joining the Company, Mr. O’Connell served as Chief Strategy Officer of the Branded Group from March 2021 to July 2022. Prior to that, he served as Executive Vice President, Head of Corporate Development at CBS Corporation from March 2017 to January 2020, and as a managing director of Goldman Sachs, where he worked from August 2003 to January 2017.

JAMES G. GALLAGHER

Age: 65

Executive Vice President and General Counsel of the Company since June 2011. Executive Vice President and General Counsel of Rainbow Media Holdings LLC since February 2008. Executive Vice President and General Counsel of Tommy Hilfiger Corporation from 2005 to 2006. Executive Vice President and General Counsel of HSN (Home Shopping Network) from 1996 to 2002.

DAN MCDERMOTT

Age: 60

President of Entertainment and AMC Studios since April 2020. Prior to joining the Company, Mr. McDermott was head of the Lionsgate and BBC Studios scripted TV partnership from May 2019 to April 2020, as well as a producer, writer and partner in Di Bonaventura Pictures Television. He also previously served as President of Television at Dreamworks. Additionally, Mr. McDermott held various roles at the Fox Broadcasting Company.

KIM KELLEHER

Age: 52

Chief Commercial Officer of the Company since September 2022. Prior to joining the Company in 2019, Ms. Kelleher served in various roles, including Chief Business Officer of GQ, GQ Style, Golf Digest, Golf World, Pitchfork and Wired Media Group. Prior to that, she was Chief Business Officer of Allure, Brides, Glamour, Self and Teen Vogue and the Chief Revenue Officer of Wired Media Group. Before joining Wired Media Group, she was president of Say Media, and prior to that, she served as worldwide publisher of Time, Vice President, Publisher of Sports Illustrated, and served as Publisher at Self and Conde Nast.

MICHAEL J. SHERIN III

Age: 53

Executive Vice President and Chief Accounting Officer of the Company from August 2021 to July 2023 and from August 2023 to present. Previously, Mr. Sherin served as Senior Vice President – Financial Reporting and Technical Accounting of the Company from March 2021 to August 2021. Prior to March 2021, Mr. Sherin served as Vice President – Financial Reporting and Technical Accounting of the Company from September 2011, when he joined the Company. Previously, Mr. Sherin served as Senior Director – Financial Reporting and Compliance at The Nature’s Bounty Co. from January 2007 through September 2011. Prior to The Nature’s Bounty Co., Mr. Sherin worked at PricewaterhouseCoopers LLP for ten years. Mr. Sherin received his degree in accounting from Providence College.

TRANSACTIONS WITH RELATED PARTIES AND RELATED PARTY TRANSACTION APPROVAL POLICY

Relationship Between Us, MSG Sports, MSG Entertainment and Sphere Entertainment

AMC Networks Inc. was incorporated on March 9, 2011 as an indirect, wholly-owned subsidiary of Cablevision. As a result of the Distribution of the Company by Cablevision, the Company became an independent public company and Cablevision no longer holds a common stock ownership interest in us. Prior to June 21, 2016, Charles F. Dolan, members of his family and certain family entities (the “Dolan Family”) were the controlling stockholders of Cablevision. On June 21, 2016, Cablevision was acquired by a subsidiary of Altice N.V. and a change in control occurred which resulted in the Dolan Family no longer being controlling stockholders of the surviving company, Altice USA. Accordingly, Altice USA is not a related party. However, MSG Sports, Sphere Entertainment, MSG Entertainment and AMC Networks Inc. continue to be under the control of the Dolan Family.

The Company has entered into a number of commercial and technical arrangements and agreements with MSG Sports and its subsidiaries, Sphere Entertainment and its subsidiaries, and MSG Entertainment and its subsidiaries, none of which are material to the Company. These include, but are not limited to, arrangements for office space and administrative support services, an aircraft time sharing agreement, lease of a suite at Madison Square Garden Arena from Sphere Entertainment and provision of technical and transponder services.

See “Stock Ownership Table” for a description of registration rights agreements among Dolan Family interests and the Company.

Dolan Family Matters

On June 16, 2016, the Company entered into an arrangement with the Dolan Family Office, LLC (“DFO LLC”), a company controlled by Charles F. Dolan and MSG providing for the sharing of certain expenses associated with executive office space which is available to Charles F. Dolan, James L. Dolan and DFO LLC. In 2023, the Company paid approximately $84,632 for its portion of such office expenses.

Arrangement with 605 LLC

On July 31, 2018, the Audit Committee, an independent committee of the Board of Directors, authorized the Company to engage 605 LLC to provide certain audience measurement and data analytic services for up to $1 million under a Master Services Agreement between the Company and 605 LLC (the “Master Services Agreement”), and on June 19, 2020, the Compensation Committee, an independent committee of the Board of Directors, authorized the Company to engage 605 LLC to provide an aggregate amount of $3 million services for 2020, which included entering into a platform services agreement for 18 months for $2.25 million. The remaining $750,000 was for additional audience measurement and data analytic services under the Master Services Agreement. On October 15, 2021, the Compensation Committee authorized the Company to increase the amount that the Company may spend on services from 605 LLC in 2021 to $3.5 million, and authorized the Company to engage 605 LLC to provide an aggregate amount of $2.5 million in services in 2022. In August 2022, the Audit Committee authorized the Company to enter into a statement of work for strategic analytic services under the Master Services Agreement with 605, LLC for an aggregate amount of up to $10.5 million. James Dolan, the Company’s Chairman and Kristin Dolan, the Company’s CEO, previously owned 50% of 605 LLC, and Kristin Dolan also served as 605 LLC’s CEO from its founding in November 2016 to February 2023. She previously served as the non-executive chairman of 605 LLC. During 2023, the Company paid 605 LLC $5,250,000 for its strategic analytic services. In addition, in 2023, the Company paid 605 LLC $2,691,498.94 for its audience measurement and data analytic services. On September 13, 2023, 605, LLC was sold to iSpot.tv, and James Dolan and Kristin Dolan now hold a minority interest in iSpot.tv. As a result, from and after September 13, 2023, 605, LLC is no longer considered to be a related party.

Certain Relationships and Potential Conflicts of Interest

Our Chairman of the Board of Directors, James L. Dolan, also serves as Executive Chairman and Chief Executive Officer of Sphere Entertainment and MSG Entertainment and as Executive Chairman of MSG Sports. Charles F. Dolan, who is the Chairman Emeritus of the Company and a director of the Company, also is a director of Sphere Entertainment, MSG Entertainment and MSG Sports. Kristin Dolan, our CEO, also is a director of Sphere Entertainment. In addition, five other members of our Board also serve as directors of MSG Sports, five other members of our Board also serve as directors of Sphere Entertainment and three other members of our Board also serve as directors of MSG Entertainment. Gregg G. Seibert, the Company’s Vice Chairman, also serves as Vice Chairman of Sphere Entertainment, MSG Entertainment and MSG Sports. David Granville-Smith, an Executive Vice President of the Company, also serves as an Executive Vice President of MSG Sports and Sphere Entertainment. Therefore, these individuals may have actual or apparent conflicts of interest with respect to matters involving or affecting each company. For example, there is the potential for a conflict of interest when we, Sphere Entertainment, MSG Entertainment or MSG Sports consider certain acquisitions and other corporate opportunities that may be suitable for us and any of them. Also, conflicts may arise if there are issues or disputes under the commercial arrangements that exist between Sphere Entertainment, MSG Entertainment or MSG Sports and us. In addition, certain of our officers and directors own Sphere Entertainment, MSG Entertainment and/or MSG Sports stock, RSUs, performance stock units and/or options to purchase Sphere Entertainment, MSG Entertainment and/or MSG Sports stock. These ownership interests could create actual, apparent or potential conflicts of interest when these individuals are faced with decisions that could have different implications for the Company and Sphere Entertainment, MSG Entertainment or MSG Sports. See “Related Party Transaction Approval Policy” below for a discussion of certain procedures we instituted to help ameliorate any such potential conflicts that may arise.

The Board has adopted a policy that acknowledges that the Company may have overlapping directors and officers with MSG Sports, Sphere Entertainment, MSG Entertainment and their subsidiaries and successors and that the Company may engage in material business transactions with such entities. In the policy, the Company renounced its rights to certain business opportunities and the policy provides that in certain circumstances our directors and officers will not have liability to the Company or its stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to MSG Sports, Sphere Entertainment, MSG Entertainment or any of their subsidiaries and successors instead of the Company, or does not refer or communicate information regarding such corporate opportunity to the Company. The policy also expressly validates certain contracts, agreements, arrangements and transactions (and amendments, modifications or terminations thereof) between the Company and MSG Sports, Sphere Entertainment, MSG Entertainment and/or any of their respective subsidiaries and provides that, to the fullest extent permitted by law, the actions of the overlapping directors and officers in connection therewith are not breaches of fiduciary duties owed to the Company or its stockholders.

Related Party Transaction Approval Policy

We have adopted a written policy whereby an independent committee of our Board of Directors consisting entirely of directors who have been determined by the Board of Directors to be independent for purposes of the NASDAQ corporate governance standards reviews and approves or takes such other action as it may deem appropriate with respect to transactions involving the Company and its subsidiaries, on the one hand, and in which any director, officer, greater than 5% stockholder of the Company or any other “related person” as defined in Item 404 of Regulation S-K has or will have a direct or indirect material interest. This approval requirement covers any transaction that meets the related party disclosure requirements of the SEC as set forth in Item 404, which currently apply to transactions (or any series of similar transactions) in which the amount involved exceeds $120,000. To simplify the administration of the approval process under this policy, the independent committee may, where appropriate, establish guidelines for certain of those transactions. The policy does not cover decisions on compensation or benefits or the hiring or retention of any person. The hiring or retention of executive officers is determined by our full Board of Directors. Compensation of executive officers is subject to the approval of our Compensation Committee. This policy also does not cover any pro rata distributions to all Company stockholders, including a pro rata distribution of our Class A Common Stock to holders of our Class A Common Stock and our Class B Common Stock to holders of our Class B Common Stock. No director on an independent committee will participate in the consideration of a related party transaction with that director or any related person of that director.

Our Board of Directors has also adopted a special approval policy for transactions with MSG Sports and its subsidiaries, Sphere Entertainment and its subsidiaries or MSG Entertainment and its subsidiaries (collectively, the “Other Companies”) whether or not such transactions qualify as “related party” transactions described above. Under this policy, an independent committee of the Board of Directors oversees approval of all transactions and arrangements between the Company and its subsidiaries, on the one hand, and the Other Companies, on the other hand, in which the amount exceeds $1,000,000. In addition, the Audit Committee receives a quarterly update from the Company’s General Counsel of all related party transactions, including transactions and arrangements between the Company and subsidiaries on the one hand, and each of Sphere Entertainment and its subsidiaries, MSG Entertainment and its subsidiaries and MSG Sports and its subsidiaries, on the other hand regardless of value. To simplify the administration of the approval process under this policy, the independent committee may, where appropriate, establish guidelines for certain of these transactions. The approval requirement does not apply to the implementation and administration of these intercompany arrangements but does cover any amendments, modifications, terminations or extensions involving amounts in excess of $1,000,000. Our executive officers and directors who are also senior executives or directors of the Other Companies may participate in the negotiation, execution, implementation, amendment, modification, or termination of these intercompany arrangements, subject to the policy, as well as in any resolution of disputes thereunder, on behalf of either or both of the Company and the Other Companies, in each case under the direction of an independent committee or the comparable committee of the board of directors of the Other Companies.

Currently, and throughout our fiscal year ended December 31, 2023, our Audit Committee or our Compensation Committee served as the Independent Committee under the above policies.

Our Related Party Transaction Approval Policy cannot be amended or terminated without the prior approval of a majority of the independent directors and by a majority of the directors elected by our Class B Common Stockholders. For purposes of this policy, “independent directors” means those directors who have been determined by our Board to be independent directors for purposes of NASDAQ corporate governance standards.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors, certain executive officers, and persons who beneficially own more than 10 percent of the outstanding Class A Common Stock to file reports of ownership and changes in ownership with the SEC. The SEC regulations require AMC Networks to identify anyone who failed to file a required report or filed a late report during 2023. Based solely on a review of reports filed under Section 16(a) of the Exchange Act, the Company, due to administrative error, filed the following late reports: one report filed two days late for each of Jamie Gallagher (regarding 6 transactions), Mike Sherin (regarding 8 transactions), Kim Kelleher (regarding 8 transactions), Patrick O’Connell (regarding 2 transactions) and Charles F. Dolan (regarding 2 transactions) concerning the vesting of RSUs and withholding of related shares in March 2023; and one report filed three days late for Mike Sherin (regarding 1 transaction) concerning the award of RSUs in October 2023.

STOCK OWNERSHIP TABLE

The table below sets forth certain information as of March 15, 2024, except as noted below, with respect to the beneficial ownership of the Company’s Class A Common Stock and Class B Common Stock by (i) each person the Company believes beneficially holds more than 5% of any class of the outstanding shares of the Company’s common stock based solely on the Company’s review of SEC filings; (ii) each director or director nominee of the Company; and (iii) each NEO of the Company.

Name and Address	Title of Stock Class (1)	Beneficial Ownership (1)(2)	Percent of Class	Combined Voting Power of All Classes of Stock Beneficially Owned (1)(2)

Dolan Family Group (3)	Class A Common Stock	1,092,244	3.33%	78.51%
c/o Dolan Family Office	Class B Common Stock	11,484,408	100%	—
340 Crossways Park Drive
Woodbury, NY 11797

Charles F. Dolan (3)(4)(11)(16)(18)(25)(26)(27)(28)	Class A Common Stock	559,586	1.72%	35.11%
c/o Dolan Family Office	Class B Common Stock	5,119,217	44.58%	—
340 Crossways Park Drive
Woodbury, NY 11797

James L. Dolan (3)(5)(6)(8)(24)	Class A Common Stock	201,229	*	7.71%
P.O. Box 420	Class B Common Stock	1,123,547	9.78%	—
Oyster Bay, NY 11771

Aidan J. Dolan (5)(13)	Class A Common Stock	18,259	*	*
P.O. Box 420	Class B Common Stock	—	—	—
Oyster Bay, NY 11771

Kristin A. Dolan (3)(5)(6)(8)(24)(25)	Class A Common Stock	201,229	*	7.71%
P.O. Box 420	Class B Common Stock	1,123,547	9.78%	—
Oyster Bay, NY 11771

Patrick F. Dolan (3)(5)(9)(22)	Class A Common Stock	49,024	*	6.87%
c/o Dolan Family Office	Class B Common Stock	1,012,491	8.82%	—
340 Crossways Park Drive
Woodbury, NY 11797

Thomas C. Dolan (3)(5)(10)(23)	Class A Common Stock	99,356	*	6.52%
c/o Dolan Family Office	Class B Common Stock	956,029	8.32%	—
340 Crossways Park Drive
Woodbury, NY 11797

Brian G. Sweeney (3)(5)(11)(12)(20)(28)	Class A Common Stock	217,420	*	15.01%
c/o Dolan Family Office	Class B Common Stock	2,195,430	19.12%	—
20 Audrey Avenue, 1st Floor
Oyster Bay, NY 11771

Marianne E. Dolan Weber (3)(5)(14)(21)	Class A Common Stock	88,423	*	6.15%
MLC Ventures LLC	Class B Common Stock	899,161	7.83%	—
P.O. Box 1014
Yorktown Heights, NY 10598

Matthew C. Blank (5)	Class A Common Stock	15,128	*	*
	Class B Common Stock	—	—	—

Joseph M. Cohen (5)	Class A Common Stock	14,616	*	*
	Class B Common Stock	—	—	—

Debra Perelman (5)	Class A Common Stock	10,970	*	*
	Class B Common Stock	—	—	—

Name and Address	Title of Stock Class (1)	Beneficial Ownership (1)(2)	Percent of Class	Combined Voting Power of All Classes of Stock Beneficially Owned (1)(2)

Vincent Tese (5)	Class A Common Stock	30,705	*	*
	Class B Common Stock	—	—	—

Leonard Tow (5)	Class A Common Stock	50,189	*	*
	Class B Common Stock	—	—	—

Carl E. Vogel (5)	Class A Common Stock	35,938	*	*
	Class B Common Stock	—	—	—

James G. Gallagher (25)	Class A Common Stock	26,659	*	*
	Class B Common Stock	—	—	—

Patrick O’Connell (25)	Class A Common Stock	19,459	*	*
	Class B Common Stock	—	—	—

Kim Kelleher (25)	Class A Common Stock	10,941	*	*
	Class B Common Stock	—	—	—

Dan McDermott (25)	Class A Common Stock	21,503	*	*
	Class B Common Stock	—	—	—

All executive officers and directors as a group (3)(4)(5)(6) (8)(9)(10)(11)(12)(13)(14)(21)(22)(23)(24)(25)(26) (27)(28)	Class A Common Stock	1,062,263	3.26%	70.81%
	Class B Common Stock	10,330,714	89.95%	—

Kathleen M. Dolan (3)(7)(19)(20)(21)(22)(23)(24)	Class A Common Stock	180,020	*	38.14%
MLC Ventures, LLC	Class B Common Stock	5,603,448	48.79%	—
P.O. Box 1014
Yorktown Heights, NY 10598

Deborah A. Dolan-Sweeney (3)(5)(11)(12)(20)(28)	Class A Common Stock	217,420	*	15.01%
c/o Dolan Family Office	Class B Common Stock	2,195,430	19.12%	—
340 Crossways Park Drive
Woodbury, NY 11797

Paul J. Dolan (3)(15)(19)(24)	Class A Common Stock	185,099	*	13.33%
Progressive Field, 2401 Ontario St.	Class B Common Stock	1,945,899	16.94%	—
Cleveland, OH 44115

Mary S. Dolan (3)(16)(20)(22)(26)(27)	Class A Common Stock	15,069	*	41.74%
300 So. Riverside Plaza, Suite 1480	Class B Common Stock	6,151,044	53.56%	—
Chicago, IL 60606

Matthew J. Dolan (3)(17)(21)(23)	Class A Common Stock	90,887	*	12.39%
Corporate Place, 100 7th Avenue, Suite 150	Class B Common Stock	1,817,760	15.83%	—
Chardon, OH 44024

Corby Dolan Leinauer (3)(18)(26)(27)	Class A Common Stock	2,022	*	28.81%
c/o Dolan Family Office	Class B Common Stock	4,246,088	36.97%	—
340 Crossways Park Drive
Woodbury, NY 11797

Charles F. Dolan Children Trust (3)(19)	Class A Common Stock	47,864	*	6.27%
FBO Kathleen M. Dolan	Class B Common Stock	918,981	8.00%	—
MLC Ventures, LLC P.O. Box 1014
Yorktown Heights, NY 10598

Charles F. Dolan Children Trust (3)(20)	Class A Common Stock	—	—	6.23%
FBO Deborah Dolan-Sweeney	Class B Common Stock	918,981	8.00%	—
c/o Dolan Family Office
340 Crossways Park Drive
Woodbury, NY 11797

Name and Address	Title of Stock Class (1)	Beneficial Ownership (1)(2)	Percent of Class	Combined Voting Power of All Classes of Stock Beneficially Owned (1)(2)

Charles F. Dolan Children Trust (3)(21)	Class A Common Stock	47,864	*	6.08%
FBO Marianne Dolan Weber	Class B Common Stock	890,802	7.76%	—
MLC Ventures LLC
P.O. Box 1014
Yorktown Heights, NY 10598

Charles F. Dolan Children Trust (3)(22)	Class A Common Stock	—	—	6.01%
FBO Patrick F. Dolan	Class B Common Stock	886,015	7.71%	—
c/o Dolan Family Office
340 Crossways Park Drive
Woodbury, NY 11797

Charles F. Dolan Children Trust (3)(23)
FBO Thomas C. Dolan	Class A Common Stock	39,886	*	6.32%
c/o Dolan Family Office	Class B Common Stock	926,958	8.07%	—
340 Crossways Park Drive
Woodbury, NY 11797

Charles F. Dolan Children Trust (3)(24)	Class A Common Stock	39,886	*	6.32%
FBO James L. Dolan	Class B Common Stock	926,958	8.07%	—
P.O. Box 420
Oyster Bay, NY 11771

Charles F. Dolan 2009 Family Trust FBO (3)(26)	Class A Common Stock	—	—	6.25%
Thomas C. Dolan	Class B Common Stock	921,125	8.02%	—
c/o Dolan Family Office
340 Crossways Park Drive
Woodbury, NY 11797

Charles F. Dolan 2009 Family Trust FBO (3)(27)	Class A Common Stock	—	—	6.02%
James L. Dolan	Class B Common Stock	887,064	7.72%	—
P.O. Box 420
Oyster Bay, NY 11771

Charles F. Dolan 2009 Revocable Trust (3)(28)	Class A Common Stock	175,178	*	6.04%
c/o Dolan Family Office	Class B Common Stock	873,129	7.60%	—
340 Crossways Park Drive
Woodbury, NY 11797

BlackRock, Inc. (29)	Class A Common Stock	5,061,310	15.55%	3.43%
55 East 52nd Street	Class B Common Stock	—	—	—
New York, NY 10055

The Vanguard Group (30)	Class A Common Stock	3,457,907	10.62%	2.35%
100 Vanguard Blvd.	Class B Common Stock	—	—	—
Malvern, PA 19355

*	Less than 1%.

(1)

For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock that such person has the right to acquire within 60 days of the date of determination. In light of the nature of vested RSUs, we have also included in this table shares of Class A Common Stock underlying vested RSUs. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, shares of Common Stock underlying vested RSUs are deemed to be outstanding for the purpose of computing the Percent of Class of such person or group but are not deemed to be outstanding for the purpose of computing the Percent of Class of any other person or group. Shares underlying vested RSUs are not deemed to be outstanding for the purpose of computing the Combined Voting Power of All Classes of Stock Beneficially Owned. Beneficial ownership of Class A Common Stock is exclusive of the shares of Class A Common Stock that are issuable upon conversion of shares of Class B Common Stock. Please see footnote 5 below for the number of shares of Class A Common Stock underlying vested RSUs which have been included in the table above.

(2)

Shares of Class B Common Stock are convertible into shares of Class A Common Stock at the option of the holder on a share for share basis. The holder of one share of Class A Common Stock has one vote per share at a meeting of our stockholders and the holder of one share of Class B Common Stock has 10 votes per share at a meeting of our stockholders, except in the separate elections of directors. Holders of Class A Common Stock have the right to elect 25% of the Board of Directors rounded up to the nearest whole director and the holders of Class B Common Stock have the right to elect the remaining members of the Board of Directors.

(3)

Members of the Dolan family have formed a “group” for purposes of Section 13(d) of the Securities Exchange Act of 1934. The members of this group (the “Group Members”) are: Charles F. Dolan, individually and as a Trustee of the Charles F. Dolan 2009 Revocable Trust (the “CFD 2009 Trust”); James L. Dolan; Thomas C. Dolan; Patrick F. Dolan; Kathleen M. Dolan, individually and as a Trustee of the Charles F. Dolan Children Trust FBO Kathleen M. Dolan, the Charles F. Dolan Children Trust FBO Deborah Dolan-Sweeney, the Charles F. Dolan Children Trust FBO Marianne Dolan Weber, the Charles F. Dolan Children Trust FBO Patrick F. Dolan, the Charles F. Dolan Children Trust FBO Thomas C. Dolan and the Charles F. Dolan Children Trust FBO James L. Dolan (hereinafter collectively referred to as the “Dolan Children Trusts,” and individually, a “Dolan Children Trust”) and as sole Trustee of the Ryan Dolan 1989 Trust and the Tara Dolan 1989 Trust; Marianne E. Dolan Weber; Deborah A. Dolan-Sweeney, individually and as Trustee of the Patrick F. Dolan 2012 Descendants Trust; the CFD 2009 Trust; the Dolan Children Trust FBO Kathleen M. Dolan; the Dolan Children Trust FBO Marianne Dolan Weber; the Dolan Children Trust FBO Deborah Dolan-Sweeney; the Dolan Children Trust FBO James L. Dolan; the Dolan Children Trust FBO Thomas C. Dolan; the Dolan Children Trust FBO Patrick F. Dolan; the Charles F. Dolan 2009 Family Trust FBO James L. Dolan; the Charles F. Dolan 2009 Family Trust FBO Thomas C. Dolan; the Charles F. Dolan 2009 Family Trust FBO Patrick F. Dolan; the Charles F. Dolan 2009 Family Trust FBO Kathleen M. Dolan; the Charles F. Dolan 2009 Family Trust FBO Marianne E. Dolan Weber; the Charles F. Dolan 2009 Family Trust FBO Deborah A. Dolan-Sweeney; the Ryan Dolan 1989 Trust; the Tara Dolan 1989 Trust; the Charles F. Dolan 2010 Grandchildren Trust FBO Descendants of Deborah A. Dolan-Sweeney; the Charles F. Dolan 2010 Grandchildren Trust FBO Descendants of Kathleen M. Dolan; the Charles F. Dolan 2010 Grandchildren Trust FBO Descendants of Marianne E. Dolan Weber; the Kathleen M. Dolan 2012 Descendants Trust; the Deborah A. Dolan-Sweeney 2012 Descendants Trust; the Marianne E. Dolan Weber 2012 Descendants Trust; the Patrick F. Dolan 2012 Descendants Trust; the CFD 2010 Grandchildren Trust FBO Aidan Dolan; the CFD 2010 Grandchildren Trust FBO Quentin Dolan; the CFD 2021 GC Trust FBO Kevyn A. Dolan; and the CFD 2021 GC Trust FBO Tara E. Dolan. The trustees of the Group Members also include (the “Other Trustees”) Corby Dolan Leinauer, as a Trustee of the Charles F. Dolan 2009 Family Trust FBO Patrick F. Dolan, the Charles F. Dolan 2009 Family Trust FBO Thomas C. Dolan, the Charles F. Dolan 2009 Family Trust FBO James L. Dolan, the Charles F. Dolan 2009 Family Trust FBO Marianne E. Dolan Weber, the Charles F. Dolan 2009 Family Trust FBO Kathleen M. Dolan and the Charles F. Dolan 2009 Family Trust FBO Deborah A. Dolan-Sweeney (collectively, the “2009 Family Trusts” and individually, a “2009 Family Trust”), as a Trustee of the Charles F. Dolan 2010 Grandchildren Trust FBO Descendants of Deborah A. Dolan-Sweeney, the Charles F. Dolan 2010 Grandchildren Trust FBO Descendants of Kathleen M. Dolan and the Charles F. Dolan 2010 Grandchildren Trust FBO Descendants of Marianne E. Dolan Weber (collectively the “CFD 2010 Grandchildren Trusts,” and individually, a “CFD 2010 Grandchildren Trust”), as a Trustee of the CFD 2021 GC Trust FBO Kevyn A. Dolan and the CFD 2021 GC Trust FBO Tara E. Dolan (collectively the “CFD 2021 GC Trusts,” and individually, a “CFD 2010 GC Trust”); Paul J. Dolan, as a Trustee of the Dolan Children Trusts FBO Kathleen M. Dolan and FBO James L. Dolan and as a Trustee of the Kathleen M. Dolan 2012 Descendants Trust; Matthew J. Dolan, as a Trustee of the Dolan Children Trusts FBO Marianne Dolan Weber and FBO Thomas C. Dolan; Mary S. Dolan, as a Trustee of the Dolan Children Trusts FBO Deborah Dolan-Sweeney

and FBO Patrick F. Dolan, the Kathleen M. Dolan 2012 Descendants Trust, each of the 2009 Family Trusts, each of the CFD 2010 Grandchildren Trusts and each of the CFD 2021 GC Trusts; Brian G. Sweeney, as a Trustee of the Deborah A. Dolan-Sweeney 2012 Descendants Trust and the CFD 2009 Trust; Kristin A. Dolan, as the Trustee of the Charles F. Dolan 2010 Grandchildren Trust FBO Aidan Dolan and the Charles F. Dolan 2010 Grandchildren Trust FBO Quentin Dolan; and Richard Baccari, as the Trustee of the Marianne E. Dolan Weber 2012 Descendants Trust. The Group Members may be deemed to beneficially own an aggregate of 12,576,652 shares of Class A Common Stock as a result of their beneficial ownership of (i) 1,092,244 shares of Class A Common Stock and (ii) 11,484,408 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof. The Other Trustees beneficially own an additional 117,577 shares of Class A Common Stock. Includes 214,856 shares of Class A Common Stock underlying vested RSUs. On March 28, 2024, Charles F. Dolan withdrew 109,322 shares of Class B Common Stock from the Charles F. Dolan 2012 Descendants Trust in exchange for cash pursuant to the substitution of assets provision of the trust, and he subsequently contributed such shares to the CFD 2009 Trust, which transactions are reflected herein. See footnotes (4) through (12), (14) through (24) and (26) through (28).

(4)

Charles F. Dolan may be deemed to have the shared power to vote or direct the vote of and to dispose of or direct the disposition of 175,178 shares of Class A Common Stock owned by the CFD 2009 Trust for which he serves as co-trustee; 384,408 shares of Class A Common Stock owned by the Dolan Family Foundation; 873,129 shares of Class B common stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2009 Trust for which he serves as co-trustee; 2,744,880 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the 2009 Family Trusts; 1,125,906 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2010 Grandchildren Trusts; and an aggregate of 375,302 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2021 GC Trusts. Includes 2,744,880 shares of Class B Common Stock owned by the 2009 Family Trusts; 1,125,906 shares of Class B Common Stock owned by the CFD 2010 Grandchildren Trusts and an aggregate of 375,302 shares of Class B Common Stock owned by the CFD 2021 GC Trusts, which Charles F. Dolan may be deemed to have the right to acquire because he has the right to substitute assets with the trust, subject to the trustees’ reasonable satisfaction that the substitute assets received by the trust are of equal value to the trust property exchanged therefore. He disclaims beneficial ownership of 384,408 shares of Class A Common Stock owned by the Dolan Family Foundation; 2,744,880 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the 2009 Family Trusts; 1,125,906 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2010 Grandchildren Trusts and an aggregate of 375,302 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2021 GC Trusts.

(5)

The shares of Class A Common Stock underlying vested RSUs granted under the Company’s 2011 Stock Plan for Non-Employee Directors, which represent a right to receive one share of Class A Common Stock 90 days after the director ceases to serve as a member of the board, included in the table above are as follows: James L. Dolan, 42,242; Aidan Dolan, 17,109; Kristin A. Dolan, 31,272; Thomas C. Dolan, 42,242; Brian G. Sweeney, 42,242; Patrick F. Dolan, 42,242; Marianne E. Dolan Weber, 14,616; Vincent Tese, 30,705; Leonard Tow, 50,189; Matt Blank, 15,128; Joseph M. Cohen, 14,616; Carl E. Vogel, 35,938 and Debra Perelman, 10,970; and all non-employee directors as a group, 389,511. Mr. James L. Dolan’s, Ms. Kristin Dolan’s and Ms. Deborah Dolan-Sweeney’s beneficial ownership in the table above also includes 31,272, 42,242 and 42,242 vested RSUs held directly by Ms. Kristin Dolan, Mr. James L. Dolan and Mr. Brian G. Sweeney, respectively.

(6)

James L. Dolan may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 162,529 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned personally; and an aggregate of 1,925 shares of

Class A Common Stock held as custodian for one or more minor children; and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 84,654 shares of Class A Common Stock owned personally by his spouse, Kristin A. Dolan; 1,250 shares of Class A Common Stock owned jointly with his spouse; 39,886 shares of Class A Common Stock and 926,958 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trust for his benefit and an aggregate of 34,060 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion owned of record by the CFD 2010 Grandchildren Trusts FBO Aidan Dolan and FBO Quentin Dolan for which his spouse serves as sole Trustee. He disclaims beneficial ownership of an aggregate of 1,925 shares of Class A Common Stock held as custodian for one or more minor children; 84,654 shares of Class A Common Stock owned personally by his spouse; 39,886 shares of Class A Common Stock and 926,958 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trust for his benefit; and an aggregate of 34,060 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion owned of record by the CFD 2010 Grandchildren Trusts FBO Aidan Dolan and FBO Quentin Dolan for which his spouse serves as sole Trustee. Please see footnote 5 for the number of shares of Class A Common Stock underlying vested RSUs which have been included in the table above.

(7)

Kathleen M. Dolan may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 2,220 shares of Class A Common Stock and 4,481 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned personally; an aggregate of 2,300 shares of Class A Common Stock held as custodian for one or more minor children; and an aggregate of 30,312 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Ryan Dolan 1989 Trust and the Tara Dolan 1989 Trust for which she serves as sole Trustee; and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 175,500 shares of Class A Common Stock owned by the Dolan Children Trusts (of which 47,864 shares are held for her benefit); and an aggregate of 5,468,695 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trusts (of which 918,981 shares are held for her benefit) and for which she serves as co-trustee; and 99,960 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Kathleen M. Dolan 2012 Descendants Trust. She disclaims beneficial ownership of an aggregate of 2,300 shares of Class A Common Stock held as custodian for one or more minor children, an aggregate of 30,312 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Ryan Dolan 1989 Trust and the Tara Dolan 1989 Trust for which she serves as trustee; an aggregate of 175,500 shares of Class A Common Stock owned by the Dolan Children Trusts (of which 47,864 shares are held for her benefit) and an aggregate of 5,468,695 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trusts (of which 918,981 shares are held for her benefit); and 99,960 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Kathleen M. Dolan 2012 Descendants Trust.

(8)

Kristin A. Dolan may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 84,654 shares of Class A Common Stock owned personally, and an aggregate of 34,060 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion owned of record by the CFD 2010 Grandchildren Trusts FBO Aidan Dolan and FBO Quentin Dolan for which she serves as sole Trustee; and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 162,529 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned personally by her spouse, James L. Dolan; 1,250 shares of Class A Common Stock owned jointly with her spouse; an aggregate of 1,925 shares of Class A Common Stock held by her spouse as custodian for one or more minor children; and 39,886 shares of Class A Common Stock and 926,958 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trust for the benefit of her spouse. She disclaims beneficial ownership of an aggregate 1,925 shares of Class A Common Stock held by her spouse as custodian for one or more minor children; 162,529 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned personally by her spouse; 39,886 shares of Class A Common Stock and 926,958 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trust for the benefit of her spouse; and an aggregate of 34,060 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion owned of record by the CFD 2010 Grandchildren Trusts FBO Aidan Dolan and FBO Quentin Dolan for which she serves as trustee. Please see footnote 5 for the number of shares of Class A Common Stock underlying vested RSUs which have been included in the table above.

(9)

Patrick F. Dolan may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 6,195 shares of Class A Common Stock and 24,444 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned personally; and (ii) the shared power to vote or direct the vote of and to dispose of or to direct the disposition of 587 shares of Class A Common Stock owned by the Daniel P. Mucci Trust (the “Mucci Trust”) for which he serves as a trustee; 886,015 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trust for his benefit and 102,032 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Patrick F. Dolan 2012 Descendants Trust. He disclaims beneficial ownership of 587 shares of Class A Common Stock held by the Mucci Trust; 886,015 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trust for his benefit; and 102,032 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Patrick F. Dolan 2012 Descendants Trust. Please see footnote 5 for the number of shares of Class A Common Stock underlying vested RSUs which have been included in the table above.

(10)

Thomas C. Dolan may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 17,228 shares of Class A Common Stock and 29,071 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned personally; and (ii) the shared power to vote or direct the vote of and to dispose of or to direct the disposition of 39,886 shares of Class A Common Stock and 926,958 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trust for his benefit. He disclaims beneficial ownership of 39,886 shares of Class A Common Stock and 926,958 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trust for his benefit. Please see footnote 5 for the number of shares of Class A Common Stock underlying vested RSUs which have been included in the table above.

(11)

Brian G. Sweeney may be deemed to have (i) the sole power to vote or direct the vote of and dispose or direct the disposition of 279,645 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Deborah A. Dolan-Sweeney 2012 Descendants Trust, for which he serves as trustee; and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 21,643 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned personally by his spouse, Deborah A. Dolan-Sweeney; 918,981 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trust for the benefit of his spouse; 175,178 shares of Class A Common Stock owned by the CFD 2009 Trust and an aggregate of 873,129 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2009 Trust for which he serves as co-trustee; and 102,032 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Patrick F. Dolan 2012 Descendants Trust, for which his spouse serves as sole Trustee. He disclaims beneficial ownership of the 21,643 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned personally by his spouse; 918,981 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trust for the benefit of his spouse; 175,178 shares of Class A Common Stock owned by the CFD 2009 Trust and an aggregate of 873,129 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2009 Trust for which he serves as co-trustee; 279,645 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Deborah A. Dolan-Sweeney 2012 Descendants Trust; and 102,032 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Patrick F. Dolan 2012 Descendants Trust. Please see footnote 5 for the number of shares of Class A Common Stock underlying vested RSUs which have been included in the table above.

(12)

Deborah A. Dolan-Sweeney may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 21,643 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned personally; and 102,032 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned of record by the Patrick F. Dolan 2012 Descendants Trust, for which she serves as trustee and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 918,981 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trust for her benefit; 175,178 shares of Class A Common Stock owned by the CFD 2009 Trust and an aggregate of 873,129 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2009 Trust for which her spouse, Brian G. Sweeney, serves as co-trustee; and 279,645 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Deborah A. Dolan-Sweeney 2012 Descendants Trust, for which her spouse serves as trustee. She disclaims beneficial ownership of 918,981 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trust for her benefit; 175,178 shares of Class A Common Stock owned by the CFD 2009 Trust and an aggregate of 873,129 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2009 Trust for which her spouse serves as co-trustee; 279,645 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Deborah A. Dolan-Sweeney 2012 Descendants Trust; and 102,032 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Patrick F. Dolan 2012 Descendants Trust. Please see footnote 5 for the number of shares of Class A Common Stock underlying vested RSUs which have been included in the table above.

(13)

Aidan J. Dolan may be deemed to have the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 1,150 shares of Class A Common Stock owned personally. Please see footnote 5 for the number of shares of Class A Common Stock underlying vested RSUs which have been included in the table above.

(14)

Marianne E. Dolan Weber may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 25,943 shares of Class A Common Stock owned personally and 8,359 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned personally; and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 47,864 shares of Class A Common Stock and 890,802 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trust for her benefit. She disclaims beneficial ownership of 47,864 shares of Class A Common Stock and 890,802 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trust for her benefit. Please see footnote 5 for the number of shares of Class A Common Stock underlying vested RSUs which have been included in the table above.

(15)

Paul J. Dolan may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 91,442 shares of Class A Common Stock owned by the CFD Trust No. 10; and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 5,907 shares of Class A Common Stock owned jointly with his spouse; an aggregate of 87,750 shares of Class A Common Stock and 1,845,939 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trusts for the benefit of Kathleen M. Dolan and James L. Dolan; and 99,960 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Kathleen M. Dolan 2012 Descendants Trust. He disclaims beneficial ownership of 91,442 shares of Class A Common Stock owned by the CFD Trust No. 10; an aggregate of 87,750 shares of Class A Common Stock and 1,845,939 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trusts for the benefit of Kathleen M. Dolan and James L. Dolan; and 99,960 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Kathleen M. Dolan 2012 Descendants Trust.

(16)

Mary S. Dolan may be deemed to have (i) the sole power to vote or direct the vote and to dispose of or direct the disposition of 6,810 shares of Class A Common Stock held as custodian for one or more minor children; and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 8,259 shares of Class A Common Stock owned jointly with her spouse; 1,804,996 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trusts for the benefit of Deborah Dolan-Sweeney and Patrick F. Dolan; 99,960 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Kathleen M. Dolan 2012 Descendants Trust; an aggregate of 2,744,880 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the 2009 Family Trusts; an aggregate of 1,125,906 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2010 Grandchildren Trusts; and an aggregate of 375,302 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2021 GC Trusts. She disclaims beneficial ownership of 6,810 shares of Class A Common Stock held as custodian for one or more minor children; 1,804,996 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trusts for the benefit of Deborah Dolan-Sweeney and Patrick F. Dolan; 99,960 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Kathleen M. Dolan 2012 Descendants Trust; an aggregate of 2,744,880 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the 2009 Family Trusts; an aggregate of 1,125,906 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2010 Grandchildren Trusts; and an aggregate of 375,302 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2021 GC Trusts.

(17)

Matthew J. Dolan may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 1,750 shares of Class A Common Stock owned personally and 1,387 shares of Class A Common Stock held as custodian for a minor child; and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 87,750 shares of Class A Common Stock and 1,817,760 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trusts for the benefit of Marianne Dolan Weber and Thomas C. Dolan. He disclaims beneficial ownership of 1,387 shares of Class A Common Stock held as custodian for a minor child and an aggregate of 87,750 shares of Class A Common Stock and 1,817,760 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trusts for the benefit of Marianne Dolan Weber and Thomas C. Dolan.

(18)

Corby Dolan Leinauer may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 367 shares of Class A Common Stock as custodian for one or more minor children; and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 798 shares of Class A Common Stock owned jointly with her spouse; 857 shares of Class A Common Stock owned of record by the Leinauer Family Education Trust; an aggregate of 2,744,880 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the 2009 Family Trusts; an aggregate of 1,125,906 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2010 Grandchildren Trusts; and an aggregate of 375,302 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2021 GC Trusts. She disclaims beneficial ownership of 367 shares of Class A Common Stock held as custodian for one or more minor children; 857 shares of Class A Common Stock owned of record by the Leinauer Family Education Trust; an aggregate of 2,744,880 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the 2009 Family Trusts; an aggregate of 1,125,906 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2010 Grandchildren Trusts; and an aggregate of 375,302 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2021 GC Trusts.

(19)

Kathleen M. Dolan and Paul J. Dolan serve as co-trustees and have the shared power to vote and dispose of the 47,864 shares of Class A Common Stock and 918,981 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Charles F. Dolan Children Trust FBO Kathleen M. Dolan.

(20)

Kathleen M. Dolan and Mary S. Dolan serve as co-trustees and have the shared power to vote and dispose of the 918,981 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Charles F. Dolan Children Trust FBO Deborah A. Dolan-Sweeney.

(21)

Kathleen M. Dolan and Matthew J. Dolan serve as co-trustees and have the shared power to vote and dispose of the 47,864 shares of Class A Common Stock and 890,802 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Charles F. Dolan Children Trust FBO Marianne Dolan Weber.

(22)

Kathleen M. Dolan and Mary S. Dolan serve as co-trustees and have the shared power to vote and dispose of the 886,015 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Charles F. Dolan Children Trust FBO Patrick F. Dolan.

(23)

Kathleen M. Dolan and Matthew J. Dolan serve as co-trustees and have the shared power to vote and dispose of the 39,886 shares of Class A Common Stock and 926,958 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Charles F. Dolan Children Trust FBO Thomas C. Dolan.

(24)

Kathleen M. Dolan and Paul J. Dolan serve as co-trustees and have the shared power to vote and dispose of the 39,886 shares of Class A Common Stock and 926,958 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Charles F. Dolan Children Trust FBO James L. Dolan.

(25)

Does not include unvested RSUs granted under the Company’s 2011 Employee Stock Plan and the 2016 Employee Stock Plan, which represent a right to receive one share of Class A Common Stock or the cash equivalent thereof. The excluded number of RSUs for the following individuals are: Kristin A. Dolan 455,711; Patrick O’Connell 90,960; James G. Gallagher 156,116; Dan McDermott 62,447; and Kim Kelleher 63,373.

(26)	Mary S. Dolan and Corby Dolan Leinauer serve as co-trustees and have the shared power to vote and dispose of the 921,125 shares of Class B Common Stock and the equal number of shares of Class A

Common Stock issuable upon conversion thereof owned by the Charles F. Dolan 2009 Family Trust FBO Thomas C. Dolan. Charles F. Dolan may be deemed to share power to direct the disposition of the shares held by the trust because he has the right to substitute assets with the trust, subject to the trustees’ reasonable satisfaction that the substitute assets received by the trust are of equal value to the trust property exchanged therefor.

(27)

Mary S. Dolan and Corby Dolan Leinauer serve as co-trustees and have the shared power to vote and dispose of the 887,064 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Charles F. Dolan 2009 Family Trust FBO James L. Dolan. Charles F. Dolan may be deemed to share power to direct the disposition of the shares held by the trust because he has the right to substitute assets with the trust, subject to the trustees’ reasonable satisfaction that the substitute assets received by the trust are of equal value to the trust property exchanged therefor.

(28)

Charles F. Dolan and Brian G. Sweeney serve as co-trustees and have the shared power to vote and dispose of the 175,178 shares of Class A Common Stock and 873,129 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by The Charles F. Dolan 2009 Revocable Trust.

(29)

Based upon the most recent Schedule 13G filed with the SEC on January 22, 2024, BlackRock Inc., a parent holding company, has sole voting power over 4,995,301 shares of Class A Common Stock and sole dispositive power over 5,061,310 shares of Class A Common Stock.

(30)

Based upon the most recent Schedule 13G filed with the SEC on February 13, 2024, The Vanguard Group, an investment adviser, has sole voting power over 0 shares of Class A Common Stock, shared voting power over 58,613 shares of Class A Common Stock, sole dispositive power over 3,457,907 shares of Class A Common Stock and shared dispositive power over 83,693 shares of Class A Common Stock.

Charles F. Dolan, members of his family and related family entities, by virtue of their ownership of Class B Common Stock, are able to collectively control stockholder decisions on matters in which holders of Class A Common Stock and Class B Common Stock vote together as a single class, and to elect up to 75% of the Board. Charles F. Dolan, members of the Dolan family and related family entities are parties to a Stockholders Agreement which has the effect of causing the voting power of these Class B stockholders to be cast as a block on all matters to be voted on by holders of Class B Common Stock. Under the Stockholders Agreement, the shares of Class B Common Stock owned by members of the Dolan family group are to be voted on all matters in accordance with the determination of the Dolan Family Committee, except that the decisions of the Dolan Family Committee are non-binding with respect to the Class B shares owned by certain Dolan family trusts that collectively own approximately 47.9% of the outstanding Class B Common Stock. The Dolan Family Committee consists of Charles F. Dolan and his six children, James L. Dolan, Patrick F. Dolan, Thomas C. Dolan, Kathleen M. Dolan, Marianne E. Dolan Weber and Deborah A. Dolan-Sweeney (collectively, the “Dolan Siblings”). The Dolan Family Committee generally acts by vote of the Dolan Siblings, with each Dolan Sibling being entitled to one vote. Matters coming to the Dolan Family Committee generally require approval by a majority vote, except that a going-private transaction must be approved by a two-thirds vote and a change-in-control transaction must be approved by not less than all but one vote. The Stockholders Agreement also contains certain transfer restrictions, rights of first offer, rights of first refusal, tag-along rights and drag-along rights, all of which are for the benefit of, and waivable and enforceable by, the Class B stockholders and not the Company.

Charles F. Dolan, all other holders of Class B Common Stock (other than the Charles F. Dolan Children Trusts), the Dolan Family Foundation and the Company have entered into a registration rights agreement (the “Dolan Registration Rights Agreement”). Under this agreement, the Company will provide to the parties to the Dolan Registration Rights Agreement (the “Dolan Parties”) (and, in certain cases, transferees and pledgees of shares of Class B Common Stock owned by these parties) with certain demand and piggy-back registration rights with respect to their shares of Class A Common Stock (including those issued upon conversion of shares of Class B Common Stock). As of March 15, 2024, the Dolan Parties beneficially owned approximately 6.0 million shares of Class B Common Stock (the “Dolan Shares”), which represented approximately 52.4% of our Class B Common Stock, as well as approximately 0.7 million shares of Class A Common Stock, which represented approximately 2.2% of our Class A Common Stock. Such shares of Class B Common Stock and Class A Common Stock, collectively, represented approximately 15.3% of our Common Stock and approximately 41.3% of the aggregate voting power of our Common Stock.

The Charles F. Dolan Children Trusts (the “Children Trusts”) and the Company have entered into a registration rights agreement (the “Children Trusts Registration Rights Agreement”). Under this agreement, the Company will provide the Children Trusts (and, in certain cases, transferees and pledgees of shares of Class B Common Stock owned by these parties) with certain demand and piggy-back registration rights with respect to their shares of Class A Common Stock (including those issued upon conversion of shares of Class B Common Stock). As of March 15, 2024, the Children Trusts owned approximately 5.5 million shares of Class B Common Stock (the “Children Trust Shares”), which represented approximately 47.6% of our Class B Common Stock, as well as approximately 0.2 million shares of Class A Common Stock, which represented less than 1% of our Class A Common Stock. Such shares of Class B Common Stock and Class A Common Stock, collectively, represented approximately 12.8% of our Common Stock and approximately 37.2% of the aggregate voting power of our Common Stock.

In the Children Trusts Registration Rights Agreement, each Children Trust has agreed that in the case of any sale or disposition of its shares of Class B Common Stock (other than to Charles F. Dolan or other Dolan family interests) by such Children Trust, or of any of the Children Trust Shares by any other Dolan family interest to which such shares of Class B Common Stock are transferred, such stock will be converted to Class A Common Stock. The Dolan Registration Rights Agreement does not include a comparable conversion obligation, and the conversion obligation in the Children Trusts Registration Rights Agreement does not apply to the Dolan Shares.

The Dolan Registration Rights Agreement and the Children Trusts Registration Rights Agreement have been included as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2011, and the foregoing discussion of those agreements is qualified in its entirety by reference to those agreements so filed.

GENERAL INFORMATION

When and where is the annual meeting being held?

The annual meeting will be held on Wednesday, June 12, 2024 at 10:00 a.m. Eastern Daylight Time. Our 2024 annual meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by audio webcast. For more information on how to attend the virtual meeting, please see the question titled “How do I attend, vote at and ask questions during the annual meeting?” below.

Who may vote at the annual meeting?

Holders of our Class A Common Stock and holders of our Class B Common Stock, as recorded in our stock register at the close of business on April 15, 2024 (the “Record Date”), may vote at the meeting. On April 15, 2024, there were 32,558,862 shares of Class A Common Stock and 11,484,408 shares of Class B Common Stock outstanding. Each share of Class A Common Stock has one vote per share and holders will be voting for the election of five candidates to the Board of Directors of AMC Networks. Each share of Class B Common Stock has ten votes per share and holders will be voting for the election of eight candidates to the Board. As a result of their ownership of Class B Common Stock, the Dolan Family has the power to elect all of the directors to be elected by the holders of Class B Common Stock and to approve Proposals 2, 3, 4 and 5 regardless of how other shares are voted.

Why did I receive a Notice of Internet Availability for Proxy Materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, the Company has elected to provide access to its proxy materials over the Internet. Accordingly, we have sent a Notice of Internet Availability for Proxy Materials (the “Notice”) to our stockholders. All stockholders have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive future proxy materials in printed form by mail or electronically by email. The Company encourages stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the cost and the environmental impact of the annual meeting.

What is “householding” and how does it affect me?

We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of this Notice of Annual Meeting and Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2023, unless we are notified that one or more of these stockholders wishes to receive individual copies. This procedure will reduce our printing costs and postage fees.

Stockholders who participate in householding will continue to receive separate proxy cards. If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of this Notice of Annual Meeting and Proxy Statement and any accompanying documents, or if you hold AMC Networks stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our transfer agent, EQ Shareowner Services, 1110 Centre Pointe Curve, Suite 101, Mendota Heights, MN 55120 or by telephone at 800-401-1957.

If you participate in householding and wish to receive a separate copy of the Notice of Annual Meeting and Proxy Statement and any accompanying documents, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact EQ Shareowner Services as indicated above.

If you are a beneficial owner, you can request information about householding from your broker, bank or other holder of record.

How can I get electronic access to the proxy materials?

The Notice provides you with instructions on how to:

•	View the Company’s proxy materials for the annual meeting on the Internet; and

•	Instruct the Company to send future proxy materials to you electronically by email. The Company’s proxy materials are also available at http://www.proxyvote.com.

Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Company’s annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you revoke it.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, EQ Shareowner Services, you are considered a stockholder of record with respect to those shares, and the Notice was sent directly to you by the Company. If you request printed copies of the proxy materials by mail, you will receive a proxy card.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are a beneficial owner of shares held in “street name,” and the Notice was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to instruct that organization how to vote the shares held in your account. If you request printed copies of the proxy materials by mail, you will receive a voting instruction form from that organization.

How do I vote?

You may vote in advance of the annual meeting by telephone, over the Internet or by a proxy. You may also vote during the annual meeting. For more information on how to vote during the meeting, please see the question titled “How do I attend, vote at and ask questions during the annual meeting?” below. If you choose to vote by mail, please sign and return the proxy card in the envelope provided. We recommend you vote by proxy even if you plan to participate in the meeting. You can always change your vote at the meeting.

What votes need to be present to hold the annual meeting?

In order to carry on the business of the annual meeting, we need a majority of the votes represented by the shares of the Company’s Class A Common Stock and Class B Common Stock outstanding on April 15, 2024 to be present, either by attending the meeting or by proxy. If voting on a particular action is by class, a majority of the votes represented by the outstanding shares of such class is required for such action.

Can my broker vote my shares without instructions from me?

If you are a beneficial owner whose shares are held of record by a broker, you must instruct your broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the annual meeting but will not be able to vote on those matters for which specific authorization is required under applicable rules.

If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under applicable rules to vote your shares on Proposal 2, the ratification of KPMG as the Company’s independent registered public accounting firm, even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on Proposal 1, the election of directors, Proposal 3, the advisory vote on Named Executive Officer compensation, Proposal 4, the advisory vote on the frequency of future advisory votes on Named Executive Officer compensation, or Proposal 5, the proposal to approve the Company’s Amended and Restated 2011 Stock Plan for Non-Employee Directors, without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters.

What is the voting requirement to approve each of the proposals?

Election of directors by the holders of Class A Common Stock requires the affirmative vote of a plurality of votes cast by holders of Class A Common Stock. Election of directors by the holders of Class B Common Stock requires the affirmative vote of a plurality of votes cast by holders of Class B Common Stock. Approval of Proposals 2, 3, 4 and 5 requires the favorable vote of a majority of the votes cast by the holders of Class A Common Stock and holders of Class B Common Stock, voting together as a single class. Abstentions and broker non-votes will not affect the outcome of any of the proposals because abstentions and broker non-votes are not considered votes cast. As a result of their ownership of Class B Common Stock, the Dolan Family has the power to elect all of the directors to be elected by the holders of Class B Common Stock and to approve Proposals 2, 3, 4 and 5 regardless of how other shares are voted.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the annual meeting. You may re-vote via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the annual meeting will be counted), by signing and returning a new proxy card or voting instruction form with a later date, or by attending the annual meeting and voting via the internet. However, your participation in the annual meeting will not automatically revoke your proxy unless you vote again at the annual meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation prior to the annual meeting to AMC Networks Inc., 11 Penn Plaza, New York, NY 10001, Attention: Corporate Secretary.

How will my shares be voted at the annual meeting?

The Company representatives appointed by the Board (the persons named in the proxy card, or, if applicable, their substitutes) will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted as the Board recommends, which is:

Item	Matter to be Voted on	Board Recommendation

Proposal 1	Election of Directors (as applicable based on whether you are a holder of Class A Common Stock or Class B Common Stock)	FOR ALL

Proposal 2	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2024	FOR

Proposal 3	An advisory vote on Named Executive Officer compensation	FOR

Proposal 4	An advisory vote on the frequency of future advisory votes on Named Executive Officer compensation	EVERY YEAR

Proposal 5	Proposal to approve the Company’s Amended and Restated 2011 Stock Plan for Non-Employee Directors	FOR

Who pays for this solicitation?

This solicitation is being made by the Company, and the Company will bear the expense of preparing, printing and mailing this proxy statement and the accompanying material. Solicitation of individual stockholders may be made by mail, personal interviews, telephone, facsimile, electronic delivery or other telecommunications by our officers and regular employees who will receive no additional compensation for such activities. In addition, we have retained D.F. King & Co., Inc. to assist with the solicitation of proxies for a fee estimated not to exceed $20,000, plus reimbursement for out-of-pocket expenses. We will reimburse brokers and other nominees for their expenses in forwarding solicitation material to beneficial owners.

How do I attend, vote at and ask questions during the annual meeting?

This year’s annual meeting will be a virtual meeting of stockholders conducted via live audio webcast. All stockholders of record on April 15, 2024 are invited to attend and participate in the meeting. The virtual meeting will afford stockholders the same rights as if the meeting were held in person, including the ability to vote shares electronically during the meeting and ask questions in accordance with the rules of conduct for the meeting, which will be posted to our investor relations website, http://investors.amcnetworks.com/investor-relations, and will be available on www.virtualshareholdermeeting.com/AMCX2024 during the annual meeting.

Attending the Virtual Meeting

To attend the virtual meeting, please visit www.virtualshareholdermeeting.com/AMCX2024. To participate in the annual meeting, you will need the 16-digit control number included on your Notice or on your proxy card. Beneficial stockholders who do not have a control number may gain access to the meeting by logging into their broker, brokerage firm, bank or other nominee’s website and selecting the shareholder communications mailbox to link through to the annual meeting; instructions should also be provided on the voting instruction card provided by your broker, bank, or other nominee.

A complete list of stockholders entitled to vote at the annual meeting will be open to the examination of any stockholder for a period of at least 10 days ending on the day before the date of the annual meeting during ordinary business hours at our corporate headquarters located at 11 Penn Plaza, New York, NY 10001.

Voting During the Virtual Meeting

If you have not voted your shares prior to the annual meeting, you will be able to vote your shares electronically at the annual meeting by clicking “Vote Here” on the meeting website. In addition, if you have previously voted and wish to change your vote, you may re-vote during the annual meeting by clicking “Vote Here” on the meeting website. Whether or not you plan to attend the meeting, you are encouraged to vote your shares prior to the meeting by one of the methods described in the proxy materials you previously received.

Asking Questions

If you wish to submit a question, you may do so live during the meeting by accessing the meeting at www.virtualshareholdermeeting.com/AMCX2024.

Only questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. If any questions pertinent to meeting matters cannot be answered during the meeting due to time constraints, we will post and answer a representative set of these questions online at www.amcnetworks.com by clicking on “Investors.” The questions and answers will be available as soon as reasonably practicable after the meeting and will remain available until one week after posting.

Help with Technical Difficulties

If you have any technical difficulties or any questions regarding the meeting website, we are ready to assist you. If there are any technical issues in convening or hosting the meeting, we will promptly post information to our investor relations website, http://investors.amcnetworks.com/investor-relations, including information on when the meeting will be reconvened.

OTHER MATTERS

Matters to be Raised at the 2024 Annual Meeting Not Included in This Proxy Statement

We do not know of any matters to be acted upon at the meeting other than those discussed in this proxy statement. If any other matter is properly presented, proxy holders will vote on the matter in their discretion.

Stockholder Proposals for the 2025 Annual Meeting

Stockholders who, in accordance with Rule 14a-8 of the Exchange Act, wish to present proposals at our 2025 annual meeting and wish to have those proposals included in the proxy materials to be distributed by us in connection with our 2025 annual meeting must submit their proposals to AMC Networks Inc., 11 Penn Plaza, New York, NY 10001; Attention: Corporate Secretary on or before December 30, 2024. Any such proposal must meet the requirements set forth in the rules and regulations of the SEC, including Rule 14a-8, in order for such proposal to be eligible for inclusion in our 2025 proxy statement.

In accordance with our Amended By-Laws, in order for proposals, including stockholder director nominations for election, to be properly brought before the 2025 annual meeting, notice of any proposal to be presented by any stockholder must be delivered to AMC Networks Inc., 11 Penn Plaza, New York, NY 10001; Attention: Corporate Secretary, not less than 60 nor more than 90 days prior to the date of the annual meeting. If, however, the date of the meeting is publicly announced or disclosed less than 70 days prior to the date of the meeting, such notice must be given not more than ten days after such date is first announced or disclosed. Any stockholder who gives notice of any such proposal shall deliver the text of the proposal to be presented and a brief written statement of the reasons why such stockholder favors the proposal and set forth the stockholder’s name and address, the number and class of all shares of each class of stock of the Company beneficially owned by the stockholder and any material interest of such stockholder in the proposal (other than as a stockholder). Any stockholder desiring to nominate any person for election as a director of the Company shall deliver with such notice a statement in writing setting forth the name of the person to be nominated, the number and class of all shares of each class of stock of the Company beneficially owned by such person, the information regarding such person required by Item 401 of Regulation S-K adopted by the SEC (or the corresponding provisions of any regulation subsequently adopted by the SEC applicable to the Company), such person’s signed consent to serve as a director of the Company if elected, such stockholder’s name and address and the number and class of all shares of each class of stock of the Company beneficially owned by the stockholder.

In addition to satisfying the foregoing requirements under our Amended By-Laws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act. The advance notice requirement under Rule 14a-19 does not override or supersede the longer advance notice requirement under our Amended By-Laws.

Annual Report on Form 10-K

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC, will be sent to any stockholder, without charge, by regular mail or by e-mail upon written request addressed to AMC Networks Inc., 11 Penn Plaza, New York, NY 10001; Attention: Corporate Secretary. You also may obtain our Annual Report on Form 10-K over the Internet at the Securities and Exchange Commission’s website, www.sec.gov, or at www.amcnetworks.com by clicking on “Investors,” then “Financial Information” and follow the link from our “SEC Filings” page.

Anne G. Kelly
Corporate Secretary

New York, New York

April 26, 2024

ANNEX A- CALCULATION OF NON-GAAP FIGURES

The Company believes that presenting certain non-GAAP metrics is meaningful, as it reflects metrics considered by the Compensation Committee in making its compensation determinations. Presented below are adjusted operating income and free cash flow, which are the non-GAAP metrics used in this Proxy Statement. These non-GAAP measures may not be comparable to similar measures reported by other companies.

Adjusted Operating Income

The Company defines adjusted operating income as operating income (loss) before depreciation and amortization, cloud computing amortization, share-based compensation expense or benefit, impairment and other charges (including gains or losses on sales or dispositions of business), restructuring and other related charges, and including the Company’s proportionate share of adjusted operating income (loss) from majority owned equity method investees. Because it is based upon operating income (loss), adjusted operating income also excludes interest expense (including cash interest expense) and other non-operating income and expense items. The Company believes that the exclusion of share-based compensation expense or benefit allows investors to better track the performance of the various operating units of the business without regard to the effect of the settlement of an obligation that is not expected to be made in cash.

The following is a reconciliation of operating income (GAAP) to adjusted operating income (non-GAAP):

(in thousands)	2023	2022	2021

Operating Income	$388,412	$86,916	$489,922

Depreciation and Amortization	107,402	107,227	93,881

Share-Based Compensation Expense	25,665	29,986	47,925

Other (a)	148,625	514,273	184,342

Adjusted Operating Income	$670,104	$738,402	$816,070

(a)

Results for the year ended December 31, 2021 include restructuring and other related charges of $10,378, impairment and other charges of $159,610, cloud computing amortization of $2,406 and adjusted operating income from greater than 50% owned equity method investees of $11,948.

Results for the year ended December 31, 2022 include restructuring and other related charges of $448,966, impairment and other charges of $40,717, cloud computing amortization of $7,342 and adjusted operating income from greater than 50% owned equity method investees of $17,248.

Results for the year ended December 31, 2023 include restructuring and other related charges of $27,787, impairment and other charges of $96,689, cloud computing amortization of $10,543 and adjusted operating income from greater than 50% owned equity method investees of $13,606.

Free Cash Flow

The Company defines free cash flow as net cash provided by operating activities less capital expenditures, all of which are reported in our Consolidated Statement of Cash Flows. Beginning with the first quarter of 2023, the Company adjusted its free cash flow definition to exclude distributions to non-controlling interests which are discretionary in nature. Prior period amounts have been adjusted to

A-1

conform to the current period presentation. The Company believes the most comparable GAAP financial measure of its liquidity is net cash provided by operating activities. The Company believes that free cash flow is useful as an indicator of its overall liquidity, as the amount of free cash flow generated in any period is representative of cash that is available for debt repayment, investment, and other discretionary and non-discretionary cash uses.

The following is a reconciliation of net cash provided by operating activities (GAAP) to free cash flow (non-GAAP):

(in thousands)	2023	2022	2021

Net cash provided by operating activities	$203,919	$181,834	$143,474

Less: capital expenditures	(35,207)	(44,272)	(42,572)

Free Cash Flow	$168,712	$137,562	$100,902

A-2

ANNEX B- THE A&R 2011 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

AMC Networks Inc. Amended and Restated 2011 Stock Plan For Non-Employee Directors

1. Purpose. The purposes of the AMC Networks Inc. Amended and Restated 2011 Stock Plan for Non–Employee Directors are to attract and retain individuals who are not employees of the Company as members of the Board of Directors, by encouraging them to acquire a proprietary interest in the Company which is parallel to that of the stockholders of the Company.

The amendments to this Plan will not affect the terms or conditions of any Award granted prior to the effective date of such amendments provided in Section 14.

2. Definitions. The following terms shall have the respective meanings assigned to them as used herein:

(a) “Award” shall mean an Option, Restricted Stock Unit or other stock–based award granted under the Plan.

(b) “Award Agreement” shall mean an agreement which may be entered into by a Participant and the Company, setting forth the terms and provisions applicable to Awards granted to such Participant.

(c) “Board of Directors” shall mean the Board of Directors of the Company, as constituted at any time.

(d) “Committee” shall mean the Compensation Committee of the Board of Directors, as described in Section 3.

(e) “Company” shall mean AMC Networks Inc., a Delaware corporation.

(f) “Consent” shall mean (i) any listing, registration or qualification requirement in respect of an Award or Share with respect to any securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the Participant with respect to the disposition of Shares, or with respect to any other matter, which the Committee may deem necessary or desirable to comply with the terms of any such listing, registration or qualification requirement or to obtain an exemption therefrom, (iii) any and all other consents, clearances and approvals in respect of an action under the Plan by any governmental or other regulatory body or any stock exchange or self–regulatory agency, (iv) any and all consents by the Participant to (A) the Company’s supplying to any third party recordkeeper of the Plan such personal information as the Committee deems advisable to administer the Plan and (B) the Company’s imposing sales and transfer procedures and restrictions on Shares delivered under the Plan and (v) any and all other consents or authorizations required to comply with, or required to be obtained under law.

(g) “Fair Market Value” on a specified date shall mean the closing price for a Share on the stock exchange, if any, on which such Shares are primarily traded, but if no Shares were traded on such date, the average of the bid and asked closing prices at which one Share is traded on the over–the–counter market, as reported on the National Association of Securities Dealers Automated Quotation

System, or, if none of the above is applicable, the value of a Share as established by the Committee for such date using any reasonable method of valuation. Notwithstanding the generality of the foregoing, if the Company has established an electronic exercise program with a broker for the exercise of Options and the Shares underlying the Options are publicly traded, the Fair Market Value of a Share for purposes of net cashless exercise and withholding taxes shall be the price of a Share on such stock exchange at the time of exercise.

(h) “GAAP” shall mean accounting principles generally accepted in the United States of America.

(i) “Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended.

(j) “Non–Employee Director” shall mean a member of the Board of Directors who is not a current employee of the Company or its subsidiaries.

(k) “Option” shall mean an option granted pursuant to Section 6.1 of the Plan.

(l) “Participant” shall mean a Non–Employee Director who has been granted an Award under the Plan.

(m) “Plan” shall mean the AMC Networks Inc. Amended and Restated 2011 Stock Plan for Non–Employee Directors, as amended from time to time.

(n) “Restricted Stock Unit” shall mean a restricted stock unit granted pursuant to Section 6.2 of the Plan, each such unit representing an unfunded and unsecured promise to deliver a Share (or cash or other property equal in value to the Share).

(o) “Share” shall mean a share of AMC Networks Inc. Class A Common Stock, par value $0.01 per share.

3. Plan Administration.

3.1 Committee. The Plan shall be administered by the Committee, which shall consist of at least two members of the Board of Directors who shall be appointed by, and shall serve at the pleasure of, the Board of Directors. Except as otherwise determined by the Board of Directors, the members of the Committee shall be “non–employee directors” under Rule 16b–3 of the Securities Exchange Act of 1934 (the “Exchange Act”); provided, however, that the failure of the Committee to be so comprised shall not cause any Award to be invalid. The Committee may delegate any of its powers under the Plan to a subcommittee of the Committee (which hereinafter shall also be referred to as the Committee). It is expected and permitted that members of the Committee shall be Participants.

3.2 Authority. The Committee shall have full authority, subject to the terms of the Plan (including Section 12), to (a) exercise all of the powers granted to it under the Plan, (b) construe, interpret and implement the Plan and all Awards and Award Agreements, (c) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (d) make all determinations necessary or advisable in administering the Plan, (e) correct any defect, supply any omission and reconcile any inconsistency in the Plan, (f) amend the Plan, (g) grant Awards and determine who shall receive Awards and the terms and conditions of such Awards, (h) amend any outstanding Award in any respect, including, without limitation, to (1) accelerate the time or times at which the Award becomes vested or unrestricted or may be exercised or at which Shares are delivered under the Award (and, without limitation on the Committee’s rights, in connection with such acceleration, the Committee may provide that any Shares delivered pursuant to such Award shall be subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Participant’s underlying Award) or (2) waive or amend any restrictions or conditions applicable to such Award, or impose new restrictions or conditions and (i) determine at any time whether, to what extent and under what circumstances and method or methods (1) Awards may be (A) settled in cash, Shares, other securities, other Awards or other property, (B) exercised or (C) canceled, forfeited or suspended or (2) Shares, other securities, cash, other Awards or other property and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Participant or of the Committee. The enumeration of the foregoing powers is not intended and should not be construed to limit in any way the authority of the Committee under the Plan which is intended, to the fullest extent permitted by law, to be plenary. The Plan, and all such rules, regulations, determinations and interpretations, shall be binding and conclusive upon the Company, its stockholders and all Participants, and upon their respective legal representatives, heirs, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

3.3 Liability. No member of the Board of Directors or the Committee or any employee of the Company or any of its affiliates (each such person a “Covered Person”) shall have any liability to any person (including, without limitation, any Participant) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Covered Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan and against and from any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Certificate of Incorporation or by–laws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

4. Eligibility. All Non–Employee Directors are eligible for the grant of Awards.

5. Shares Subject to the Plan.

5.1 Number. The aggregate number of Shares that may be subject to Awards granted under this Plan shall not exceed 1,115,000, which may be either treasury Shares or authorized but unissued Shares. To the extent that (i) an Award shall be paid, settled or exchanged or shall expire, lapse, terminate or be cancelled for any reason without the issuance of Shares or (ii) any Shares under an

Award are not issued because of payment or withholding obligations, then the Committee may also grant Awards with respect to such Shares. Awards payable only in cash or property other than Shares shall not reduce the aggregate remaining number of Shares with respect to which Awards may be made under the Plan and Shares relating to any other Awards that are settled in cash or property other than Shares, when settled, shall be added back to the aggregate remaining number of Shares with respect to which Awards may be made under the Plan. The maximum number of Shares that may be issued under the Plan shall be adjusted by the Committee as appropriate to account for the adjustments provided for in Section 5.2 hereof. Any Shares with respect to which the Company becomes obligated to make Awards through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity, shall not count against the Shares available to be delivered pursuant to Awards under this Plan.

5.2 Adjustment in Capitalization. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects Shares such that the failure to make an adjustment to an Award would not fairly protect the rights represented by the Award in accordance with the essential intent and principles thereof (each such event, an “Adjustment Event”), then the Committee shall, in such manner as it may determine to be equitable in its sole discretion, adjust any or all of the terms of an outstanding Award (including, without limitation, the number of Shares covered by such outstanding Award, the type of property to which the Award is subject and the exercise price of such Award). In determining adjustments to be made under this Section 5.2, the Committee may take into account such factors as it determines to be appropriate, including without limitation (i) the provisions of applicable law and (ii) the potential tax or accounting consequences of an adjustment (or not making an adjustment) and, in light of such factors or others, may make adjustments that are not uniform or proportionate among outstanding Awards. Any fractional shares or securities payable upon the exercise of an Award as a result of an adjustment pursuant to this Section 5.2 shall, at the election of the Committee, be payable in cash, Shares, or a combination thereof, on such bases as the Committee may determine in its sole discretion.

6. Terms and Conditions of Awards.

6.1. Options.

6.1.1 Terms and Conditions. The form, terms and conditions of each Option shall be determined by the Committee and shall be set forth in an Award Agreement. Such terms and conditions may include, without limitation, provisions relating to the vesting and exercisability of such Options as well as the conditions or circumstances upon which such Options may be accelerated, extended, forfeited or otherwise modified; provided, however, that unless the Award Agreement states otherwise, all Options granted under the Plan shall be fully vested and exercisable on the date of grant. All or any part of any unexercised Options granted to any Participant, to the extent not otherwise exercisable, may be made exercisable upon the occurrence of such special circumstances or events as determined in the sole discretion of the Committee.

6.1.2 Exercise Price. The exercise price per Share of the Shares to be purchased pursuant to each Option shall be fixed by the Committee at the time an Option is granted, but in no event shall it be less than the Fair Market Value of a Share on the date on which the Option is granted. Such exercise price shall thereafter be subject to adjustment as required by the Award Agreement relating to each Option or Section 5.2 hereof.

6.1.3 Duration of Options. The duration of any Option granted under this Plan shall be for a period fixed by the Committee but shall, except as described in the next sentence, in no event be more than ten (10) years. Notwithstanding the foregoing, an Award Agreement may provide that, in the event the Participant dies while the Option is outstanding, the Option will remain outstanding until the first anniversary of the Participant’s date of death, and whether or not such first anniversary occurs prior to or following the expiration of ten (10) years from the date the Option was granted.

6.1.4 Written Notice for Exercise. An Option shall be exercised by the delivery to any person who has been designated by the Company for the purpose of receiving the same, of a written notice duly signed by the Participant (or the representative of the estate or the heirs of a deceased Participant) to such effect (or electronic notice in a manner, if any, previously approved by the Company).

6.1.5 Payment. Unless the Company chooses to settle an Option in cash, Shares or a combination thereof pursuant to Section 6.1.6 hereof, the Participant shall be required to deliver to the Company, within five (5) days of the delivery of the notice described above, either cash, a check payable to the order of the Company, Shares duly endorsed over to the Company (which Shares shall be valued at their Fair Market Value as of the date preceding the day of such exercise) or any combination of such methods, which together amount to the full exercise price of the Shares purchased pursuant to the exercise of the Option. Notwithstanding the preceding sentence, the Company may establish an electronic exercise program with a broker and the Company and the Participant may agree upon any other reasonable manner of providing for payment of the exercise price of the Option. Except to the extent the Committee chooses to settle any Option in cash pursuant to Section 6.1.6 hereof, within a reasonable time after exercise of an Option the Company shall either issue to the Participant a certificate representing the Shares purchased pursuant to the exercise of the Option or credit the number of such Shares to a book–entry account. To the extent the Committee chooses to settle any Option in cash pursuant to Section 6.1.6, within a reasonable time after exercise of an Option, the Company shall cause to be delivered to the person entitled thereto a payment for the amount payable pursuant to the exercise of the Option.

6.1.6 Settlement of an Option. When an Option is exercised pursuant to Section 6.1.4 hereof, the Committee, in its sole discretion, may elect, in lieu of issuing Shares pursuant to the terms of the Option, to settle the Option by paying the Participant an amount equal to the product obtained by multiplying (i) the excess of the Fair Market Value of one Share on the date the Option is exercised over the exercise price of the Option (the “Option Spread”) by (ii) the number of Shares with respect to which the Option is exercised. The amount payable to the Participant in these circumstances shall be paid by the Company either in cash or in Shares having a Fair Market Value equal to the Option Spread, or a combination thereof, as the Committee shall determine at the time the Option is exercised or at the time the Option is granted.

6.2. Restricted Stock Units.

6.2.1 Terms and Conditions. The form, terms and conditions of each Restricted Stock Unit shall be determined by the Committee and shall be set forth in an Award Agreement. Such terms and conditions may include, without limitation, the conditions or circumstances upon which such Restricted Stock Unit will be paid, forfeited or otherwise modified, and the date or dates upon which any Shares, cash or other property shall be delivered to the Participant in respect of the Restricted Stock Units; provided, however, that unless the Award Agreement states otherwise, all Restricted Stock Units granted under the Plan shall be fully vested on the date of grant and shall be payable on such date as determined by the Committee. All or any part of any Restricted Stock Units granted to any Participant, to the extent not otherwise paid, may be paid to the Participant upon the occurrence of such special circumstances or events as determined in the sole discretion of the Committee.

6.2.2 Settlement of Restricted Stock Units. The Committee, in its sole discretion, may instruct the Company to pay on the date when Shares would otherwise be issued pursuant to a Restricted Stock Unit, in lieu of such Shares, a cash amount equal to the number of such Shares multiplied by the Fair Market Value of a Share on the date when Shares would otherwise have been issued. If a Participant is entitled to receive other stock, securities or other property as a result of adjustment, pursuant to Section 5.2 hereof, the Committee, in its sole discretion, may instruct the Company to pay, in lieu of such other stock, securities or other property, cash equal to the fair market value thereof as determined in good faith by the Committee. Until the delivery of such Shares, cash, securities or other property, the rights of a Participant with respect to a Restricted Stock Unit shall be only those of a general unsecured creditor of the Company.

6.2.3 Right to Receive Dividends on Restricted Stock Units. Unless the Committee determines otherwise, during the period prior to payment of the Restricted Stock Unit, all ordinary cash dividends (as determined by the Committee in its sole discretion) that would have been paid upon any Share underlying a Restricted Stock Unit had such Shares been issued shall be paid only at the time and to the extent such Restricted Stock Unit is vested.

6.3. Grant of Other Stock–Based Awards. The Committee may grant other types of equity–based or equity–related Awards (including, without limitation, restricted Shares, unrestricted Shares and stock appreciation rights) in such amounts and subject to such terms and conditions as the Committee shall determine. Such Awards may entail the transfer of actual Shares, or payment in cash or otherwise of amounts based on the value of Shares.

7. No Rights of a Stockholder. A Participant shall not have any of the rights or privileges of a stockholder of the Company with respect to the Shares subject to an Award unless and until such Shares have been issued and have been duly registered in the Participant’s name. Thereupon, such Participant shall have full voting, dividend and other ownership rights with respect to such Shares. The Company will not be obligated to issue or deliver any Shares unless and until all legal matters in connection with the issuance and delivery of Shares have been approved by the Company’s counsel and the Company’s counsel determines that all applicable federal, state and other laws and regulations have been complied with and all listing requirements for relevant stock exchanges have been met.

8. Compliance with Rule 16b–3. It is the Company’s intent that the Plan comply in all respects with Rule 16b–3 under the Securities Exchange Act of 1934, as amended (the “Act”). If any provision of the Plan is later found not to be in compliance with such Rule, the provision shall be deemed null and void. All actions with respect to Awards under the Plan shall be executed in accordance with the requirements of Section 16 of the Act, as amended, and any regulations promulgated thereunder. To the extent that any of the provisions contained herein do not conform with Rule 16b–3 of the Act or any amendments thereto or any successor regulation, then the Committee may make such modifications so as to conform the Plan and any Awards granted thereunder to the Rule’s requirements.

9. Consents. If the Committee shall at any time determine that any Consent is necessary or desirable as a condition of, or in connection with, the granting of any Award, the delivery of Shares or the delivery of any cash, securities or other property under the Plan, or the taking of any other action, then such action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee.

10. Withholding. If the Company shall be required to withhold any amounts by reason of a federal, state or local tax laws, rules or regulations in respect of any Award, the Company shall be entitled to deduct or withhold such amounts from any payments (including, without limitation Shares which would otherwise be issued to the Participant pursuant to the Award; provided that, to the extent desired for GAAP purposes, such withholding shall not exceed the statutory minimum amount required to be withheld) to be made to the Participant. In any event, the Participant shall make available to the Company, promptly when requested by the Company, sufficient funds or Shares to meet the requirements of such withholding and the Company shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds made available to the Company out of any funds or property due to the Participant.

11. Non–Transferability of Awards. Unless the Committee shall permit (on such terms and conditions as it shall establish) an Award to be transferred to a member of the Participant’s immediate family or to a trust or similar vehicle for the benefit of members of the Participant’s immediate family (collectively, the “Permitted Transferees”), no Award shall be assignable or transferable except by will or by the laws of descent and distribution, and except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant or, if applicable, the Permitted Transferees.

12. Administration and Amendment of Plan. The Board of Directors or the Committee may discontinue the Plan at any time and from time to time may amend or revise the terms of the Plan or any Award Agreement, as permitted by applicable law, except that it may not (a) make any amendment or revision in a manner unfavorable to a Participant (other than if immaterial), without the consent of the Participant or (b) make any amendment or revision without the approval of the stockholders of the Company if such approval is required by the rules of an exchange on which Shares are traded. Consent of the Participant shall not be required solely pursuant to the previous sentence in respect of any adjustment made pursuant to Section 5.2 except to the extent the terms of an Award Agreement expressly refer to an Adjustment Event, in which case such terms shall not be amended in a manner unfavorable to a Participant (other than if immaterial) without such Participant’s consent.

13. Section 409A. It is the Company’s intent that Awards under this Plan be exempt from, or comply with, the requirements of Section 409A of the Internal Revenue Code, and that this Plan be administered and interpreted accordingly. If and to the extent that any Award made under this Plan is determined by the Company to constitute “non-qualified deferred compensation” subject to Section 409A of the Internal Revenue Code and is payable to a Participant by reason of the Participant’s termination of employment, then (a) such payment or benefit shall be made or provided to the Participant only upon a “separation from service” as defined for purposes of Section 409A of the Internal Revenue Code under applicable regulations and (b) if the Participant is a “specified employee” (within the meaning of Section 409A of the Internal Revenue Code and as determined by the Company), such payment or benefit shall not be made or provided before the date that is six months after the date of the Participant’s separation from service (or the Participant’s earlier death).

14. Effective Date. The Plan became effective upon approval by the stockholders of the Company. The amendments to the Plan shall become effective upon approval by the stockholders of the Company on June 12, 2024.

15. Severability. If any of the provisions of this Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby; provided that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder.

16. Plan Headings. The headings in this Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

17. Non–Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among Participants (whether or not such Participants are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non–uniform and selective determinations, amendments and adjustments, and to enter into non–uniform and selective Award Agreements, as to the terms and provisions of Awards under the Plan.

18. Governing Law. The Plan and any Award Agreements shall be governed by, and construed in accordance with, the laws of the state of Delaware, without reference to principles of conflicts of laws.

19. Successors and Assigns. The terms of the Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns.

20. Duration. This Plan shall remain in effect until June 12, 2034 unless sooner terminated by the Committee or the Board of Directors. Awards theretofore granted may extend beyond that date in accordance with the provisions of the Plan.

SCAN TO VIEW MATERIALS & VOTE w Vote by Internet or Telephone or Mail 24 Hours a Day, 7 Days a Week AMC NETWORKS INC. 11 PENN PLAZA Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card. NEW YORK, NY 10001 Notice of Internet availability of Proxy Materials: VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on June 11, 2024 (June 7, 2024 for participants in the AMC Networks 401(k) Savings Plan, if applicable). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/AMCX2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m., Eastern Daylight Time, on June 11, 2024 (June 7, 2024 for participants in the AMC Networks 401(k) Savings Plan). Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to AMC Networks Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received by June 11, 2024. If you vote by Internet or by telephone you do NOT need to mail back your proxy card. ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by AMC Networks Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and Form 10-Ks electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V48349-P11955 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY CLASS A STOCKHOLDERS For Withhold For All To withhold authority to vote for any individual AMC NETWORKS INC. All All Except nominee(s), mark “For All Except” and write the The Board of Directors recommends you vote number(s) of the nominee(s) on the line below. FOR the following Director nominees: ! ! ! 1. Election of the following nominees as Directors: 01) Matthew C. Blank 02) Joseph M. Cohen 03) Debra G. Perelman 04) Leonard Tow 05) Carl E. Vogel The Board of Directors recommends you vote FOR Proposals 2, 3 and 5, 1 YEAR on Proposal 4: For Against Abstain 2. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2024 ! ! ! 3. Advisory vote on Named Executive Officer compensation ! ! ! 1 Year 2 Years 3 Years Abstain 4. Advisory Vote on Frequency of the Stockholder Vote on Executive Compensation ! ! ! ! For Against Abstain 5. Vote on Proposal to Approve the Company’s Amended and Restated 2011 Stock Plan for Non-Employee Directors ! ! ! Unless otherwise specified in the spaces provided, the undersigned’s vote is cast “FOR” the election of the Director nominees listed in Proposal (1), “FOR” Proposals (2), (3) and (5) and “1 YEAR” on Proposal 4 as more fully described in the accompanying Proxy Statement. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. Your signature should appear the same as your name appears. If signing as attorney, executor, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When a corporation gives the proxy, it should be signed by an authorized officer and the corporate seal affixed. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders: The Notice, Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. ? FOLD AND DETACH HERE? V48350-P11955 CLASS A PROXY AMC NETWORKS INC. Solicited by the Board of Directors for the Annual Meeting of Stockholders on June 12, 2024 The undersigned hereby appoints James G. Gallagher and Anne G. Kelly, and each of them, jointly and severally, proxies with full power of substitution, to vote all stock of AMC Networks Inc. (the “Company”) which the undersigned is entitled to vote at the Company’s Annual Meeting of Stockholders to be held live via the Internet at www.virtualshareholdermeeting.com/AMCX2024, on Wednesday, June 12, 2024, at 10:00 a.m., Eastern Daylight Time, and any adjournment or postponement thereof, hereby ratifying all the said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as stated on the reverse side. If you sign and return this proxy but do not give any direction, this proxy will be voted “FOR” each of the Director nominees in Proposal (1), “FOR” Proposals (2), (3) and (5) and “1 YEAR” on Proposal (4), and in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting and at any adjournment or postponement thereof. Attention participants in the AMC Networks 401(k) Savings Plan: If shares of AMC Networks Inc. Class A Common Stock are held in this plan, you should complete, sign and return this proxy card to instruct Fidelity Management Trust Company, as Trustee of the Plan, how to vote these shares. Your proxy must be received no later than 11:59 p.m., Eastern Daylight Time, on June 7, 2024 so that the Trustee (who votes the shares on behalf of the Plan’s participants) has adequate time to tabulate the voting instructions. Your voting instructions will be kept confidential. Fidelity Management Trust Company shall not vote shares of the Company’s Class A Common Stock allocated to a participant’s account for which it has not received instructions from the Participant. Please read the enclosed Proxy Statement for more information. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting, the Proxy Statement and Annual Report on Form 10-K of AMC Networks Inc. (Continued and to be signed on the reverse side)

SCAN TO VIEW MATERIALS & VOTE w Vote by Internet or Telephone or Mail 24 Hours a Day, 7 Days a Week AMC NETWORKS INC. 11 PENN PLAZA Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card. NEW YORK, NY 10001 Notice of Internet availability of Proxy Materials: VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on June 11, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/AMCX2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m., Eastern Daylight Time, on June 11, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to AMC Networks Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received by June 11, 2024. If you vote by Internet or by telephone you do NOT need to mail back your proxy card. ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by AMC Networks Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and Form 10-Ks electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V48351-P11955 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY CLASS B STOCKHOLDERS For Withhold For All To withhold authority to vote for any individual AMC NETWORKS INC. All All Except nominee(s), mark “For All Except” and write the The Board of Directors recommends you vote number(s) of the nominee(s) on the line below. FOR the following Director nominees: ! ! ! 1. Election of the following nominees as Directors: 01) Aidan J. Dolan 05) Stephen C. Mills 02) James L. Dolan 06) Brian G. Sweeney 03) Patrick F. Dolan 07) Vincent Tese 04) Thomas C. Dolan 08) Marianne Dolan Weber The Board of Directors recommends you vote FOR Proposals 2, 3 and 5, 1 YEAR on Proposal 4: For Against Abstain 2. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2024 ! ! ! 3. Advisory vote on Named Executive Officer compensation ! ! ! 1 Year 2 Years 3 Years Abstain 4. Advisory Vote on Frequency of the Stockholder Vote on Executive Compensation ! ! ! ! For Against Abstain 5. Vote on Proposal to Approve the Company’s Amended and Restated 2011 Stock Plan for Non-Employee Directors ! ! ! Unless otherwise specified in the spaces provided, the undersigned’s vote is cast “FOR” the election of the Director nominees listed in Proposal (1), “FOR” Proposals (2), (3) and (5) and “1 YEAR” on Proposal 4 as more fully described in the accompanying Proxy Statement. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. Your signature should appear the same as your name appears. If signing as attorney, executor, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When a corporation gives the proxy, it should be signed by an authorized officer and the corporate seal affixed. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders: The Notice, Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. FOLD AND DETACH HERE V48352-P11955 CLASS B PROXY AMC NETWORKS INC. Solicited by the Board of Directors for the Annual Meeting of Stockholders on June 12, 2024 The undersigned hereby appoints James G. Gallagher and Anne G. Kelly, and each of them, jointly and severally, proxies with full power of substitution, to vote all stock of AMC Networks Inc. (the “Company”) which the undersigned is entitled to vote at the Company’s Annual Meeting of Stockholders to be held live via the Internet at www.virtualshareholdermeeting.com/AMCX2024, on Wednesday, June 12, 2024, at 10:00 a.m., Eastern Daylight Time, and any adjournment or postponement thereof, hereby ratifying all the said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as stated on the reverse side. If you sign and return this proxy but do not give any direction, this proxy will be voted “FOR” each of the Director nominees in Proposal (1), “FOR” Proposals (2), (3) and (5) and “1 YEAR” on Proposal (4), and in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting and at any adjournment or postponement thereof. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting, the Proxy Statement and Annual Report on Form 10-K of AMC Networks Inc. (Continued and to be signed on the reverse side)